                                                             EXECUTION FORM -
                                                                  CONFORMED COPY

                           DATED 28TH FEBRUARY, 1995



                               EXIDE CORPORATION
                                 AS THE PARENT


                             BANKERS TRUST COMPANY
                                  AS ARRANGER


                             BANKERS TRUST COMPANY
                          BANK OF AMERICA N.T. & S.A.
                                BANK OF MONTREAL
                         DRESDNER BANK LUXEMBOURG S.A.
                                AS LEAD MANAGERS


                             BANKERS TRUST COMPANY
                                    AS AGENT



                                      AND


                          THE LENDERS DESCRIBED HEREIN



                     ______________________________________

                              FACILITIES AGREEMENT

                                 FF 415,000,000
                        MULTICURRENCY TERM LOAN FACILITY

                                 FF 415,000,000
                    MULTICURRENCY REVOLVING CREDIT FACILITY
                     ______________________________________


       O'MELVENY & MYERS                          ASHURST MORRIS CRISP
       10 Finsbury Square                          8 rue Clement Marot
       London EC2A 1LA                                     75008 Paris

       Tel: +44 171 256 8451                     Tel: +33 1 47 20 00 88
       Fax: +44 171 638 8205                     Fax: +33 1 47 20 00 93


                     TABLE OF CONTENTS
                     -----------------
1.    INTERPRETATION..................................  1
      --------------

2.    THE FACILITIES.................................. 31
      --------------

3.    PARTICIPATION OF LENDERS........................ 33
      ------------------------

4.    CONDITIONS PRECEDENT............................ 38
      --------------------

5.    DRAWDOWN PROCEDURES AND SELECTION AND AMOUNT
      --------------------------------------------
      OF CURRENCIES, ETC. ............................ 48
      ------------------

6.    REPAYMENT....................................... 58
      ---------

7.    PREPAYMENT AND CANCELLATION..................... 59
      ---------------------------

8.    INTEREST........................................ 63
      --------

9.    PAYMENTS........................................ 67
      --------

10.   CHANGE IN CIRCUMSTANCES......................... 71
      -----------------------

11.   FEES, EXPENSES AND STAMP DUTIES................. 74
      -------------------------------

12.   REPRESENTATIONS AND WARRANTIES.................. 76
      ------------------------------

13.   UNDERTAKINGS.................................... 84
      ------------

14.   EVENTS OF DEFAULT...............................103
      -----------------

15.   GUARANTEE.......................................109
      ---------

16.   THE AGENT AND THE OTHER FINANCE PARTIES.........112
      ---------------------------------------

17.   EVIDENCE OF INDEBTEDNESS........................119
      ------------------------

18.   APPLICATION OF MONEYS...........................120
      ---------------------

19.   PRO RATA PAYMENTS...............................120
      -----------------

20.   SET-OFF.........................................121
      -------

21.   NOTICES.........................................122
      -------

22.   NO IMPLIED WAIVERS..............................122
      -----------------

23.   INVALIDITY OF ANY PROVISION.....................123
      ---------------------------

24.   CONFIDENTIALITY.................................123
      ---------------

25.   CHANGES TO PARTIES..............................123
      ------------------

26.   LENDER DECISIONS................................126
      ----------------

27.   INDEMNITIES.....................................127
      -----------

28.   CERTIFICATES CONCLUSIVE.........................128
      -----------------------

                                      (i)

29.   GOVERNING LAW...................................128
      -------------

30.   JURISDICTION....................................128
      ------------

31.   COUNTERPARTS....................................130
      ------------

32.  LIMITATION OF LIABILITY OF THE PARENT AND
     -----------------------------------------
     EXIDE HOLDINGS...................................130
     --------------



SCHEDULES
- ---------

Schedule 1         Commitments and Lending Offices

Schedule 2         Repayment Schedule

Schedule 3         Form of Drawdown Request

Schedule 4         Structure of Borrowing Group

Schedule 5         Specified Existing Indebtedness

Schedule 6         Mandatory Liquid Asset Costs

Schedule 7         Form of Deed of Accession

Schedule 8         Form of Transfer Certificate

Schedule 9         Existing Indebtedness


Disclosure Schedules:

   Schedule 12.2
   Schedule 12.3
   Schedule 12.8.1
   Schedule 12.8.2
   Schedule 12.10.1
   Schedule 12.15
   Schedule 12.16
   Schedule 14.1.17


                                      (ii)

THIS AGREEMENT ("AGREEMENT") is made on 28th February, 1995

BETWEEN:-

(1) EXIDE CORPORATION, a corporation organised under the laws of Delaware with its chief executive offices at 1400 North Woodward Avenue, Bloomfield Hills, Michigan 48304, United States of America (the "PARENT");

(2)  BANKERS TRUST COMPANY, as Arranger;

(3) BANKERS TRUST COMPANY, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, DRESDNER BANK LUXEMBOURG S.A. AND BANK OF MONTREAL, as Lead Managers;

(4)  BANKERS TRUST COMPANY, as Agent; and

(5)  THE LENDERS DESCRIBED HEREIN.


IT IS AGREED AS FOLLOWS:-

1.   INTERPRETATION
     --------------

1.1  Definitions
     -----------

     In this Agreement, unless the context requires otherwise, the following expressions shall have the following meanings:-

     "ACCOUNTING QUARTER" means, subject to Clause 13.3.6, each successive period consisting of three consecutive months commencing 1st January, 1995, and each successive period consisting of three consecutive months thereafter;

     "ACCOUNTANTS REPORT" means the report in the agreed terms written by Arthur Andersen referring to the Business, and various related matters;

     "ACCOUNTING REFERENCE PERIOD" means in respect of the Borrowing Group, each successive financial year ending on or about 31st December, as such ending date may be altered in accordance with Clause 13.3.6;

     "ACQUISITION" means the acquisition from FIAT and SICIND of the Shares;

     "ACQUISITION AGREEMENTS" means the Stock Purchase Agreement, the Warranty Agreement, the Supply Agreements, the side letter among the Parent, FIAT and SICIND relating to satisfaction of the condition precedent set forth in Clause 4.1.1(o), and such other side letters among any of such parties as are satisfactory to the Agent acting on the instructions of the Majority Lenders;

     "ADDITIONAL BORROWER" means any person which becomes an additional Borrower in respect of the relevant Facility or Facilities by virtue of Clause 2.2.3;

     "ADVANCE" means the principal amount of each borrowing made or to be made by a Borrower under the Term Loan Facility or the Revolving Credit Facility (and includes a Deemed Advance and a WCP Advance) or, as the context requires, the principal amount thereof for the time being outstanding, and "TERM ADVANCE", "REVOLVING CREDIT ADVANCE" and "ADVANCES" shall be construed accordingly;

     "AGENT" means Bankers Trust Company acting in its capacity as agent for the Lenders or such other agent for the Lenders as shall be appointed pursuant to Clause 16.9;

     "APPROVED ACCOUNTING PRINCIPLES" means such accounting principles, standards and practices as are generally accepted in the accounting profession in France from time to time;

     "AUDITORS" means such firm of accountants as the Borrowers may appoint in compliance with the provisions of Clause 13.3.3;

     "AVAILABILITY PERIOD" means the period commencing on the date of this Agreement and ending on:-

     (a) in the case of the Term Loan Facility, the earlier of (i) 30th September, 1995 and (ii) the Completion Date; and

     (b) in the case of the Revolving Credit Facility, the earlier of (i) 31st March, 2000, (ii) the date on which the Revolving Credit Commitments are terminated in full, and (iii) if Drawdown does not occur on or before 30th September, 1995, 30th September, 1995;

     "AVAILABLE CURRENCY" means BF, DEM, ESP, FF, GBP, ITL and USD and, subject to the provisions of Clause 5.1.7, any other currency freely available to all the Lenders in which dealings regularly occur in the London interbank market, provided that the Agent has, prior to selection of such currency, confirmed such availability to the Borrowers' Agent;

     "BF" means the lawful currency from time to time of the Kingdom of Belgium;

     "BORROWERS" means CEAC, Accumulateurs Tudor S.A., a company organised under the laws of the Kingdom of Belgium, Societa Industriale
     Accumulatori Srl, Compagnia Generale Accumulatori SpA and Fabbrica Accumulatori York SpA, each of which is a company organised under the laws of the Republic of Italy, Sonnenschein and Sonnenschein Lithium GmbH, a company organised under the laws of Germany and registered in Budingen, Germany, and any Additional Borrower from time to time, and

     "BORROWER" means any one of them;

     "BORROWERS' AGENT" means (i) before Drawdown, the Parent, and
     (ii) following Drawdown, CEAC;

     "BORROWING GROUP" means the Borrowers and their respective subsidiaries;

     "BORROWING LIMIT" means, for each of the Borrowers, the respective limits set forth for each of the Facilities in Clause 5.1.2(a);

     "BUSINESS" means the business identified under the caption "Business of CEAC" on pp. 49-51 of the Parent's Prospectus dated December 15, 1994 relating to the offering of 4,500,000 shares of common stock of the Parent;

     "BUSINESS DAY" means, in respect of each Available Currency, a day (other than a Saturday, Sunday or public holiday) which is a day on which banks are open for dealings in such Available Currency in the London interbank market and on which banks are open for business (and are not permitted by law to remain closed) in the place where the main domestic market for such Available Currency is situated;

     "CASH ADVANCE" means an Advance under the Term Loan Facility or Revolving Credit Facility ( including any WCP Facility) in which cash is advanced to a Borrower;

     "CEAC" means Compagnie Europeenne d'Accumulateurs S.A., a societe anonyme organised under the laws of France with its registered office at 5-7 allee des Pierres Mavettes, 92636 Gennevilliers, France;

     "CHANGE OF CONTROL" means the Parent or any of its subsidiaries ceasing to own, directly or indirectly, in the aggregate, at least 51% of (i) the issued and outstanding voting shares of CEAC (or ceasing to control the voting rights attributable to any of such shares, whether by proxy, voting agreement or otherwise) or (ii) the issued and outstanding voting shares of Tudor (or ceasing to control the voting rights attributable to any such shares, whether by proxy, voting agreement or otherwise);

     "COMMITMENT" means in relation to the participation of any Lender in (i) the Term Loan Facility, its Term Loan Commitment, and (ii) the Revolving Credit Facility, its Revolving Credit Commitment (including any WCP Commitment) (the

     Lenders' Commitments collectively, the "TOTAL COMMITMENTS");

     "COMPLETION" means the completion of the Acquisition in accordance with the terms of the Acquisition Agreements;

     "COMPLETION DATE" means the date Completion takes place;

     "DANGEROUS SUBSTANCE" means any natural or artificial substance (whether in a solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) (i) capable of causing harm to man or any other living organism or of damaging the Environment or causing danger to public health or welfare, including without limitation any hazardous, toxic or dangerous waste, which is subject to regulation by any Governmental Authority under any applicable Environmental Law, or (ii) because of its quantity, concentration or physical or chemical characteristics, exposure to which is limited by any applicable Governmental Authority;

     "DEED OF ACCESSION" means one or more deeds to be executed by each Borrower, Exide Holdings and each Guarantor substantially in the form of
     Schedule 7, subject to variation in accordance with the laws of the jurisdiction of incorporation or organisation of the relevant Obligor which relate to the giving of guarantees and similar undertakings;

     "DEEMED ADVANCE" means a deemed Advance as a result of the operation of Clause 5.4.3 or a utilisation of a WCP Facility by the issue of a letter of credit, revolving credit guarantee or some other extension of credit other than a Cash Advance;

     "DEFAULT RATE" has the meaning given to it in Clause 8.4.1;

     "DEM" means the lawful currency from time to time of Germany;

     "DIRECTORS QUALIFYING SHARES" means equity shares in a company, transferred to a director or proposed director of such company for the sole purpose of satisfying a legal requirement that such director be a shareholder of such company; provided such director is required by law or pursuant to
              --------
     contract to transfer such shares to or at the direction of the person who transferred the relevant share or shares to such director forthwith (or, if not forthwith, then on demand) upon such director's ceasing to be a director of such company;

     "DRAWDOWN" means the making of the first Cash Advance hereunder;

     "DRAWDOWN DATE" means:-

      (i) in relation to a Cash Advance, the date for the making of such Advance as specified by the Borrowers' Agent in the relevant Drawdown Request; or

      (ii) in relation to a Deemed Advance, the date specified in the Drawdown Request as being the date for issue of the relevant Revolving Credit Guarantee or Letter of Credit (as the case may be);

      "DRAWDOWN REQUEST" means:

      (i) in relation to a Cash Advance, a notice requesting an Advance in the form set out in Schedule 4 Part A; or

      (ii) in relation to a Deemed Advance, a notice in the relevant form set out in Schedule 4 Parts B and C;

      "DUE DILIGENCE REPORT" means the reports in the agreed terms compiled by Messrs. Gide Loyrette Nouel and counsel to the Parent in each jurisdiction other than France under the laws of which any Borrower or Guarantor is organised or incorporated;

      "EBIT" means, in respect of the relevant testing period, EBITDA less depreciation on all fixed assets and amortisation of goodwill, acquisition costs and other intangible assets;

      "EBITDA" means, in respect of the relevant testing period, Net Income for that period, determined in accordance with Approved Accounting Principles before any deduction (to the extent that such deduction is made in the calculation of earnings) for or on account of:-

      (a)  Total Interest;

      (b)  Tax charged or credited during the relevant testing period;

      (c)  depreciation on fixed assets;

      (d) amortisation of goodwill, acquisition costs and other intangible assets;

      (e) write-downs, write-offs, minority interests and other non-cash charges in determining earnings of the Borrowing Group for that period; and

      (f) subject to Clause 13.2.16 (Restrictions on Payment of Dividends, Etc.), dividends and distributions paid in respect of equity during the relevant period;

      and excluding items which would be regarded as extraordinary or exceptional items;

      "ENVIRONMENT" consists of all, or any, of the following media: the air, water as ground water, surface water, drinking water supplied, vapour and ice, and land (both surface and subsurface); and the medium of the air includes the air within buildings and air within other natural or manmade structures, above or below ground;

      "ENVIRONMENTAL CLAIM" means (i) any threatened or instituted claim, demand, accusation, allegation or notice of violation, in each case made in writing, against any Borrower or any Guarantor or any of their respective subsidiaries (not being a purely vexatious, frivolous or specious claim) by any person (x) in respect of any loss or liability suffered or incurred by that person as a result or in connection with any violation of Environmental Law or (y) giving rise to any remedy or penalty that may be enforced or assessed by private or public legal action in connection with Environmental Contamination or (ii) any remedial action or action to comply that any Borrower or any Guarantor or any of their respective subsidiaries is obliged to undertake pursuant to Environmental Law in connection with Environmental Contamination, or (iii) any application for any interim or final judicial or administrative decree, injunction, cease and desist order, abatement order, compliance order, consent order, clean-up order or enforcement notice, stop notice, improvement notice, prohibition notice or revocation order against any Borrower or any Guarantor or any of their respective subsidiaries in respect of Environmental Contamination;

      "ENVIRONMENTAL CONTAMINATION" means the following and the consequences resulting therefrom: any condition connected with any emission, release, leakage, spillage, or presence, use, leaching or migration (in any case whenever occurring), of Dangerous Substances at or from any site (or the migration of a Dangerous Substance from surrounding property or groundwater in, into or onto any site) owned or operated by any Borrower, any Guarantor or any of their respective subsidiaries, and any residual Dangerous Substance on or under any site owned or operated by the Borrower, any Guarantor or any of their respective subsidiaries including (without limitation) the storage, keeping, handling, labelling, transfer or disposal of Dangerous Substances, to the extent any of the foregoing results in a breach of any Environmental Law or has given or may reasonably be expected to give rise to an Environmental Claim;

      "ENVIRONMENTAL EVENT" means any event (whenever occurring) which constitutes a breach of any Environmental Law or which has given or may reasonably be expected to give rise to an Environmental Claim;

      "ENVIRONMENTAL LAW" means all present and future laws, regulations, ordinances, permits or other requirements having legal effect in any jurisdiction in which any member of the Borrowing Group is organised or incorporated or carries on business or owns assets concerning the protection of the Environment, human health and safety or the control of Dangerous Substances;

      "ENVIRONMENTAL LICENCE" means any permit, licence, authorisation, plan, consent order or consent decree of or from any Governmental Authority;

      "ENVIRONMENTAL REPORT" means the following reports in the agreed terms addressed to and for the benefit of, inter alia, the Finance Parties:
                                           ----------

      (a)    France
             ------

      (i) Environmental Audit at the CEAC Auxerre Site prepared by Dames & Moore dated January 12, 1995;

      (ii) Environmental Audit at the CEAC Clichy Site prepared by Dames & Moore dated January 11, 1995;

      (iii) Environmental Audit at the CEAC Lille Site prepared by Dames & Moore dated January 11, 1995;

      (iv) Environmental Audit at the CEAC Nanterre Site prepared by Dames & Moore dated January 12, 1995;

      (v) Environmental Audit at the CEAC Nimes Site prepared by Dames & Moore dated January 12, 1995;

      (vi) Environmental Audit at the CEAC Peronne Site prepared by Dames & Moore dated January 11, 1995;

      (vii)  Environmental Audit at the CEAC Group GAST Site,
             Pont-Sainte-Maxence, prepared by Dames & Moore dated January 12, 1995;

      (viii) Environmental Audit at the CEAC Vierzon Site prepared by Dames & Moore dated January 10, 1995;

      (ix) Legal Assessment of Environmental Situation at CEAC Facilities in France prepared by Gide Loyrette Nouel dated January 16, 1995;

      (b)    Belgium
             -------

      (i) Environmental Due Diligence Report: Accumulateurs Tudor (Belgium) prepared by ERM Belgium dated January 1995;

      (ii) (Draft) Environmental Due Diligence Report: CMP Batterijen (Mortsel) prepared by ERM Belgium dated January 18, 1995;

      (iii) Environmental Due Diligence Report: prepared by De Bandt, Van Hecke & Lague dated January 9, 1995 and supplemented January 17, 1995;

      (c)    Germany
             -------

      (i) Phase I Environmental Site Assessment AS GmbH Werk Weiden prepared by Fugro-Ecolyse B.V. dated January 1995;

      (ii) Phase I Environmental Site Assessment Sonnenschein Lithium GmbH (Budingen) prepared by Fugro-Ecolyse B.V. dated January 1995;

      (iii) Phase I Environmental Site Assessment AS GmbH Hauptverwaltung und Werk Budingen (Thiergarten) prepared by Fugro-Ecolyse B.V. dated January 1995;

      (iv) Phase I Environmental Site Assessment A.S. GmbH Werk Berlin prepared by Fugro-Ecolyse B.V. dated January 1995;

      (v) Environmental Audit Report prepared by Bruckhaus Westrick Stegemann dated January 13, 1995;

      (d)    Italy
             -----

      (i) Environmental Due Diligence Report: CGA - Casalnuovo Plant, Italy prepared by ERM Italia s.r.l. dated January 1995;

      (ii) Environmental Due Diligence Report: SINAC, Romano di Lombardia Plant, Italy prepared by ERM Italia s.r.l. dated November 1994;

      (iii) Environmental Due Diligence Report: F.A.Y. - Fumane Plant, Italy prepared by ERM Italia s.r.l. dated November 1994;

      (iv) Environmental Legal Audit prepared by Gianni, Origoni & Partners dated January 13, 1995;

      (e)    Netherlands
             -----------

      (i) Draft Report Phase I Environmental Site Assessment CMP Batterijen B.V. (Vlaardingen) prepared by Fugro-Ecolyse B.V. dated January 1995;

      (ii) Due Diligence Report prepared by Loeff Claeys Verbeke dated January 13, 1995;

      (f)    Poland
             ------

      (i) Phase I Environmental, Health & Safety Audit: Centra S.A., Poznan, Poland, prepared by ERM Polska dated January 1995;

      (ii) Phase I Environmental, Health & Safety Audit: Centra S.A. Czarnkow, Poland, prepared by ERM Polska dated January 1995;

      (iii) Environmental Due Diligence Report prepared by Gide Loyrette Nouel Polska dated January 1995;

      (g)    Spain
             -----

      (i) Environmental Report for Fulmen Iberica S.A. prepared by J&A Garrigues dated January 1995;

      (h)    United Kingdom
             --------------

      (i) Environmental Health & Safety Audit of CMP Limited prepared by Environmental Resources Management dated January 1995; and

      (ii) Environmental Due Diligence Report prepared by Lovell White Durrant dated January 9, 1995;


      "EQUITY SALE" means the sale or other transfer by any member of the Borrowing Group of equity securities in another member of the Borrowing Group, which sale or transfer dilutes the aggregate percentage equity ownership of that member in the issuer of such equity securities; provided
                                                                        --------
      that no such sale or transfer shall be an Equity Sale if (i) such sale or transfer is required to comply with any consent, authorisation or approval referred to in Clause 4.1.1(b)(i) or (ii) (which consent, authorisation or approval (as applicable) is in form satisfactory to the Agent and Majority Lenders to the extent required by such clause), and the proceeds of such sale or transfer are applied in accordance with Clause 7.3.1; (ii) the equity securities sold or transferred (as the case may be) are Directors Qualifying Shares immediately following such sale or transfer; or (iii) such sale or transfer is (a) between Tier I Obligors, (b) between Tier II
      Obligors, (c) between members of the Borrowing Group which are neither Tier I Obligors nor Tier II Obligors, or (d) from a Tier II Obligor to a Tier I Obligor or from a member of the Borrowing Group which is neither a Tier I Obligor nor a Tier II Obligor, to a Tier I Obligor or a Tier II Obligor.

      "EQUIVALENT AMOUNT" means the amount of a currency other than FF that can be purchased with FF calculated on the basis of the Agent's spot rate of exchange for the purchase of such other currency with FF on the date such calculation is to be made (such calculation to be made, for the purpose of determining (a) the amount in currencies other than FF available to be drawn under the Revolving Credit Facility, on the Rate Fixing Day applicable to the relevant Drawdown Date, and (b) all matters relating to amounts in currencies other than FF under the Term Loan Facility, at 9.30 a.m. on the Rate Fixing Day applicable to the Drawdown);

      "ESP" means the lawful currency from time to time of the Kingdom of Spain;

      "EVENT OF DEFAULT" means one of the events specified in Clause 14.1;

      "EXIDE HOLDINGS" means Exide Holdings France S.A., a societe anonyme organised under the laws of France with its registered office at 8 Rue Jean Goujon, Paris 75008, France;

      "EXISTING INDEBTEDNESS" means financial indebtedness of the Borrowers and/or their respective subsidiaries identified on Schedule 9, and in each case all interest and other amounts accrued thereon during or for the interest period current at any date of determination, each such item of financial indebtedness being evidenced by its related agreement, deed or other instrument in the form in existence on the date of this Agreement, subject to such changes therein as do not affect the rights or remedies of the Finance Parties under or in connection with the Finance Documents;

      "FACILITIES" means the Term Loan Facility and the Revolving Credit Facility (including any WCP Facilities) and "FACILITY" means either of them;

      "FACILITY AMOUNT" means (i) FF 415,000,000, or the Equivalent Amount in other Available Currencies, in the case of the Term Loan Facility, and
      (ii) FF 415,000,000, or the Equivalent Amount in other Available Currencies, in the case of the Revolving

      Credit Facility, as in each case the same may be reduced pursuant to the provisions of this Agreement;

      "FEES LETTER" means, the letter from the Agent to the Parent in the agreed terms setting out details of the fees payable pursuant to Clause 11.1.1(c);

      "FF" means the lawful currency from time to time of the Republic of France;

      "FIAT" means FIAT SpA, an Italian corporation with offices at Corso G. Marconi, 10, 10125 Torino, Italy;

      "FINAL REPAYMENT DATE" means 30th April, 2000;

      "FINANCE DOCUMENTS" means this Agreement, the Fees Letter, each Deed of Accession, each WCP Agreement, each Transfer Certificate, each Revolving Credit Guarantee and each Letter of Credit, and any other document expressed to be made supplemental to and/or modifying any of the foregoing or entered into pursuant hereto or thereto, and "FINANCE DOCUMENT" means any of them;

      "FINANCE PARTIES" means the Arranger, Agent, Lead Managers, Lenders, WCP Providers and Issuing Lenders, and "FINANCE PARTY" means any of them;

      "FINANCIAL INDEBTEDNESS" means, without duplication, any indebtedness in respect of or arising under or in connection with:-

      (i)    moneys borrowed;

      (ii) any debenture, bond, note or loan stock or other similar instrument;

      (iii) any acceptance or documentary credit (except, in the case of documentary credits, those issued in support only of liabilities to trade creditors incurred in the ordinary course of business and having a term of not more than 90 days);

      (iv) receivables sold or discounted (otherwise than on a non-recourse basis);

      (v) the acquisition cost of any asset to the extent payable after the time of acquisition or possession by the person liable as principal obligor for the payment thereof where the deferred payment is arranged primarily as a method of raising finance or financing or refinancing the acquisition of the asset acquired (which, for the avoidance of doubt, shall not include liabilities to trade creditors incurred in the ordinary course of business and having a term of not more than 90 days);

      (vi) the sale price of any asset to the extent paid before the time of sale or delivery by the person liable to effect such sale or delivery where the advance payment is arranged primarily as a method of raising finance or financing or refinancing the manufacture, assembly, acquisition or holding of the asset to be sold;

      (vii) finance leases, credit sale or conditional sale agreements (whether in respect of land, buildings, plant, machinery, equipment or otherwise) entered into primarily as a method of raising finance or financing or refinancing the acquisition of the relevant asset (but not including liabilities under operating leases);

      (viii) the amount payable under any put option or other arrangement whereby any member of the Borrowing Group is liable to purchase share capital or other securities issued;

      (ix) any guarantee, indemnity or similar assurance against financial loss of any person in respect of obligations of the type described in the preceding paragraphs (i) to (viii);

      (x) any guarantee, endorsement or other undertaking of responsibility for any obligations of any other person, whether (a) directly or indirectly by agreement to purchase the Financial Indebtedness of any other person, or (b) through the purchase of goods or other assets, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan which, in any case in this subclause (b), is entered into for the purpose of paying or discharging any Financial Indebtedness of such other person or assuring the holder of such Financial Indebtedness or obligation against loss in respect thereof;

      (xi) amounts raised under any other transaction having as a primary, and not an incidental effect, the commercial effect of a borrowing;

      (xii) debts incurred in the ordinary course of business which remain unpaid for more than 60 days after their due date for payment, including for this purpose debts which upon their incurrence are within the exceptions set forth in paragraph (iii) above (other than debts which are being diligently contested in good faith unless the Agent reasonably believes that there is no reasonable prospect of success); or

      (xiii) net amounts payable under any interest rate or currency swap, collar or other similar agreement or any other hedging or derivative instrument, the amount of Financial Indebtedness being attributable thereto being 20% of the face or notional amount of the relevant agreement, or in each case such lower percentage as shall be reasonably approved by the Agent;

      "GBP" means the lawful currency from time to time of the United Kingdom;

      "GOVERNMENTAL AUTHORITY" means any domestic or foreign court or governmental body, department, agency, commission, authority or instrumentality;

      "GUARANTEES" means the guarantees by the Guarantors pursuant to Clause 15;

      "GUARANTOR" means each member of the Borrowing Group other than Non-Material Subsidiaries; provided that any Non-Material Subsidiary
                                 --------
      which has entered into a Deed of Accession shall be a Guarantor for all purposes hereof;

      "INDEMNITY" means any of the indemnities given pursuant to Clauses 5.7.1,
      5.8 and 5.9;

      "INDEMNITY LENDER" has the meaning given it in Clause 5.8;

      "INDEMNIFIED OBLIGATION" means the obligation in respect of which an Indemnity is given by an Indemnifying Party pursuant to Clauses 5.7, 5.8 and 5.9, as the case may be;

      "INDEMNIFIED PARTY" means:-

      (i) in the case of the indemnities given by the Requesting Borrower in Clauses 5.7 and 5.9, the relevant Issuing Lender and the Indemnity Lenders respectively; and

      (ii) in the case of the indemnity given by the Indemnity Lenders in Clause 5.8, the relevant Issuing Lender;

      "INDEMNIFYING PARTY" means:-

      (i) the Requesting Borrower in the case of the indemnities in Clauses 5.7 and 5.9; and

      (ii) any Indemnity Lender in the case of the indemnity in Clause 5.8;

      "INFORMATION MEMORANDUM" means the document containing information relating to the Business to be prepared in connection with this Agreement by the Agent and the Borrowers' Agent and to be distributed by the Agent to the Lenders and potential Lenders;

      "INSURANCES" means the insurance effected by each Borrower in relation to its respective assets and business in accordance with Clause 13.2.6;

      "INTELLECTUAL PROPERTY" means all patents and patent applications, trade and/or service marks and trade and/or service mark applications (and all goodwill associated with such applications), all brand and trade names, all copyrights and rights in the nature of copyright, all design rights, all registered designs and applications for registered designs, all trade secrets, know-how and all other intellectual property rights now or in the future owned by the members of the Borrowing Group throughout the world or the interests of any member of the Borrowing Group in any of the foregoing now or in the future, together with the benefit of all present and future agreements entered into or the benefit of which is enjoyed by any member of the Borrowing Group relating to the use or exploitation of any of the aforementioned rights;

      "INTEREST PAYMENT DATE" means, in relation to a Cash Advance, the date determined pursuant to Clause 8.2;

      "INTEREST PERIOD" means a period by reference to which interest is calculated and payable on a Cash Advance or an overdue sum;

      "ISSUING LENDER" means any Lender which issues a Revolving Credit Guarantee or a Letter of Credit pursuant to the terms hereof, in its capacity as issuer;

      "ITL" means the lawful currency from time to time of the Republic of Italy;

      "LENDER" means any Original Term Loan Lender and any Original Revolving Credit Lender or, as the case may be, an assignee or Transferee therefrom to whom rights and/or obligations are assigned or transferred in accordance with Clause 25.2 or 25.3, and includes a successor of any such person;

      "LENDING OFFICE" means in relation to a Lender, the office or offices through which it is acting for the purpose of this Agreement;

      "LETTER OF CREDIT" means each letter of credit issued by a Lender under the Revolving Credit Facility in accordance with Clause 5.3;

      "LETTER OF CREDIT OUTSTANDING" means, at any time, the maximum aggregate liability of the Issuing Lenders under all Letters of Credit in issue, each such liability being calculated by the relevant Issuing Lender on the basis of its discharge in due course of its liabilities under the relevant Letters of Credit;

      "LIBOR" means, in relation to any Cash Advance or any overdue sum:-

      (a) the rate determined by the Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest five decimal places)of the offered quotations for deposits in the relevant Available Currency for a period equal to the Interest Period relating to that Advance (or overdue sum) which appear on the Telerate Display Screen page number 3750 (or such other page(s) as may replace such page from time to time on that system) at or about 11.00 a.m. (London time) on the relevant Rate Fixing Day; or

      (b) if no such offered quotations appear on the relevant page as aforesaid the arithmetic mean (rounded upwards, if necessary, to the nearest five decimal places) of the respective rates, as supplied to the Agent at its request, quoted by the Reference Lenders to prime lenders in the London Interbank Market at or about
           11.00 a.m. (London time) on the relevant Rate Fixing Day for the offering of deposits in the relevant Available Currency and in an amount comparable to the amount of, and for a period equal to the Interest Period relating to, that Advance (or overdue sum) for delivery on the first day of that Interest Period;

      "LOAN" means the aggregate principal amount of all Advances for the time being outstanding under this Agreement and "TERM LOAN" and "REVOLVING CREDIT LOAN" shall be construed accordingly;

      "MAJORITY LENDERS" means one or more Lenders, the sum of whose Relevant Amounts equals or exceeds sixty six and two thirds per cent. (66-2/3%) of the aggregate of the Relevant Amounts of all the Lenders;

      "MANDATORY LIQUID ASSET COSTS" means, in relation to each Lender, the additional cost to such Lender of complying with (i) the relative reserve asset ratio required by the Bank of England from time to time (if any), expressed as a percentage per annum and calculated as set forth in Schedule 6, or (ii) any analogous requirement of any central banking or financial regulatory authority imposed at the date of this Agreement in respect of the funding or maintenance of commitments or loans of the type contemplated hereby and applicable to a specific currency;

      "MARGIN" means 1%;

      "MARGIN STOCK" means margin stock within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System of the U.S.;

      "MATERIAL ADVERSE EFFECT" has the meaning given thereto in Clause 1.2.5;

      "MATERIAL SUBSIDIARY" means (i) any Borrower, (ii) any Guarantor and (iii) any subsidiary of any thereof whose gross turnover exceeds 1% of the gross turnover of the Borrowing Group or whose Net Assets exceeds 1% of the Net Assets of the Borrowing Group; provided that the aggregate gross turnover
                                     --------
      of the Non-Material Subsidiaries shall not exceed 3% of the aggregate gross turnover of the Borrowing Group and the aggregate Net Assets of the Non-Material Subsidiaries shall not exceed 3% of the Net Assets of the Borrowing Group. For this purpose:-

      (a) in the case of a person which itself has subsidiaries, the calculation shall be made by using the consolidated gross turnover or Net Assets of it and its subsidiaries; and

      (b) the calculation of consolidated gross turnover or Net Assets shall be made by reference to:-

           (i) the accounts of the relevant subsidiary (or, as the case may be, a consolidation of the accounts of it and its subsidiaries) used for the purpose of the then latest unaudited quarterly or audited annual consolidated accounts of the Borrowing Group delivered to the Agent under Clause 13.3 or, in the case of a newly-acquired or formed subsidiary for which no such accounts have as yet been required to be so delivered pursuant to Clause 13.3, the most recent quarterly or annual accounts of the relevant subsidiary (or, as the case may be, a consolidation of the accounts of it and its subsidiaries), provided such accounts report a period ending no earlier than six months from the date of such calculation; and

           (ii) the unaudited quarterly or audited annual consolidated accounts (as the case may be) of the Borrowing Group on a pro forma basis together with any newly-acquired subsidiary described in sub-clause (b)(i) of this definition;

      "NET ASSETS" means assets (actif) less amortisation and depreciation
                                 -----
      (amortissements) and provisions (provisions);
       ---------------                  ----------

      "NET CASH PROCEEDS" means the remainder (which may be negative) of cash proceeds arising from disposal of any fixed asset or any part of the business of the Borrowing Group or any member thereof, or from any Equity Sale or incurrence of Financial Indebtedness of the type described in paragraph (xiii) of the definition of "Permitted Indebtedness", after deducting (i) in the case of such a disposal, required repayment of Financial Indebtedness secured by such asset and/or Financial Indebtedness incurred to purchase such asset or business (or any refinancings thereof),
      (ii) reasonable costs related to such Equity Sale, incurrence of Financial Indebtedness or disposal, and (iii) reasonable provision for Taxes attributable to such Equity Sale or disposal;

      "NET INCOME" means, in respect of any period, the remainder of (i)
      the resultat consolide, less (ii) the part des tiers dans le resultat, of
          -------- ---------  ----          -------------------------------
      the Borrowing Group determined on a consolidated basis for such period;

      "NET REVOLVING CREDIT COMMITMENT" means, in relation to any Lender, its Revolving Credit Commitment less, to the extent it is a WCP Provider, the amount of its WCP Commitments pursuant to Clause 3.6.1 from time to time;

      "NET WORTH" means, at any time, the net worth (capitaux propres) of CEAC
                                                     ----------------
      as derived from the then latest audited consolidated accounts of CEAC but after deducting, or excluding, as the case may be, any capital accounts or reserves derived from any writing up of the book value of any assets above historic cost less accumulated depreciation at any time after 31st December, 1993;

      "NON-MATERIAL SUBSIDIARY" means a member of the Borrowing Group which is not a Material Subsidiary;

      "OBLIGOR" means the Parent, Exide Holdings, each Borrower, each Guarantor and any other member of the Borrowing Group which is a party to a Finance

      Document; provided that any liability of the Parent arising from its
                --------
      status as an Obligor is limited as set forth in Clause 32 of this Agreement;

      "OPERATING BUDGET" means a budget for CEAC and its subsidiaries in form and scope reasonably satisfactory to the Agent (including budgeted statement of income, and sources and uses of cash and balance sheets);

      "ORIGINAL REVOLVING CREDIT LENDERS" means the Lead Managers, in their capacity as the initial Revolving Credit Facility Lenders;

      "ORIGINAL TERM LOAN LENDERS" means the Lead Mangers, in their capacity as the initial Term Loan Facility Lenders;

      "PARTICIPATION" means, in relation to a Lender and a Facility, its right, title, interest and obligations in relation to such Facility, namely:-

      (a) its right to receive its Participation Proportion of principal and interest in respect of outstanding Advances under that Facility (including, in the case of the Revolving Credit Facility, its right to be indemnified under Clause 5.9 in respect of its Participation Proportion of the Revolving Credit Guarantees and the Letters of Credit and its right to any consequential payments pursuant to Clause 3.7.1); and

      (b) its obligation to participate in its Participation Proportion in future Advances up to the limit of that Facility;

      "PARTICIPATION PROPORTION" means, generally, in relation to a Lender and a Facility, the proportion in which that Lender has agreed to participate in that Facility pursuant to Clause 3.1 (Basis of Participation) and subject to Clause 3.6 (The WCP Facilities);

      "PERMITTED INDEBTEDNESS" means, in relation to any person or persons in the Borrowing Group:-

      (i)   Financial Indebtedness outstanding under any of the Facilities;

      (ii) the Existing Indebtedness (and refinancings thereof), provided that the principal amount thereof shall not be increased after the date of this Agreement;

      (iii) finance leases, hire purchase and conditional sale agreements in relation to which the maximum aggregate liability on termination of such leases or agreements of such person or persons and the other members of the Borrowing Group would not exceed in aggregate FF 30,000,000 or the Equivalent Amount;

      (iv) guarantees, indemnities or bonds given in the ordinary course of its trading activities;

      (v) Financial Indebtedness of the Borrowing Group arising from a loan or credit permitted by Clause 13.2.12;

      (vi) Financial Indebtedness of any person which, by way of acquisition, becomes a member of the Borrowing Group after the Completion Date where that Financial Indebtedness was subsisting in each case prior to the date of the person's acquisition by a member of the Borrowing Group and that Financial Indebtedness was not incurred in contemplation of or in connection with the acquisition, and refinancings of such Financial Indebtedness, provided that the principal amount of such Financial Indebtedness shall not be increased after the date of such acquisition above the amount outstanding on such date or, if greater, the maximum amount available to be drawn under the documentation governing such Financial Indebtedness as in effect on such date;

      (vii) Financial Indebtedness of members of the Borrowing Group in connection with the provision of customs bonds required in the ordinary course of trading of the Borrowing Group;

      (viii) further Financial Indebtedness of any Borrower to the Parent or any subsidiary of the Parent that is not a member of the Borrowing Group, provided that such Financial Indebtedness is subordinated upon terms in all respects satisfactory to the Agent, acting on the instructions of the Majority Lenders;

      (ix) guarantees, indemnities or similar assurances given (a) by a Tier I Obligor in respect of obligations of another Tier I Obligor, (b) by a Tier II Obligor in respect of another Tier II Obligor or of a Tier I Obligor, or (c) by a person which is neither a Tier I Obligor nor a Tier II Obligor in respect of obligations of a Tier I Obligor or of a Tier II Obligor or of another person who is neither a Tier 1 Obligor nor a Tier II Obligor, the guaranteed obligations in each case in this paragraph (ix) being themselves permitted under this Agreement;

      (x) Financial Indebtedness not falling within any other paragraph of this definition in a principal amount which, for the Borrowing Group in the aggregate, does not exceed FF 25,000,000 (or the Equivalent Amount);

      (xi) any other Financial Indebtedness of the Borrowing Group incurred with the consent of the Agent (acting on the instructions of the Majority Lenders);

      (xii) overdraft and working capital facilities backstopped by and in an aggregate principal amount not exceeding the aggregate amount of the relevant Revolving Credit Guarantees and Letters of Credit; and

      (xiii) Financial Indebtedness of CEAC arising from the sale, discounting or other financing of receivables of CEAC, the proceeds of which are utilised in accordance with Clause 7.3.1, and renewals or refinancings of the transaction or transactions giving rise to such
             Financial Indebtedness; provided that the face amount of
                                     --------
             receivables sold (and therefore not constituting Financial
             Indebtedness) pursuant to Clause 13.2.8(g), shall not exceed 33 1/3% of the aggregate face amount of receivables of CEAC and its subsidiaries on a consolidated basis as of the date of (and immediately prior to) incurrence, renewal or refinancing of such Financial Indebtedness;

      "PERMITTED INVESTMENT" means, in relation to any person in the Borrowing Group:-

      (i)   cash;

      (ii) commercial paper maturing not more than nine months from the date of issue and rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc.;

      (iii) any deposit of not more than one year's maturity with, or acceptance maturing not more than one year after issue accepted by, a bank or credit institution which has a combined capital and surplus and undistributable profits of not less than USD 200,000,000 (or the Equivalent Amount)
             and whose short term unsecured, unsubordinated debt rating is at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc.;

      (iv) securities issued or directly and fully guaranteed or insured by the governments of Germany, Switzerland, France, Great Britain or the United States of America or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

      (v) repurchase obligations with a term of not more than seven days fully collateralised by underlying securities of the types described in paragraphs (ii) and (iii) above entered into with any bank meeting the qualifications specified in paragraph (iii) above;

      (vi) debt securities having not more than one year until final maturity and listed on a recognised stock exchange and rated at least Aa by Moody's Investors Service, Inc. or AA by Standard and Poor's Corporation;

      (vii)  loans permitted pursuant to Clause 13.2.12;

      (viii) investments in the ordinary course of the trading business of the relevant person;

      (ix) equity investments (a) by a Tier I Obligor in another Tier I Obligor, (b) by a Tier II Obligor in another Tier II Obligor, or
             (c) by a person which is neither a Tier I Obligor nor a Tier II Obligor in another person which is neither a Tier I Obligor nor a Tier II Obligor;

      (x) investments in subsidiaries in the respective amounts in effect at Completion and, to the extent permitted hereunder, additional investments in those or other subsidiaries;

      (xi) investments of USD 3,000,000 made within nine months of 1st October, 1994 and an additional USD 3,000,000 made within 18 months of 1st October, 1994, in each case pursuant to and in accordance with the Sale Agreement dated 1st October, 1994 between the State Treasury of the Republic of Poland and CEAC; an d

      (xii) investments comprising the purchase consideration for the acquisition of equity shares of Sonnenschein outstanding on the date hereof and not beneficially owned by members of the Borrowing Group, provided that such purchase consideration does not exceed an aggregate of DM 10,000,000 or its Equivalent Amount;

      "PERMITTED SECURITY INTEREST" means, in relation to any person in the Borrowing Group:-

      (i) Security Interests granted with the consent of the Agent (acting on the instructions of the Majority Lenders);

      (ii) liens arising and subsisting by operation of law and in the ordinary course business activities;

      (iii) rights of set-off existing in the ordinary course of trading activities between any person in the Borrowing Group and its respective suppliers or customers, and rights of set-off arising by operation of law by virtue of the provision to such person of bank clearing facilities or overdraft facilities permitted hereunder;

      (iv) any retention of title to goods supplied to any person in the Borrowing Group where such retention is permitted by the relevant person in the ordinary course of its trading activities and on customary terms;

      (v) Security Interests securing Financial Indebtedness referred to in paragraph (vi) of the definition of "Permitted Indebtedness" where that Security Interest was subsisting in each case prior to the date of the person's acquisition by a member of the Borrowing Group and that Security Interest was not granted in contemplation of or in connection with the acquisition, provided that the principal Financial Indebtedness secured by any such Security Interest shall not be increased after the date of such acquisition;

      (vi) Security Interests securing the Existing Indebtedness on the date hereof, provided that the principal Financial Indebtedness secured by any such Security Interest shall not be increased after the date of this Agreement;

      (vii) Security Interests covering assets the subject of equipment and finance leases, hire purchase, conditional sale or similar arrangements entered into by a member of the Borrowing Group which are permitted by this Agreement;

      (viii) Security Interests arising in respect of any escrow arrangements put into place for the purpose of a disposal or acquisition by a member of the Borrowing Group permitted by this Agreement; and

      (ix) Security Interests on receivables of CEAC securing obligations of CEAC arising from the sale, discounting or other financing of such receivables permitted by this Agreement.

      "PIBOR" means, in relation to any Cash Advance or any overdue sum denominated in FF where such Advance is made by, or overdue sum owed to, a PIBOR-Eligible Lender:-

      (a) the rate determined by the Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest five decimal places) of the offered quotations for deposits in FF for a period equal to the Interest Period relating to that Advance (or overdue sum) which appear on the Telerate Display Screen page number 20041 (or such other page(s) as may replace such page from time to time on that system) at or about 11.00 a.m. (Paris time) on the relevant Rate Fixing Day; or

      (b) if no such offered quotations appear on the relevant page as aforesaid the arithmetic mean (rounded upwards, if necessary, to the nearest five decimal places) of the respective rates, as supplied to the Agent at its request, quoted by the Reference Lenders to prime lenders in the Paris Interbank Market at or about 11.00 a.m. (London time) on the relevant Rate Fixing Day for the offering of deposits in FF and in an amount comparable to the amount of, and for a period equal to the Interest Period relating to, that Advance (or overdue sum) for delivery on the first day of that Interest Period;

      "PIBOR-ELIGIBLE LENDER" means a Lender which has notified the Agent in writing of the ability of such Lender to fund FF-denominated Cash Advances in the Paris interbank market;

      "POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or the making of any determination or the fulfilment of any condition, will constitute an Event of Default, provided that such notice, lapse of time, determination or condition is in any case specified or referred to in the relevant Event of Default as set forth in Clause 14.1;

      "RATE FIXING DAY" means, in relation to a Cash Advance, the Business Day being two Business Days prior to its Drawdown Date and, in relation to any Interest Period, the Business Day being two Business Days prior to the first day of that Interest Period; provided that, in relation to a Cash Advance denominated in GBP the Rate Fixing Day shall be the Drawdown Date or, as the case may be, the first day of the relevant Interest Period;

      "RECOVERY" has the meaning given to it in Clause 19.1;

      "REFERENCE LENDERS" means, subject to Clause 25.5.2, Bankers Trust Company and Bank of America National Trust and Savings Association and, at such time as there are at least three Lenders party hereto, two other banks appointed from time to time by the Agent (after consultation with the Borrowers' Agent) to act as Reference Lenders;

      "RELEVANT AMOUNTS" means, in relation to a Lender, the aggregate from time to time of (a)(i) its Commitments or (ii) after the making of the Term Advances, its Revolving Credit Commitment and all Term Advances made by it or (b) if the Commitments have been terminated, all Advances made by it then outstanding;

      "RELEVANT INTELLECTUAL PROPERTY" means Intellectual Property which is material to the business, operations or assets of any member of the Borrowing Group;

      "REPAYMENT DATES" means the dates commencing on 31st December, 1995 and detailed in Schedule 2;

      "REPAYMENT SCHEDULE" means the repayment schedule for the Term Loan Facility which is set out in Schedule 2;

      "REQUESTING BORROWER" has the meaning specified in Clause 5.7.1;

      "RESERVATIONS" means limitations on enforceability of legal documents of the relevant category dictated by local law and used as qualifications in legal opinions delivered to and accepted by the Agent in connection with the Drawdown;

      "REVOLVING CREDIT COMMITMENT" means, in relation to the participation of any Lender in the Revolving Credit Facility, the amount or Equivalent Amount of such amount stated opposite its name in Schedule 1 (or, in the case of a Transferee, the amount or Equivalent Amount of such amount stated in the Schedule to the relevant Transfer Certificate as being transferred to that Transferee) in relation to that Facility, in each case as the same may be transferred (in whole or in part), cancelled, reduced, varied or terminated in accordance with the terms of this Agreement;

      "REVOLVING CREDIT FACILITY" means the multicurrency revolving credit facility not in excess of the Revolving Credit Commitment granted to the Borrower hereunder (as the same may be reduced in accordance with the terms of this Agreement), which may be utilised by way of Revolving Credit Advances, Revolving Credit Guarantees, Letters of Credit and the WCP Facilities;

      "REVOLVING CREDIT GUARANTEE" means a guarantee denominated in an Available Currency undertaken and issued by an Issuing Lender at the request of the Borrowers' Agent made on behalf of a Requesting Borrower;

      "REVOLVING CREDIT GUARANTEE OUTSTANDINGS" means the maximum aggregate liability of the Issuing Lenders under all Revolving Credit Guarantees then in issue, each such liability being calculated by the relevant Issuing Lender on the basis of its discharge in due course of its liabilities under the relevant Revolving Credit Guarantee;

      "REVOLVING CREDIT LENDER" means, initially, the Original Revolving Credit Lender and shall include any other Lender participating in the Revolving Credit Facility;

      "SAME DAY FUNDS" means funds settled for value on the same day throughout a clearing system relevant for the currency concerned and such other funds as the Agent shall specify as being customary at the time for such settlement;

      "SECURITY INTEREST" means any mortgage, charge (fixed or floating), pledge, lien, right of set-off hypothecation, trust, assignment by way of security, reservation of title, or any other security interest whatsoever, howsoever created or arising or any other agreement or arrangement (including, without limitation, a sale and repurchase arrangement) having the practical effect of conferring security, and any agreement to enter into, create or establish any of the foregoing;

      "SHARES" means 20,989,247 shares in the capital of CEAC, comprising approximately 99.7% of the 21,051,836 outstanding shares in CEAC's capital on the Completion Date;

      "SICIND" means SICIND SpA, an Italian corporation that is a wholly owned subsidiary of FIAT, with offices at Corso G. Marconi, 20, 10125 Torino, Italy;

      "SONNENSCHEIN" means Accumulatorenfabrik Sonnenschein GmbH, a German corporation registered in Budingen, Germany;

      "SPECIFIED EXISTING INDEBTEDNESS" means indebtedness of the Borrowers and their respective subsidiaries owed to the persons, and in the currencies and amounts outstanding on 31st January, 1995, identified on Schedule 5, and refinancings of such indebtedness between such date and the Completion Date provided that the amount of any undrawn commitment in respect thereof shall not be increased after the date hereof;

      "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement between the Parent, FIAT and SICIND relating to the acquisition (direct or indirect) by the Parent of the Shares;

      "SUPPLY AGREEMENTS" means the long term supply agreements in the form of
      Schedule 6.1.8 to the Stock Purchase Agreement;

      "SYNDICATION" has the meaning set forth in Clause 3.5;

      "TAXES" means and includes all present and future income and other taxes, levies, assessments, imposts, deductions, charges, duties, compulsory loans and withholdings whatsoever and wheresoever imposed and any charges in the nature of taxation together with interest thereon and penalties and fines with respect thereto, if any, and any payments made on or in respect thereof; and "TAX" and "TAXATION" shall be construed accordingly;

      "TERM LOAN COMMITMENT" means, in relation to the participation of any Lender in the Term Loan Facility, the amount or Equivalent Amount of such amount stated opposite its name in Schedule 1 (or, in the case of a Transferee, the amount or Equivalent Amount of such amount stated in the Schedule to the relevant Transfer Certificate as being transferred to that Transferee) in relation to that Facility, in each case as the same may be transferred (in whole or in part), cancelled, reduced, varied or terminated in accordance with the terms of this Agreement;

      "TERM LOAN FACILITY" means the multicurrency term loan facility not in excess of the Term Loan Commitment granted to the Borrower hereunder (as the same may be reduced in accordance with the terms of this Agreement);

      "TIER I OBLIGOR" means a Borrower or a Guarantor (a) which, pursuant to the laws of its jurisdiction of organisation or incorporation, is permitted validly to agree to make payment of all or substantially all amounts payable under the

      Finance Documents and all or substantially all of the assets of which are available for the satisfaction of such obligation, as reasonably determined by the Agent, and (b) which has entered into a Guarantee in respect of all or substantially all amounts payable under the Finance Documents;

      "TIER II OBLIGOR" means a Borrower or Guarantor which is not a Tier I Obligor but (a) which, pursuant to the laws of its jurisdiction of organisation or incorporation, is permitted validly to agree to make payment of amounts payable under the Finance Documents (i) in its capacity as a Borrower, up to the amount of Advances made to it, interest thereon and fees in respect thereof, and (ii) in its capacity as a Guarantor, up to an amount equal to the greater of the benefits received by such Guarantor under the
      Finance Documents or its stockholders' equity, and to satisfy such obligation with assets equal in value to the amount thereof, and (b) which has entered into a Guarantee in respect of an amount not less than that referred to in Clause (a)(ii) of this definition;

      "TOTAL BORROWINGS" means, at any time, the aggregate outstanding amount of all Financial Indebtedness of the Borrowing Group, calculated on a consolidated basis; provided that Financial Indebtedness of one member of the Borrowing Group to another member shall not be taken into account;

      "TOTAL INTEREST" means, in respect of the relevant testing period, the aggregate of all interest (including amounts in the nature of interest in connection with any interest rate and/or currency swap, cap, floor, collar or other similar arrangement), guarantee fees, commitment fees and other costs and fees of a similar nature (not including, to the extent otherwise included, costs of issuance of debt, equity or warrants or amortisation of debt discount) due in respect of Total Borrowings and payable by the Borrowing Group during such period (including interest, the interest finance charge element of hire-purchase, credit sale and conditional sale agreements and of lease rentals under finance leases), less the sum of all
                                                             ----
      interest (including amounts in the nature of interest in connection with any interest rate and/or currency swap, cap, floor, collar or other similar arrangement), guarantee fees, commitment fees and other costs and fees of a similar nature payable to the Borrowing Group during such period;

      "TRANSFER" has the meaning given to it in Clause 25.2;

      "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule 8;

      "TRANSFEREE" means a bank, financial institution or other person to which a Lender seeks to transfer or has transferred all or part of its rights and obligations hereunder;

      "TUDOR" means Sociedad Espanola Del Acumulador S.A., a company organised under the laws of the Kingdom of Spain;

      "UNITED KINGDOM" or "UK" means the United Kingdom of Great Britain and Northern Ireland;

      "USD" means the lawful currency from time to time of the United States of America;

      "VAT" means value added tax imposed in any relevant jurisdiction or any other tax of a substantially similar nature substituted therefor from time to time;

      "WARRANTY AGREEMENT" means the Warranty Agreement between the Parent and FIAT referred to in the Stock Purchase Agreement;

      "WCP ADVANCE" means an Advance under a WCP Facility;

      "WCP AGREEMENT" means an agreement between a WCP Provider and a WCP Borrower relating to a WCP Facility;

      "WCP BORROWER" means any Borrower in the event it has been provided with a WCP Facility by a WCP Provider, and "WCP BORROWERS" means each of them;

      "WCP COMMITMENT" means, in respect of any WCP Provider for a WCP Facility, the amount designated by the WCP Provider pursuant to Clause 3.6.1, as such WCP Commitment may be reduced pursuant to the terms of this Agreement;

      "WCP FACILITY" means a revolving credit facility made available by a WCP Provider to a WCP Borrower pursuant to Clause 3.6 and "WCP FACILITIES" means all such facilities;

      "WCP PROVIDER" means any Lender acting through a branch or affiliate in respect of a WCP Commitment of that Lender; and

      "WORKING CAPITAL" means trade and other debtors in respect of operating items plus prepayments and inventory less trade and other creditors in respect of operating items and less accrued expenses and accrued costs.

1.2   Construction of Other Terms
      ---------------------------

      In this Agreement, unless the context otherwise requires, a reference to:-

1.2.1     "affiliate" means in relation to any person (a) any person (other than
           ---------
          a subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such person, or (b) any person who is a director or officer (i) of such person, (ii) of any subsidiary of such person or (iii) of any person described in paragraph (a) above. For purposes of this definition, "control" of a person shall mean the power, direct or indirect, (i) to vote 25% or more of the securities having ordinary voting power for the election of directors of such person, whether by way of ownership of securities, contract, proxy or otherwise, or (ii) to direct or cause the direction of the management and policies of such person, whether by ownership of securities, contract, proxy or otherwise;

1.2.2     "assets" includes property and rights of every kind, present, future
           ------
          and contingent (including uncalled share capital), and every kind of interest in an asset, except that the word "contingent" shall not be deemed included in this definition where the definition is used in provisions relating to financial accounting ;

1.2.3     "indebtedness" includes any obligation (whether incurred as principal
           ------------
          or as surety) for the payment or repayment of money, whether present or future, actual or contingent, except that the word "contingent" shall not be deemed included in this definition where the definition is used in provisions relating to financial accounting;

1.2.4     a document or other writing being "in the agreed terms" means that the
                                             -------------------
          relevant document or writing is in form and substance satisfactory to the Agent and has been initialled by or on behalf of the Agent and the Parent on or before the date hereof;

1.2.5     an event or matter having a "Material Adverse Effect" is to be
                                       -----------------------
          construed as a reference to an event or matter (a) which has or is reasonably likely to have, in the reasonable opinion of the Majority Lenders, a material adverse effect on:-

          (i) the financial condition, business, assets or revenues of the Borrowing Group taken as a whole; or

          (ii) except for those matters covered by sub-clause (b) of this Clause 1.2.5, the ability of (x) the Parent, (y) Exide Holdings, or (z) the Borrowers or the Guarantors (in either case taken as a whole) to perform in a timely and diligent manner all or any of its or their (as applicable) material obligations (including, without limitation, payment obligations) under each of the Finance Documents;

               or (b) resulting in any material term of the Finance Documents not being legal, valid and binding on and enforceable against any Obligor party thereto, subject only to the Reservations;

1.2.6     a "month" means (save where used in the expression "calendar month") a
             -----                                            --------------
          period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month (or in a subsequent calendar month in the case of the plural "months"), provided that if:-

          (a) any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day in the same calendar month, or if none, on the preceding Business Day; and

          (b) a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month;

          (and references to "months" shall be construed accordingly);
                              ------

1.2.7     a "person" includes any person, firm, company, corporation,
             ------
          government, state or agency of a state or any undertaking (within the meaning of Section 259(1) of the Companies Act 1985) or other entity or association (whether or not having separate legal personality), or any two or more of the foregoing;

1.2.8     "repayment" includes "prepayment" and its grammatical variations and
           ---------            ----------
          cognate expressions shall be construed accordingly;

1.2.9     "subsidiary" means, with respect to any person, any corporation or
           ----------
          other person fifty percent (50%) or more of whose securities or other ownership interests having ordinary voting power for the election of directors or similar representatives (other than securities having such power only by reason of the happening of a contingency) are, as of the date of determination thereof, directly or indirectly owned by such person or one or more of such person's subsidiaries; and

1.2.10    "winding-up" of any person includes its dissolution and/or termination
           ----------
          and/or any equivalent or analogous proceedings under the law of any jurisdiction in which the person concerned is incorporated, registered, established or carries on business or to which that person is subject.

1.3       Other Provisions
          ----------------
          Except where a contrary intention appears, in this Agreement:-

1.3.1 a reference to an Obligor or a Finance Party is, where relevant, deemed to be a reference to or to include, as appropriate, their respective successors or assigns;

1.3.2 references to Clauses and Schedules are references to, respectively, clauses of and schedules to this Agreement;

1.3.3 a reference to any agreement, deed or other instrument (including the Finance Documents) is to be construed as a reference to that agreement, deed or other instrument as it may have been or hereafter be, from time to time, amended, varied, supplemented, restated or novated but excluding for this purpose any amendment, variation, supplement or modification which is contrary to any provision of any of the Finance Documents;

1.3.4 a reference to a statute, law, rule, regulation or statutory instrument is to be construed as a reference to that statute as the same may have been, or may from time to time hereafter be, amended or re-enacted;

1.3.5     a time of day is a reference to London time;

1.3.6 the index to and the headings in this Agreement are inserted for convenience only and are to be ignored in construing this Agreement;

1.3.7     references to the singular shall include the plural and vice versa,
                                                                  ---- -----
          and reference by way of masculine pronoun or adjective shall include references by way of the feminine, and vice versa; and
                                                 ---- -----

1.3.8 accounting terms are to be construed in accordance with the Approved Accounting Principles.

 2.       THE FACILITIES
          --------------

2.1       Term Loan and Revolving Credit Facilities
          -----------------------------------------

2.1.1 The Lenders grant to the Borrowers, upon the terms and subject to the conditions of this Agreement, the Term Loan Facility.

2.1.2 The Lenders grant to the Borrowers, upon the terms and subject to the conditions of this Agreement, the Revolving Credit Facility.

2.2       Purpose
          -------

2.2.1     Term Loan Facility: The proceeds of any Advance under the Term Loan
          ------------------
          Facility shall be used by the
          relevant Borrower to refinance its Specified Existing Indebtedness and, to the extent permitted herein, Specified Existing Indebtedness of other members of the Borrowing Group in an amount not to exceed the amount so refinanced (plus premiums, accrued interest, fees and expenses on such Specified Existing Indebtedness and any refinancings thereof).

2.2.2     Revolving Credit Facility: The proceeds of any Advance (including WCP
          -------------------------
          Advances, except as otherwise restricted by Clause 3.6) under the Revolving Credit Facility made on the Completion Date shall be used by the relevant Borrower (i) to refinance its Specified Existing Indebtedness and, to the extent permitted herein, Specified Existing Indebtedness of other members of the Borrowing Group in an amount not to exceed the amount so refinanced (plus premiums, accrued interest, fees and expenses on such Specified Existing Indebtedness and any refinancings thereof), or (ii) for the issue of Revolving Credit Guarantees and the issue of Letters of Credit to backstop overdraft and working capital facilities the proceeds of which are used to refinance its Specified Existing Indebtedness and, to the extent permitted herein, Specified Existing Indebtedness of other members of the Borrowing Group in an amount not to exceed the amount so refinanced (plus premiums, accrued interest, fees and expenses on such Specified Existing Indebtedness and any refinancings thereof). Subject to Clause 5.1.5, the proceeds of any other Advance under the Revolving Credit Facility shall be used for general corporate purposes of the Borrowing Group.

2.2.3     Additional Borrowers:  The Borrowers' Agent may, with the prior
          --------------------
          written consent of the Agent (acting on the instructions of the Majority Lenders), which consent shall not be unreasonably withheld if the Agent reasonably determines that designation of the subsidiary referred to below as an Additional Borrower would not prejudice any of the Finance Parties' creditors' rights under the Finance Documents or against the Borrowers and Guarantors or any of them, at any time during the term of this Agreement, designate by notice to the Agent one of CEAC's subsidiaries as an Additional Borrower (specifying the Facility(ies) in respect of which it is to be an Additional Borrower). Such notice shall be in writing and signed on behalf of the Borrowers' Agent and on behalf of the subsidiary concerned and shall take effect in accordance with its terms provided that:

          (a) the Additional Borrower enters into a Deed of Accession with the Agent on behalf of the Finance Parties in the relevant form contained in Schedule 7 together with such amendments as the Agent, acting in accordance with the directions of the

               Majority Lenders, may reasonably require; and

          (b) the Additional Borrower, before entering into such a Deed of Accession, has fulfilled to the satisfaction of the Agent all reasonable conditions precedent notified to the Borrowers' Agent in the written consent of the Agent.

2.2.4     Financial Assistance: No amount drawn down hereunder shall be applied
          --------------------
          in a manner which may be prohibited by any financial assistance or other similar laws in any relevant jurisdiction and, to the extent any Borrower lends any amount drawn hereunder to another person, such Borrower shall ensure that the proceeds of such loan are not applied in a manner which may be so prohibited.

2.2.5     Borrowers' Agent: Each Borrower by its execution of this Agreement
          ----------------
          (including by execution of a Deed of Accession) irrevocably authorises the Borrowers' Agent to give and receive all notices and instructions and make such agreements expressed to be capable of being given or made by the Borrowers' Agent in this Agreement notwithstanding that they may affect such Borrower without further reference to or the consent of such Borrower and such Borrower shall, as regards each Finance Party, be bound thereby as though such Borrower itself had agreed such change or given such notice or made such agreement. Without prejudice to the foregoing, the Borrowers' Agent shall at all times keep the Borrowers fully informed and consult with them and obtain their instructions whenever necessary or desirable.


 3.       PARTICIPATION OF LENDERS
          ------------------------

3.1       Basis of Participation
          ----------------------

          Subject to the provisions of this Agreement, each Lender will participate in each Cash Advance and will be deemed to participate in a Deemed Advance (other than WCP Advances) in the proportion which (i) in the case of an Advance under the Term Loan Facility, its Commitment in relation to such Facility as at the Drawdown Date bears to the undrawn portion of the Total Commitments of the Lenders in relation to such Facility as at such date, and (ii) in the case of an Advance under the Revolving Credit Facility, its Commitment in relation to such Facility as at the Drawdown Date bears to the undrawn portion of the Total Commitments of the Lenders in relation to such Facility as at such date.

          None of the Lenders is obliged to participate in a Cash Advance or a Deemed Advance to the extent that to do so would result in the amount outstanding to it under the relevant Facility exceeding its Commitment in respect of that Facility.

3.2       Lending Office
          --------------

3.2.1 Each Lender will participate in each Advance as aforesaid through its Lending Office.

3.2.2 If any Lender changes any Lending Office, that Lender agrees to notify the Agent and the Borrowers' Agent promptly of such change and, until it does so, the Agent and the Borrowers shall be entitled to assume that no such change has taken place.

3.3       Rights and Obligations of Finance Parties
          -----------------------------------------

3.3.1 The rights and obligations of each of the Finance Parties under the Finance Documents are several. Failure of any Finance Party to observe and perform its obligations under any Finance Document shall neither:-

          (a) result in any other Finance Party incurring any liability whatsoever; nor

          (b) relieve the Borrowers or any other Finance Party from their respective obligations under the Finance Documents.

3.3.2 Notwithstanding any other provision of any Finance Document, the interests of each Finance Party are several and the total amounts outstanding at any time under the Finance Documents and due to each Finance Party constitute separate and independent debts.

3.4       Enforcement of Rights
          ---------------------

          Each Finance Party has the right to protect and enforce its rights arising out of the Finance Documents and it will not be necessary for any other Finance Party to be joined as an additional party in any proceedings brought for the purpose of protecting or enforcing such rights.

3.5       Syndication
          -----------

          The Borrowers acknowledge that, without limitation of the provisions of Clause 25, the Original Term Loan Lenders and the Original Revolving Credit Lenders may assign or transfer their respective rights under this Agreement ("Syndication") and the Borrowers
                                        -----------
          undertake to assist and co-operate with the Agent, the Original Term Loan Lenders and the Original Revolving Credit Lenders in Syndication in such manner and to such extent as the Agent, the Original Term Loan Lenders and the Original Revolving Credit Lenders may from time to time each reasonably request including, without limitation, by:-

3.5.1 providing and causing the Parent's and Borrowers' advisers to provide the Agent, Lenders and potential Lenders with all reasonable information deemed necessary by the Agent to complete Syndication, including but not limited to information and evaluations prepared by the Borrowers and the Parent and their respective advisers;

3.5.2     assisting in the preparation of an Information Memorandum;

3.5.3 making available officers of the Borrowers and the Parent from time to time and, as may reasonably be requested, causing such officers to attend and make presentations regarding the business and prospects of the Borrower and the Parent, as appropriate, at a meeting or meetings of Lenders or prospective Lenders;

3.5.4 arranging and conducting appropriate Borrowing Group site visits for Lenders and potential Lenders; and

3.5.5 selecting Interest Periods having a duration of not more than one month in respect of all Cash Advances made for the first three months following the Completion Date.

3.6       The WCP Facilities
          ------------------

3.6.1     (a)  If a WCP Provider so agrees, at the request of the Borrowers'
               Agent made on behalf of a Borrower, a WCP Provider may designate all or part of its Revolving Credit Commitment as being utilised by its provision of a WCP Commitment in the amount designated in respect of a WCP Facility for such Borrower up to a maximum amount of FF 10,000,000 or its Equivalent Amount; provided that
                                                                 --------
               the maximum aggregate amount of the WCP Commitments of all WCP Providers hereunder shall not exceed FF 50,000,000 or its Equivalent Amount.

          (b) Under no circumstance shall the aggregate of any WCP Provider's WCP Commitments exceed such WCP Provider's Revolving Credit Commitment.

          (c)  Subject to the terms of this Agreement,

               (i) while and to the extent a WCP Facility is made available for drawing by the relevant WCP Borrower, the Revolving Credit Commitment of the WCP Provider for that WCP Facility shall be reduced by the amount of its WCP Commitment in respect of that WCP Facility, as set forth in the definition of Net Revolving Credit Commitment; and

              (ii) the Borrower under a WCP Facility may cancel any undrawn element of that WCP Facility at any time, and in any such event or upon the expiration of the WCP Commitment for that WCP Facility, the Net Revolving Credit Commitment of the WCP Provider for that WCP Facility shall automatically be increased by the amount so cancelled or expired; provided
                                                                     --------
                    that such WCP Provider's Net Revolving Credit Commitment shall not be increased in excess of its Revolving Credit Commitment.

3.6.2 Each WCP Facility shall be made available to the relevant WCP Borrower upon the terms of this Agreement, as follows:-

          (a) WCP Advances may be in the form of Cash Advances, letters of credit or revolving credit guarantees as agreed between the relevant WCP Provider in the applicable WCP Agreement.

          (b) WCP Advances under a WCP Facility shall, except as otherwise provided, be made available to the relevant WCP Borrower on the same terms and conditions (including without limitation the terms and conditions relating to interest, payments, change in circumstances, defaults, etc.) under which Revolving Credit Advances are made available to the Borrowers under this Agreement, provided that for purposes of Clauses 2, 3 and 5 to 11 (inclusive):-

               (i) the Lending Office or Offices of a WCP Provider for purposes of its WCP Facility may be different from the Lending Offices it designates for other purposes under this Agreement;

               (ii) except as set forth in Clause 3.6.1, all notices to be given by or to the Borrowers' Agent in respect of a Revolving Credit Advance shall, in respect of a WCP Advance, be given by or to (as applicable) the WCP Borrower under the relevant WCP Facility (and references to the Borrowers' Agent and its address in the relevant provisions of such clauses shall be deemed references to the relevant WCP Borrower and its address for this purpose);

              (iii) except as set forth in Clause 3.6.1, all notices to be given by or to the Agent in respect of a Revolving Credit Advance shall, in respect of a WCP Advance, be given by or to (as applicable) the WCP Provider for the relevant WCP Facility (and references to the Agent and its address in the relevant provisions of such clauses shall be deemed references to the relevant WCP Provider and its address for this purpose);

               (iv) all determinations to be made by the Agent in respect of a
                    Revolving Credit Advance shall, in respect of a WCP Advance, be made by the relevant WCP Provider (and references to the Agent in the relevant provisions of such clauses shall be deemed references to the relevant WCP Provider for this purpose); and

               (v) all payments which, in respect of a Revolving Credit Advance, are required to be made to the Agent hereunder shall, in respect of a WCP Advance to a WCP Borrower, be made to the WCP Provider in respect of those WCP Advances (and references to the Agent and its address in the relevant provisions of such clauses shall be deemed references to the relevant WCP Provider and its address for this purpose);

              (vi) each WCP Advance shall be in such minimum amount and integral multiples as is agreed between the relevant WCP Provider and WCP Borrower in the applicable WCP Agreement.

          (c) The foregoing notwithstanding, the WCP Provider and WCP Borrower in relation to a WCP Facility may agree in a WCP Agreement between them to vary the interest rate applicable to WCP Advances under the WCP Facility, the number of WCP Advances that may be outstanding at any one time, or the form of or requirement for any Drawdown Request or the notice required to make a drawing of a WCP Advance under that WCP Facility, and payment and amount of fees;

               provided that such WCP Agreement may not amend, supplement
               --------
               or vary this Agreement in any other respect without the consent of the Agent acting at the direction of the Majority Lenders, or, to the extent required by the other provisions of this Agreement, the Lenders.

          (d) In addition to the foregoing, Clauses 5.5, 5.8 and 8.3.4 shall not apply in respect of any WCP Advance and matters relating thereto.

3.7       Certain Adjustments Relating to WCP Facilities
          ----------------------------------------------

3.7.1 Following the occurrence and during the continuance of an Event of Default:-

          (a) each WCP Provider shall promptly notify the Agent of any Recovery made by it from the relevant Borrower and/or any loss or expense suffered by it in connection with the failure to repay in full, in each case by reference to the WCP Facility or WCP Facilities to which it is a party; and

          (b) the Agent shall calculate the necessary adjustments between that WCP Provider and the other Lenders to achieve, as closely as is practicable, that in the event of a shortfall as regards any or all of the Obligors under the Finance Documents each Lender shares any loss suffered by all the Lenders (including the WCP Provider) in the proportion which that Lender's Total Commitments under the Facilities bears to all the Lenders' Total Commitments under the Facilities.

          The Lenders (including each WCP Provider) agree to accept as conclusive (in the absence of manifest error) the calculations of the Agent under paragraph (b) above and to make such consequential payments as between themselves as may be necessary to achieve the proportionate loss sharing contemplated by that paragraph (b) and to give effect to Clause 19.

3.7.2 Any consequential payment made by a Lender under Clause 3.7.1 above is without prejudice to the obligations under this Agreement of the Borrowers to pay all amounts due and payable under this Agreement.

 4.       CONDITIONS PRECEDENT
          --------------------

4.1       Initial conditions precedent
          ----------------------------

4.1.1 The obligations of the Lenders to make any Advance available to the Borrowers under this Agreement are conditioned upon the Agent and its legal advisers having received the following documents and evidence in all respects (except where otherwise specified) in form and substance satisfactory to the Agent and its legal advisers by (I) except as specified in sub-clause (II) of this Clause 4.1.1, 12 noon on the second Business Day prior to the initial Drawdown Date, and (II) in the case of the items specified in sub-clause (c)(ii), (d)(ii) and (g) below, by 9 a.m. on the initial Drawdown Date:-

          (a) a copy, certified as of the Drawdown Date as true and complete by a duly authorised representative of the relevant Obligor, of:

               (i) the constitutional documents of each Obligor, including evidence of due incorporation, together with satisfactory search results of any public corporate registers of that Obligor;

              (ii) board (or other appropriate governing body) resolutions of each Obligor (A) approving the transactions and the matters contemplated by each of the Finance Documents, and (B) authorising a specified person or persons to (x) execute on its behalf each of the Finance Documents to which it is a party, and (y) give all notices, requests, instructions, certificates and other documents for that Obligor in connection with each of the Finance Documents to which it is a party;

              (iii) all other corporate, trust or other applicable
                    authorisations and actions of it required (including without limitation any resolutions of shareholders or approvals of beneficiaries) to enable it to enter into, execute and perform those of the Finance Documents and, in the case of the Parent, the Acquisition Agreements to which it is, or is to be, a party;

               (iv) specimen signatures of the signatories authorised by each
                    Obligor in the board (or other appropriate governing body) resolutions described in Clause 4.1.1(a)(ii) to sign Financing Documents to which it is or is to be a party; and

               (v) all other resolutions, powers, declarations, approvals, consents and licenses (corporate, official or otherwise) necessary or appropriate for the entry into and performance by each Obligor of the Finance Documents to which it is or is to be a party, and for the enforceability and validity thereof;

          (b) one or more certificates of duly authorised officers of the Parent addressed to the Agent on behalf of the Finance Parties confirming that the Acquisition Agreements have been, or subject to the first drawdown under the Facilities, will be completed in accordance with their respective terms, that the conditions precedent thereto have been or will, simultaneously with such drawdown, be satisfied, and that the Parent has not waived any right arising or condition to one or more of its obligations under the Acquisition Agreements without the prior written consent of the Agent; and one or more certificates of duly authorised officers of CEAC addressed to the Agent on behalf of the Finance Parties certifying as of the Drawdown Date:-

               (i) copies of all notifications of the Acquisition to and consents, authorisations and approvals to the Acquisition of any governmental or regulatory bodies (including without limitation those relating to antitrust or the regulation of competition) made or obtained (which notifications, consents, authorisations and approvals, if containing any limitations or conditions which materially affect the condition, business, assets, revenues or prospects of the Borrowing Group taken as a whole, shall be in form and substance satisfactory to the Agent and Majority Lenders), that no other such notifications, consents, authorisations or approvals are required and that all applicable waiting periods (including any extensions thereof) to the Acquisition have lapsed or terminated without objection being made to the Acquisition, that the consents, authorisations and approvals obtained are in full force and effect and that all laws of any relevant jurisdiction applicable to the Parent or any of the Borrowing Group in connection with the Acquisition or to the Acquisition shall have been complied with in all material respects;

              (ii) without limiting the generality of subclause (i) above, evidence that the Treasury Department of the French Ministry of the Economy and Finance (Direction du Tresor du Ministere de l'Economie et des Finances) shall have authorised (which authorisation shall be in form and substance satisfactory to the Agent and Majority Lenders) the transfer of the Shares pursuant to the Acquisition Agreements; and

            (iii) copies of any consents required under the agreements listed on Schedule 6.1.5 to the Stock Purchase Agreement to avoid the termination or modification of such agreements as a result of the transfer of the Shares or a change in control of CEAC, which consents shall be in form and substance satisfactory to the Agent acting on the instructions of the Majority Lenders;

          provided that the conditions set forth in Clause 4.1.1(b)(i),
          --------
          insofar as they relate to the consent, authorisation or approval of any Governmental Authority in any nation or jurisdiction other than France, Germany, Ireland, Austria or Portugal which has not been affirmatively withheld, or given containing limitations or conditions which materially affect the condition, business, assets, revenues or prospects of the Borrowing Group taken as a whole, before March 31, 1995 shall be deemed satisfied from and after March 31, 1995, provided
                                                                        --------
          further that such conditions, insofar as they relate to the consent,
          -------
          authorisation or approval of any Governmental Authority in France which has not been affirmatively withheld, or given containing limitations or conditions which materially affect such condition, business, assets, revenues or prospects, before April 28, 1995 shall be deemed satisfied from and after April 28, 1995. For the avoidance of doubt, and the foregoing notwithstanding, the withholding of a consent, authorisation or approval, or the grant thereof subject to limitations or conditions which materially affect the condition, business, assets, revenues or prospect of the Borrowing Group taken as a whole, may constitute a Material Adverse Effect for purposes of this Agreement;


          (c) copies of the following documents, in each case in form and substance satisfactory to the Agent, certified as of Drawdown by a duly authorised officer of the Parent and CEAC on behalf of the Borrowers:-

               (i)  the Acquisition Agreements; and

               (ii) the Supply Agreements substantially in the form of Schedule
                    6.1.8 to the Stock Purchase Agreement;

          all as duly and unconditionally executed and in effect;

          (d)  duly and unconditionally executed counterparts of:-

               (i)   this Agreement; and

               (ii)  the Deeds of Accession;

          (e)  legal opinions properly addressed to the Agent and Lenders from:-

               (i)   Kirkland & Ellis, U.S. legal advisers to the Parent;

               (ii) Lovell, White & Durrant, English legal advisers to the Parent, and Gide Loyrette Nouel, French legal advisers to the Parent;

               (iii) reputable counsel in each jurisdiction other than France or
                     England in which any Borrower or Guarantor is organised or incorporated, who may be counsel to the Parent; and

               (iv)  Ashurst Morris Crisp, English legal advisers to the Agent;

          (f) evidence that the Credit Agreement dated as of August 30, 1994 among the Parent, various financial institutions, Bankers Trust Company, Bank of America National Trust and Savings Association and Bank of Montreal, as agents, and Bankers Trust Company, as administrative agent, has been amended pursuant to an amendment in form and substance satisfactory to the Agent and Majority Lenders;

          (g) evidence that Exide Holdings has received no less than USD 200,000,000 in net equity proceeds and USD 200,000,000 in net debt proceeds, in each case for use in connection with the Acquisition;

          (h) Environmental Report, a certificate of an officer of the Parent in the agreed terms as to certain estimated environmental remediation and other costs and a plan in form and substance reasonably satisfactory to the Agent certified by an officer of the Parent setting forth in a reasonably detailed fashion Parent's proposed strategy for procuring compliance by CEAC and its subsidiaries with the Environmental Laws applicable to them, to the extent they are not currently in compliance therewith;

          (i)  Due Diligence Report;

          (j) Accountants Report, together with a letter from Arthur Andersen & Co. as to the ability of subsidiaries of CEAC to pay dividends (directly or indirectly) and make loans to and repay loans from CEAC (which letter shall be in form and substance satisfactory to the Agent);

          (k) reliance letters addressed to the Agent, the Lead Managers and each of the Lenders in form and substance satisfactory to the Agent with respect to each of (x) the Accountants Report and the letter referred to in sub-clause (j) of this Clause 4.1.1, (y) the reports comprising the Due Diligence Report and (z) the reports comprising the Environmental Report;

          (l) analyses and evidence of insurance complying with Clause 13.2.6 (Insurances) in scope, form and substance reasonably satisfactory to Agent and Majority Lenders;

          (m) if Drawdown is before May 1, 1995, audited consolidated financial statements for CEAC for the period ended December 31, 1993, and if Drawdown is on or after May 1, 1995, audited consolidated financial statements for CEAC for the period ended December 31, 1994;

          (n)  evidence that the agent for service of process named in Clause
               30.2 has accepted its appointment for the purposes of this Agreement and the other Finance Documents;

          (o) evidence that each of the Specified Existing Indebtednesses imposes covenants on the respective members of the Borrowing Group substantially identical to Clauses 13.2.12, 13.2.14, 13.2.16, 13.2.17, 13.2.22,
               13.2.23, 13.2.24 and 13.4.1(b) below;

          (p) a list of all land, improvements of land and fixtures to land or such improvements in which members of the Borrowing Group have any right, title or interest, including any right, title or interest as lessee or licensee in, to and under leases or licenses of land, such improvements and/or such fixtures;

          (q) evidence that, on the initial Drawdown Date, CEAC and its subsidiaries will have (a) Disponibilites (as defined below) and
               (b) an excess of (A) the aggregate undrawn commitments from persons (which are not members of the Borrowing Group) in respect of Specified Existing Indebtedness, over (B) the amount of such
                                                   ----
               undrawn commitments on 31st January 1995, and (c) reductions in the aggregate amount of Specified Existing Indebtedness which are accompanied by a corresponding reduction in commitment from the relevant lender in respect thereof, or in respect of which there is no further commitment to lend once the relevant Financial Indebtedness has been repaid, which Disponibilites, excess and reductions in aggregate equal or exceed (i) FF 130,000,000 or its Equivalent Amount, less (ii) the remainder of FF 25,000,000 (or
                                  ----
               its Equivalent Amount) minus the amount of Financial Indebtedness
                                      -----
               of CEAC and its subsidiaries included within paragraph (x) of the definition of "Permitted Indebtedness" which is outstanding on the initial Drawdown Date (after giving effect to the Drawdown), and for this purpose "Disponibilites" means the following accounting items of CEAC and its subsidiaries taken on a consolidated basis, along with interest accrued thereon: (i) cash on hand, (ii) marketable securities, (iii) cheques, (iv) current account positive balances, (v) bank deposits, (vi) intercompany deposits with companies other than CEAC and its subsidiaries and
               (vii) receivables for bills given to banks for collection (with a maximum maturity of 15 days) (effets remis a l'encaissement), provided that nothing in this definition shall alter or
               --------
               otherwise affect the definition of "Permitted Investment" herein;

          (r) each of the financial statements and other materials required pursuant to Clause 13.3.4 (Financial Statements and Operating Budget);

          (s) each of the monthly financial reports prepared by CEAC and furnished to the Parent or Exide Holdings prior to the Drawdown Date pursuant to Clause 7.2 of the Stock Purchase Agreement; and

          (t) copies of each of the agreements, deeds or other instruments, in each case containing covenants, events of default and matters relating to requirements for repayment in advance of scheduled maturity in form and substance reasonably satisfactory to the Agent, evidencing the Existing Indebtedness, certified as of Drawdown on behalf of the Borrowers by a duly authorised officer of CEAC.

          In addition, since the date of this Agreement there shall have been no material adverse change to the syndication market for credit facilities of a similar nature and duration as this Agreement and there shall not have occurred and be continuing a material disruption of or material adverse change in the financial, banking or capital markets that would have a material adverse effect on such syndication market, in each case as determined by the Agent in its sole discretion exercised in good faith; provided that the Agent and the Lead
                                   --------
          Managers shall, following the occurrence of such a change or disruption, negotiate with the Borrowers' Agent in good faith (without being required to violate any internal policy of the Agent or any Lead Manager) with a view to making any amendments to any of the Finance Documents which would, in the judgement of the Agent and the Lead Managers, eliminate the effect of such change or disruption.

4.1.2 When the Agent is satisfied that such conditions have been fulfilled, the Agent will give notice to that effect to the Borrowers' Agent and each of the Lenders. The Drawdown must fall on a date on or before the expiry of the Availability Period for the Term Facility.

4.2       Additional Conditions Precedent Applicable if Drawdown Occurs After
          -------------------------------------------------------------------
          30th April, 1995
          ----------------

          In the event Drawdown does not take place on or before 30th April, 1995, the obligations of the Lenders to make any Advance available to the Borrowers under this Agreement are further conditioned upon:-

4.2.1 the Agent and its legal advisers having received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its legal advisers by 12 noon on the second Business Day prior to the initial Drawdown Date:-

          (a) an update from Arthur Andersen & Co. of the Accountants Report, covering (i) the period through 31st December, 1994 if the initial Drawdown Date is on or after 1st May, 1995, (ii) the period through 31st March, 1994, if the initial Drawdown Date is on or after 1st June, 1995, and (iii) the period through 30th June, 1995, if the initial Drawdown Date is on or after 1st September, 1995;

          (b) an update, dated no earlier than 30 days before the initial Drawdown Date, of each of the reports comprising the Due Diligence Report, from the respective counsel who prepared such reports, regarding any documents submitted after the dates of their respective reports to or reviewed by such counsel relating to (i) the Acquisition and/or any member of the Borrowing Group since the date of the relevant Due Diligence Report, (ii) any material changes in respect of any matter covered by such counsel in the Due Diligence Report which has come to such counsel's attention and (iii) any other material matter relating hereto or thereto which have come to such counsel's attention; and

          (c) reliance letters addressed to the Agent, the Lead Managers and each of the Lenders in form and substance satisfactory to the Agent (which letters may be included in those referred to in Clause 4.1.1(k)) with respect to the documents referred to in sub-clauses (b) and (c) of this Clause 4.2.1;

4.2.2 the Parent holding a meeting at a time and place in Paris selected by the Parent and reasonably acceptable to the Agent, such meeting to be no earlier than 45 nor later than 30 days before the Drawdown Date, at which meeting (i) all of the Lenders are invited to be present and given a reasonable opportunity to attend, and (ii) shall be reviewed the financial results, condition, business, assets and revenues of CEAC and its subsidiaries over the period between execution of the Stock Purchase Agreement and the Drawdown Date, by officers of the Parent (i) with responsibility within the Parent for CEAC and its subsidiaries for such period, and (iii) reasonably acceptable to the Agent, and at which meeting the Lenders shall be given a reasonable opportunity to ask reasonable questions of such officers relating to such matters, and to have such questions answered to the Majority Lenders' reasonable satisfaction.

4.3       Additional Conditions Precedent for All Advances
          ------------------------------------------------

          The obligations of the Lenders to make any Advance to the Borrowers are subject to the following further conditions precedent that on both the date of the relevant Drawdown Request and the relevant Drawdown Date, unless waived by the Agent acting in accordance with Clause 26:-

          (a) no Event of Default or Potential Event of Default has occurred and continues unremedied or will occur as a result of the making of the Advance; and

          (b) the representations and warranties required to be made in accordance with Clause 13 are true and accurate in all material respects in each case by reference to the facts and circumstances then subsisting and will remain true and accurate immediately after the Advance is made.

4.4       Condition Precedent to Drawdown of Revolving Credit Guarantee or
          ----------------------------------------------------------------
          Letter of Credit
          ----------------

          Prior to the delivery of a Drawdown Request in respect of a Revolving Credit Guarantee or Letter of Credit, the Borrowers' Agent shall obtain the written approval of the Agent and the relevant Issuing Lender of the terms of the relevant Revolving Credit Guarantee or Letter of Credit.

4.5       Accession by Exide Holdings, the Borrowers and the Guarantors
          -------------------------------------------------------------

4.5.1 The Parent shall procure that prior to Drawdown Exide Holdings, each Borrower and each Guarantor executes and delivers to the Agent the Deed of Accession in order that each such person may accede as Exide Holdings, a Borrower or Guarantor (as the case may be) to this Agreement and be under all of the liabilities and obligations expressed to be assumed by it under the Deed of Accession and this Agreement on the Completion Date.

4.5.2 Each of the parties hereto other than the Parent authorises the Agent to execute on its behalf the Deed of Accession which has been duly completed in accordance with this Clause 4.5 and executed on behalf of Exide Holdings, the Borrowers and the Guarantors (as the case may be).

4.5.3 On the date on which the Agent executes the Deed of Accession each of the Agent, Arranger, Lead Managers, Parent and Lenders shall assume the same obligations towards each Borrower and acquire the same rights against Exide Holdings, each Borrower and each Guarantor as they would have acquired and assumed had Exide Holdings, each such Borrower and each such Guarantor been an original party hereto.

4.5.4 Notwithstanding the references to Exide Holdings, any Borrower or any Guarantor herein, prior to the date on which the Agent executes the Deed of Accession, Exide Holdings, such Borrower and such Guarantor shall have no obligations to or rights against any of the parties hereto pursuant to the terms of this Agreement and the Parent shall not, until such date, be bound by any references to Exide Holdings, the Borrowers or the Guarantors in any representation, warranty or undertaking herein; provided that in the event a
                              --------
          Drawdown Request is delivered prior to the initial Drawdown but Drawdown does not take place other than by reason of a default by a Finance Party, the Parent shall be liable to the Finance Parties under Clause 27 (Indemnities) and in the event Drawdown does not take place other than by reason of a default by a Finance Party (whether or not a Drawdown Request is delivered) the Parent shall be liable to the Finance Parties under Clause 11.1.1(a) (commitment fee), in either case as if each reference to one or more Borrower therein were a reference to the Parent (mutatis mutandis).
                                   ------- --------

5.        DRAWDOWN PROCEDURES AND SELECTION AND AMOUNT OF CURRENCIES, ETC.
          ----------------------------------------------------------------

5.1       Drawdown of Cash Advances
          -------------------------

5.1.1 Whenever a Borrower wishes to borrow a Cash Advance, the Borrowers' Agent must deliver to the Agent a duly completed Drawdown Request not later than 10.00 a.m. three Business Days prior to the proposed Drawdown Date.

5.1.2 A Drawdown Request delivered to the Agent must be in the form set out in Schedule 3 Part A and must specify each of the following:-

          (a) the Borrower, provided that (i) the aggregate amount which (after giving effect to the Advance) is outstanding under the Term Loan Facility to Borrowers other than CEAC shall not exceed 30% of such aggregate amount outstanding to all

               Borrowers, and (ii) the aggregate amount (after giving effect to the Advance) which is outstanding under the Revolving Credit Facility to Borrowers other than CEAC shall not exceed 50% of such aggregate amount outstanding to all Borrowers;

          (b) the proposed Drawdown Date for the Cash Advance (which must be a Business Day falling within the Availability Period);

          (c) the amount of the Cash Advance and the Facility under which it is to be drawn, which amount must (i) be a minimum of the Equivalent Amount of FF 25,000,000 and an integral multiple of the Equivalent Amount of FF 1,000,000; and (ii) comply with Clause 5.1.3;

          (d) the duration of the first Interest Period applicable to the Cash Advance, which must comply with Clause 8.3;

          (e) the account to which the proceeds of the Cash Advance are to be paid; and

          (f)  the purpose for which the Cash Advance is requested.

5.1.3 In no event may the amount specified in a Drawdown Request be such that the Loan would thereby exceed the then Total Commitments or any relevant sub-limit specified in Clause 5.1.2(a) with respect to a particular Borrower.

5.1.4     A Drawdown Request once given may not be withdrawn or revoked.

5.1.5 Advances under the Term Loan Facility may only be requested for the Completion Date. Under no circumstance may the aggregate principal amount of the outstanding Advances under the Revolving Credit Facility exceed the aggregate principal amount thereof drawn at Drawdown, and the Lenders' Revolving Credit Commitments shall automatically be reduced immediately following Drawdown to equal the aggregate principal amount of the Revolving Credit Advances made at Drawdown.

5.1.6 Not more than six separate Revolving Credit Advances (excluding Deemed Advances) may be outstanding at any time.

5.1.7     (a)  The Borrowers' Agent may not request the drawdown of a Cash
               Advance in a currency other than BF, DEM, ESP, FF, GBP, ITL or USD, unless the Agent has confirmed in writing to the Borrowers' Agent that such other currency is freely available to all the Lenders and is one in which dealings regularly occur in the London interbank market.

          (b) Notwithstanding Clause 5.1.7(a), if before 9.00 a.m. (London time) on the proposed Drawdown Date for a utilisation to be denominated in a currency other than BF, DEM, ESP, FF, GBP, ITL or USD:-

               (i) the Agent receives notice from a Lender that it is impracticable for the Lender to fund its participation for the relevant Interest Period in such currency in the ordinary course of its business in the London interbank market; or

               (ii) the drawing of the proposed Advance in such currency could, in the opinion of the Agent, be reasonably likely to contravene any applicable law or regulation;

               then:-

               (A) the Agent shall promptly and in any event before 10.00 a.m. on that Drawdown Date notify the Borrowers' Agent;

               (B)  if the Agent receives notice from the Borrowers' Agent by
                    11.00 a.m. on the relevant Drawdown Date the drawdown shall not be made;

               (C)  if the Agent does not receive any notice under sub-paragraph
                    (B) above, the drawdown will be denominated instead in the domestic currency of the particular Borrower and there shall be substituted in the definitions of "LIBOR" and "PIBOR" (as applicable for the purposes of an affected Advance) in Clause 1.1 the time "1.00 p.m." for the time "11.00 a.m."; and

               (D) the relevant Borrower shall forthwith on demand indemnify each Lender against any liability which that Lender incurs as a consequence of the operation of this Clause 5.1.7(b).

5.2       Drawdown of Revolving Credit Guarantees
          ---------------------------------------

5.2.1 Whenever a Borrower wishes an Issuing Lender to issue a Revolving Credit Guarantee, the Borrowers' Agent must deliver to the Agent a duly completed Drawdown Request in the form of Schedule 3 Part B not later than 10.00 a.m. three Business Days prior to the proposed Drawdown Date specifying:-

          (i) the Borrower, subject to the limits set forth in Clause 5.1.2(a) and Clause 5.1.7;

          (ii) the proposed Drawdown Date for issue of the Revolving Credit Guarantee (which shall be a Business Day during the Availability Period);

         (iii) the currency of the Revolving Credit Guarantee and the maximum aggregate liability of the Issuing Lender under the Revolving Credit Guarantee, subject to the limits set forth in Clause 5.1.2(c);

          (iv) the person to whom the Revolving Credit Guarantee is to be issued (which must be a person providing, or which has agreed to provide, working capital facilities to the requesting Borrower) together, if required, with details of such person's address for delivery of the Revolving Credit Guarantee;

          (v) the expiry date of the Revolving Credit Guarantee, which date shall not be later than the Final Repayment Date; and

          (vi) the name of the proposed Issuing Lender, which may be any Lender, but if no other Lender has agreed in advance of delivery of the relevant Drawdown Request to issue the Revolving Credit Guarantee, the Issuing Lender shall be the Agent.

5.2.2 The Borrowers' Agent shall deliver to the Agent, with each Drawdown Request pursuant to Clause 5.2.1, the form of the Revolving Credit Guarantee which is the subject of the Drawdown Request.

5.2.3 Provided it has received the notice referred to in Clause 5.5 and subject to Clause 5.1.7(b), the Issuing Lender shall deliver the relevant Revolving Credit Guarantee, duly executed, to the Borrowers' Agent (or, if so directed by the Borrowers' Agent, to the beneficiary specified in the relevant Drawdown Notice) on the Drawdown Date.

5.3       Drawdown of Letters of Credit
          -----------------------------

5.3.1 When a Borrower wishes an Issuing Lender to issue a Letter of Credit, the Borrowers' Agent must deliver to the Agent a duly completed Drawdown Request in the form of Schedule 3 Part C not later than 10.00 a.m. 5 Business Days before the proposed Drawdown Date, specifying:-

          (i) the Borrower, subject to the limits set forth in Clause 5.1.2(a) and Clause 5.1.7;

          (ii) the proposed Drawdown Date for issue of the Letter of Credit (which shall be a Business Day during the Availability Period);

         (iii) the currency of the Letter of Credit and the maximum aggregate liability of the Issuing Lender under the Letter of Credit, subject to the limits set forth in Clause 5.1.2(c);

          (iv) the person to whom the Letter of Credit is to be issued (which must be a person providing, or which has agreed to provide, working capital facilities to the requesting Borrower) together, if required, with details of such person's address for delivery of the Letter of Credit;

          (v) the expiry date of the Letter of Credit concerned, which date shall be not later than five Business Days before the Final Repayment Date and not more than 365 days following the relevant Drawdown Date; and

          (vi) the name of the proposed Issuing Lender, which may be any Lender, but if no other Lender has agreed in advance of delivery of the relevant Drawdown Request to issue the Letter of Credit, the Issuing Lender shall be the Agent.

5.3.2 The Borrowers' Agent shall deliver to the Agent with each Drawdown Request pursuant to Clause 5.3.1, the form of Letter of Credit which is the subject of the Drawdown Request.

5.3.3 Provided it has received the notice referred to in Clause 5.5 and subject to Clause 5.1.7(b), the Issuing Lender shall issue the Letter of Credit and deliver the same to the Borrowers' Agent (or, if so directed by the Borrowers' Agent, to the beneficiary specified in the relevant Drawdown Notice) on the Drawdown Date.

5.4       Lenders' Participations
          -----------------------

5.4.1 Subject to the provisions of this Agreement, each Lender will make available to the Agent its Participation Proportion of the relevant Cash Advance on the relevant Drawdown Date in accordance with Clause
          9.1.1 (Payments).

5.4.2 If prior to an Advance being made a Lender's Commitment has or will be wholly cancelled or terminated pursuant to this Agreement, that Lender will not participate in the Advance concerned.

5.4.3 The issue of a Revolving Credit Guarantee or a Letter of Credit will constitute a utilisation of the Revolving Credit Facility and accordingly the Revolving Credit Facility will be deemed to have been drawn down (and an Advance made) on the relevant Drawdown Date in an amount equal to the maximum aggregate liability of the relevant Issuing Lender under the Revolving Credit Guarantee or the Letter of Credit and on the basis that each Lender has participated in such drawing in an amount equal to its Participation Proportion.

5.5       Notice to the Lenders of a Proposed Drawdown
          --------------------------------------------

          Whenever the Agent receives a Drawdown Request which complies with the requirements of Clause 5.1, 5.2 or 5.3, the Agent will promptly give notice to each of the Lenders (and the Issuing Lender in the case of Clauses 5.2 and 5.3) of (a) the details of the requested Cash Advance, Revolving Credit Guarantee or Letter of Credit and (b) in the case of an Advance the amount of such Lender's participation (or deemed participation) in the relevant Advance.

5.6       Payment of Fees
          ---------------

          The Borrowers authorise the Agent to discharge the fees due upon Drawdown under Clauses 11.1.1(b) and (c) from the proceeds of the Advances made upon Drawdown under the Term Loan Facility and the Revolving Credit Facility. The Borrowers shall be obliged to make such a drawing in an amount sufficient to discharge such fees on the Completion Date.

5.7       Indemnity from the Requesting Borrower
          --------------------------------------

5.7.1 The Borrower on whose behalf a Revolving Credit Guarantee or a Letter of Credit is requested (the "Requesting Borrower") agrees to pay to
                                       -------------------
          each Issuing Lender from time to time on demand an amount equal to each amount paid out by such Issuing Lender under any Revolving Credit Guarantees or Letters of Credit issued by it and undertakes to indemnify and hold harmless the Issuing Lender from and against all losses, liabilities, damages, costs and expenses which the Issuing Lender incurs or sustains (other than as a result of the wilful misconduct or negligence of the Issuing Lender) in connection with or by reference to the issue of each Revolving Credit Guarantee and/or each Letter of Credit or its performance of its obligations thereunder or otherwise in respect of the issue of any Revolving Credit Guarantee and/or Letter of Credit.

5.7.2 The Requesting Borrower hereby irrevocably authorises each Issuing Lender to pay without investigation or confirmation by it any demand which appears on its face to be made under or pursuant to any Revolving Credit Guarantee or Letter of Credit issued by such Issuing Lender and agrees that, as between itself, such Issuing Lender and the Lenders, such demand, in the absence of manifest error (or wilful misconduct or negligence of the Issuing Lender), shall be conclusive evidence that the demand is properly made.

5.7.3 Each Issuing Lender shall, upon receipt by it of a demand made under a Revolving Credit Guarantee or Letter of Credit issued by it, promptly notify the Borrowers' Agent and, if such Issuing Lender is not also the Agent, the Agent (who shall notify the Lenders) of such demand.

5.7.4 The Requesting Borrower shall not by virtue of any payment made by it under this Clause 5.7 be subrogated to any rights, security or moneys held or received by any Issuing Lender or be entitled at any time to exercise, claim or have the benefit of any right of subrogation against such Issuing Lender or any other Finance Party until all amounts which may be or become payable by the Borrowers under the Finance Documents have been irrevocably paid in full and all Commitments hereunder shall have terminated. All rights of contribution against any Finance Party are hereby waived by the Requesting Borrower.

5.7.5 The obligations of the Requesting Borrower under this Clause 5.7 shall be in addition to and shall not be in any way prejudiced by:-

          (a) any collateral or other security hereafter held by any Issuing Lender as security or any lien to which such Issuing Lender may be entitled (including, without limitation, under or by reason of any of the Finance Documents); or

          (b) any rights of enforcement which any Issuing Lender may have against the Requesting Borrower or any of its assets or against any other person or any of its assets,

          and nothing herein contained shall require any Issuing Lender to enforce any such collateral or other security or lien or to exercise any such rights of enforcement as a pre-condition to enforcing the obligations of the Requesting Borrower to such Issuing Lender under this Clause 5.7.

5.8       Indemnities in favour of Issuing Lenders
          ----------------------------------------

          Each of the Revolving Credit Lenders other than the relevant Issuing Lender (each being an "Indemnity Lender") hereby irrevocably and
                                 ----------------
          unconditionally undertakes to indemnify each relevant Issuing Lender (in the proportion which such indemnifying Lender's Net Revolving Credit Commitment bears to the Net Revolving Credit Commitments of all of the Lenders) on its first demand against all amounts due and payable from time to time from the Requesting Borrower to such Issuing Lender and which are unpaid as a result of the Requesting Borrower's failure to discharge its obligations and liabilities to such Issuing Lender under Clause 5.7.

5.9       Counter Indemnity by the Requesting Borrower
          --------------------------------------------

          In consideration of each of the Indemnity Lenders agreeing to indemnify the Issuing Lenders in accordance with the terms of Clause 5.8, the Requesting Borrower hereby irrevocably and unconditionally agrees to indemnify each of the Indemnity Lenders promptly after its first written demand against all actions, claims, liabilities, losses, damages, costs and expenses which may result or which any of the Indemnity Lenders may suffer or incur as a result of the Requesting Borrower's failure to discharge its obligations and liabilities in full to the Issuing Lenders in connection with the Revolving Credit Guarantees or Letters of Credit.

5.10.     Revolving Credit Indemnities Generally
          --------------------------------------

5.10.1 Each Indemnity shall continue in full force and effect until the relevant Indemnified Party shall cease to have any liability in respect of the Indemnified Obligations (which shall include, in the case of an Issuing Lender, any liability to issue a Revolving Credit Guarantee or Letter of Credit).

5.10.2 Each Indemnifying Party undertakes in favour of the relevant Indemnified Party that its liabilities and obligations under the relevant Indemnity shall not be discharged, lessened or impaired by:-

          (a) any time or indulgence being given or by any thing being done or other circumstances whatsoever which, but for this provision, would or might operate to exonerate or discharge it; or

          (b) by the failure of any relevant Indemnified Party fully or effectively to take, perfect or enforce any security or other rights against it or any third party, or by its bankruptcy, insolvency or reorganisation.

5.10.3 Each Indemnifying Party undertakes in favour of the relevant Indemnified Party that the relevant Indemnity shall constitute and be a continuing security to the relevant Indemnified Party and is in addition to and not in substitution for, and shall not be prejudiced or affected by, any other security, guarantee or indemnity now or hereafter held by the relevant Indemnified Party for the payment of such moneys or by any such party's or any other person's failure to take, perfect or enforce any other security or claim which is the subject of the relevant Indemnity.

5.10.4 In the case of the Requesting Borrower only, it will on demand by the relevant Indemnified Party pay interest on each amount payable to such Indemnified Party from the date on which demand is made until such amount is paid in full at the Default Rate.

5.10.5 The obligations of each Lender under an Indemnity shall be several. Failure of a Lender to carry out its obligations under an Indemnity shall not relieve any other Lender of its obligations thereunder. Neither the Agent nor any Lender shall be responsible for the obligations of any other Lender under an Indemnity.

5.10.6 No Indemnity by a Lender shall be affected in any way by any time or indulgence granted to the Requesting Borrower or a beneficiary under a Revolving Credit Guarantee or a Letter of Credit or by any variation, compromise or release of any of the Requesting Borrower's obligations to the Issuing Lender.

5.10.7 No Indemnity by the Requesting Borrower shall be affected in any way by any time or indulgence granted to a beneficiary under a Revolving Credit Guarantee or a Letter of Credit or to any other party or by any variation, compromise or release of any of the Indemnified Obligations.

5.10.8 No Indemnifying Party's obligations under an Indemnity shall be affected by any act, omission, matter or thing which, but for this provision, might operate to release or to otherwise exonerate it from its obligations under the relevant Indemnity.

5.10.9 Each Indemnity shall be of a continuing nature and shall not be considered as wholly or partially satisfied by the payment at any time or times hereafter of any sum or sums of money for the time being due but shall extend to cover and be a security for all future sums of money at any time owing to the relevant Indemnified Party in respect of the Indemnified Obligations notwithstanding any such payment.

5.10.10 As a separate and independent stipulation each Indemnifying Party agrees that any sum or sums of money intended to be the subject of an Indemnity shall be recoverable from it as sole principal debtor even if they would not be recoverable from the primary obligor whether by reason of any legal limitation, disability or incapacity or liquidation of that obligor or any other fact or circumstance (whether known to the Indemnified Party or not) but which would have been recoverable from the Indemnifying Party if it were the sole or principal debtor in respect of such liability.

5.10.11 Any transaction which may be avoided under any enactment relating to any administration, winding up or liquidation shall not in any way affect any Indemnified Party's right to recover from the relevant Indemnifying Party to the full extent of the relevant Indemnity in all respects as if any release, settlement, discharge or arrangement made or given on the faith of such transaction had never been made or given.

5.10.12 Each Indemnifying Party hereby represents and warrants in respect of itself that the Indemnities given by it constitutes its legal, valid and binding obligation and that all corporate, governmental, exchange control and other consents or requirements necessary in relation to such Indemnity have been obtained and are in force.

5.10.13   No invalidity or unenforceability of all or any part of this Clause
          5.10 (or Clause 5.7, 5.8 or 5.9) shall affect any rights of indemnity or otherwise which any Indemnified Party would or may have in the absence of or in addition to such Clauses.

5.10.14. Any statement of account of any of the Issuing Lenders and any Indemnity Lender certified as correct by an officer of the relevant Issuing Lender or, as the case may be, any Indemnity Lender showing the amount owing by the Requesting Borrower to such Indemnity Lender or the relevant Issuing Lender under or in connection with this counter-indemnity shall, in the absence of manifest error, be binding on and against the Requesting Borrower.

5.11      Repayment
          ---------

5.11.1 Forthwith upon the Agent issuing a notice under Clause 14.2 the Requesting Borrower will forthwith pay to each of the Issuing Lenders and the Lenders (as the case may be), an amount equal to the Letter of Credit Outstandings and Revolving Credit Guarantee Outstandings, together with all fees, commissions and other amounts payable under or in respect of the Revolving Credit Guarantees and Letters of Credit issued by each such Issuing Lender.

5.11.2 The obligations of the Requesting Borrower under this Clause 5.11 shall constitute a liquidated and accrued debt due and payable for the benefit of the relevant Issuing Lender or the Lenders (as the case may be) to be dealt with on the terms of the said account or accounts as determined by the relevant Issuing Lender or the Lenders (as the case may be).

5.11.3 If the Agent has issued a notice under Clause 14.2, then, at any time thereafter if any such event shall then be continuing, each Issuing Lender may enter into any arrangements with all or any of the beneficiaries of the Revolving Credit Guarantee or Letters of Credit issued by it (or any of them), including but not limited to negotiating any compromise, release, reduction, retirement or closing out of the relevant Revolving Credit Guarantees or Letters of Credit on such terms as may be agreed (and/or paying the amount of any cash cover to such beneficiaries (or any of them) in satisfaction of such Issuing Lender's liabilities), and any payment made pursuant to or in connection with any Revolving Credit Guarantee or Letters of Credit issued by it shall be treated as a payment pursuant to or in connection with the relevant Revolving Credit Guarantees or Letters of Credit for the purposes of Clause 5.7.

5.11.4 To the extent any contingent liability of an Issuing Lender, in respect of a Letter of Credit or Revolving Credit Guarantee to a third party, included in the calculation of Letter of Credit Outstandings or Revolving Credit Guarantee Outstandings for purposes of a payment made by a Requesting Borrower pursuant to Clause 5.11.1, 7.2(c) or 14.2(c), irrevocably ceases to exist as either a contingent or actual liability of the Issuing Lender without being paid by the relevant Issuing Lender (whether because of expiration of the relevant Letter of Credit or Revolving Credit Guarantee prior to a drawing thereon or any other reason), such Issuing Lender shall promptly pay to the relevant Borrower an amount equal to such contingent liability.


 6.       REPAYMENT
          ---------

6.1       Repayment of Term Loan
          ----------------------

6.1.1 On each Repayment Date, the Borrowers shall repay or cause the repayment (as applicable) of the aggregate amount of the Term Loan set forth opposite such date in Schedule 2 and/or the Equivalent Amount (calculated by reference to the exchange rates utilised two Business Days prior to Drawdown) in any other currency or currencies in which the Term Loan made to the Borrowers are outstanding.

6.1.2 If any Repayment Date is not a Business Day it will be adjusted to fall on the next succeeding Business Day unless the result of such adjustment would be to carry that Repayment Date into another calendar month, in which event such Repayment Date shall be the next preceding Business Day.

6.1.3 Any amount of the Term Loan repaid under this Agreement may not be redrawn and the Term Commitment shall be reduced by an amount equal to the amount of the Term Loan so repaid.

6.2       Repayment of Revolving Credit Advances
          --------------------------------------

6.2.1 Each Cash Advance under the Revolving Credit Facility shall be borrowed for a period equal to the Interest Period selected in relation to such Cash Advance. The relevant Borrower shall accordingly repay each such Cash Advance on the last day of such Interest Period in the currency in which such Cash Advance was made to that Borrower.

6.2.2 The Borrowers shall ensure that (i) the aggregate principal amount of all Revolving Credit Advances from time to time outstanding does not exceed the aggregate amount of the Revolving Credit Facility from time to time (including Equivalent Amounts in respect of Advances not denominated in FF), and (ii) the aggregate principal amount of Revolving Credit Advances to a particular Borrower does not exceed such Borrower's Borrowing Limit. Any amounts outstanding under the Revolving Credit Facility in breach of this Clause 6.2.2 shall become immediately repayable by the relevant Borrower to the Lenders.

6.2.3 Subject to the provisions of this Agreement, Revolving Credit Advances repaid in accordance with Clause 6.2.1 above shall be capable of being redrawn by the Borrowers.

6.2.4 Subject to the terms of this Agreement, if any Revolving Credit Advance (the "New Advance") is to be made on the day on which another Revolving Credit Advance denominated in the same currency (the "Maturing Advance") is due to be repaid (the "Maturity Date") then (subject to there being no Event or Default or Potential Event of Default), as between each Lender and the relevant Borrower the amount to be repaid by such Borrower by way of Maturing Advance shall be set off against the amount of the New Advance to be advanced by each Lender (in respect of its participation) and the party to whom the smaller amount is to be paid shall advance or repay (as appropriate) to the party to whom the larger amount is to be paid the difference between the two amounts on the Maturity Date.

 7.       PREPAYMENT AND CANCELLATION
          ---------------------------

7.1       Voluntary Prepayments
          ---------------------

7.1.1 The Borrowers may voluntarily prepay the whole or part of any Term Advance or Revolving Credit Advance on the last day of an Interest Period (or on any other Business Day subject to payment of any breakage costs thereby incurred by any Lender in accordance with Clause 27.1) relating thereto provided that the Agent has received from the Borrowers' Agent not less than three Business Days' notice of the proposed date and the amount of the prepayment.

7.1.2 If one or more Term Loans or Revolving Credit Loans are to be prepaid voluntarily in part, the aggregate amount of the partial prepayment must be a minimum of the Equivalent Amount of FF 25,000,000 and an integral multiple of the Equivalent Amount of FF 1,000,000.

7.1.3 A prepayment made in accordance with the terms of this Clause 7 may be made without penalty.

7.2       Prepayment on Change of Control
          -------------------------------

          Immediately upon a Change of Control:

          (a) the Borrowers will prepay all Cash Advances, accrued interest thereon and all other sums payable under this Agreement and the other Finance Documents;

          (b) the unborrowed amount of all Facilities will be cancelled and the Commitment of each Lender in respect of each Facility shall be reduced to zero; and

          (c) the Borrowers will immediately procure that each Revolving Credit Guarantee and each Letter of Credit is cancelled with immediate effect, or pay to the relevant Issuing Lender an amount equal to the Letter of Credit Outstandings or Revolving Credit Guarantee Outstandings (as applicable) allocable thereto.

7.3       Mandatory Prepayments
          ---------------------

7.3.1     Assets Disposals and Receivables Financings
          -------------------------------------------

          If any member of the Borrowing Group carries out an Equity Sale or otherwise disposes of an asset (other than (x) a disposal permitted by Clauses 13.2.8(a), (b) and (c), or (y) disposals permitted by Clauses 13.2.8(d) and (e) (inclusive) up to an aggregate amount for all such disposals described in this sub-clause (y) of FF 50,000,000 or its Equivalent Amount), or if CEAC incurs Financial Indebtedness of the type described in paragraph (xiii) of the definition of "Permitted Indebtedness", the Net Cash Proceeds of such Equity Sale, disposal or Financial Indebtedness, as the case may be (but not the renewal or refinancing of such Financial Indebtedness described in such paragraph
          (xiii) except to the extent that the aggregate Net Cash Proceeds attributable to such Financial Indebtedness which have not been repaid or reimbursed by CEAC to the provider or providers of such Financial Indebtedness exceed, as a result of such renewal or refinancing, the maximum aggregate amount of such Net Cash Proceeds previously outstanding and not repaid or reimbursed by CEAC at any time), shall be applied in prepayment of the outstandings under this Agreement in accordance with Clause 7.4.1(a) below.

7.3.2     Pension Plan Reversions/Warranty Claims
          ---------------------------------------

          The Borrowers will make a prepayment of the outstandings under this Agreement (a) in accordance with Clause 7.4.1(b) below in an amount equal to any pension plan reversion to any member of the Borrowing Group, and (b) in accordance with Clause 7.4.1(c) below in an amount equal to 43% of any monies recovered by the Parent in a claim for breach of contract or warranty in connection with the Acquisition, including without limitation any amount contributed by the Parent or Exide Holdings pursuant to Clause 13.5.4, net of (i) any liabilities of the Borrowing Group which have given rise to such recovery and (ii) reasonable out-of-pocket costs of the Parent and/or Exide Holdings in connection with the recovery of such monies, and except for amounts received in respect of, and to be applied reasonably promptly towards, assets of the Borrowing Group required in the conduct of the Business.

7.4       Prepayments; Order of Application
          ---------------------------------

7.4.1     Partial prepayments made:-

          (a)  pursuant to Clause 7.3.1 will be applied by the Borrowers first
                                                                         -----
               to the permanent prepayment of the Term Loans (to be applied against the scheduled repayments thereof in inverse order of maturity); and second to the permanent prepayment of Revolving
                              ------
               Credit Loans;

          (b) by operation of sub-clause (i) of Clause 7.3.2 will be applied by the Borrowers one-half to the permanent prepayment of the Term Loans (to be applied against the scheduled repayments thereof in inverse order of maturity) and one-half to the permanent prepayment of the Revolving Credit Loans;

          (c) by operation of sub-clause (ii) of Clause 7.3.2 will be applied by the Borrowers first to the permanent prepayment of the Term
                                -----
               Loans (to be applied against the scheduled repayments thereof in inverse order of maturity); and second to the permanent
                                                  ------
               prepayment of Revolving Credit Loans; provided that, to the
                                                     --------
               extent such prepayment includes an amount (the "Relevant Amount") of moneys which the Agent reasonably determines represents satisfaction in full or in part for a claim for breach of contract or warranty (in connection with the Acquisition) for an excess of current liabilities and/or a shortfall in current assets in the Borrowing Group, the Relevant Amount shall be applied first in permanent prepayment of Revolving Credit
                       -----
               Advances and second in permanent prepayment of the Term
                            ------
               Loans (to be applied against the scheduled repayments thereof in inverse order of maturity); and

          (d)  pursuant to Clause 7.1 will be applied by the Borrowers first
                                                                       -----
               to the permanent prepayment of the Term Loans (to be applied pro rata against the scheduled repayments thereof); and second in permanent prepayment of Revolving
                             ------
               Credit Loans.

7.4.2 Amounts applied in permanent repayment of the Revolving Credit Loans may not be redrawn and, upon any such prepayment, each Lender's Revolving Credit Commitment shall be reduced proportionately.

7.5       Prepayments during Interest Periods
          -----------------------------------

7.5.1 Prepayments pursuant to Clauses 7.1, 7.2 and 7.3 applied to the obligations of the Obligors hereunder shall be subject to payment of any breakage costs incurred by any Finance Party, calculated in accordance with Clause 27.1.

7.6       Cancellation
          ------------

7.6.1 The Borrowers' Agent may cancel the whole or any part (but if in part, in a minimum amount of the Equivalent Amount of FF 25,000,000 and integral multiples of the Equivalent Amount of FF 1,000,000) of the Revolving Credit Facility undrawn when the notice of cancellation takes effect if it gives 3 Business Days' written notice of cancellation to the Agent. Cancellation made in accordance with the terms of this Clause 7 may be made without penalty.

7.6.2 No cancellation may be made if it would result in the Revolving Credit Advances outstanding at the time of the proposed cancellation exceeding the total Revolving Credit Commitments. Upon any such cancellation taking effect the maximum amount of the Revolving Credit Facility shall be accordingly reduced and the amount of each Lender's Revolving Credit Commitment (if any) shall be reduced proportionately.

7.7       General
          -------

7.7.1 No prepayment or cancellation may be made except at the times and in the manner expressly provided by this Agreement.

7.7.2 No amount prepaid in respect of the Term Loan Facility may be subsequently re-drawn.

7.7.3 All prepayments shall be made together with interest accrued thereon up to the date of prepayment and any other amounts then due and payable under any Finance Document.

7.7.4 The Agent shall notify the Lenders promptly upon receipt by it of a notice of prepayment or cancellation.

7.7.5 All notices of prepayment and all notices of cancellation given by the Borrowers' Agent shall be irrevocable.

7.7.6 Clause 7.3 shall not require any member of the Borrowing Group to perform any act prohibited by law or regulation, but the members of the Borrowing Group undertake to use their best endeavours to comply with, or procure compliance with, that Clause, including by way of dividends, transfer, inter-company loans or otherwise, except to the extent that the Agent reasonably determines (upon consultation with the Borrowers' Agent) that such compliance or procurement would result in an expense which is unjustifiable relative to the benefits obtainable by the Finance Parties therefrom.


8.        INTEREST
          --------

8.1       Interest Rate
          -------------

8.1.1 Each Cash Advance will bear interest during each Interest Period applicable to that Advance at the rate per annum determined by the Agent to be the sum of (a) the applicable Margin, (b) for any Advance not denominated in FF, LIBOR for such Interest Period, (c) for any Advance denominated in FF, PIBOR for such Interest Period in the case of a PIBOR-Eligible Lender or LIBOR for such Interest Period in the case of each other Lender, and (d) in the case of Cash Advances denominated in GBP or another currency subject to Mandatory Liquid Asset Costs, Mandatory Liquid Asset Costs.

8.1.2 Interest will be calculated on the basis of actual days elapsed and a 360-day year (other than interest in respect of Cash Advances denominated in GBP, which will be calculated on the basis of a year of 365 days), and will accrue from day to day from, and including, the first day of each Interest Period.

8.1.3 If requested to do so, each Reference Lender shall use its reasonable endeavours to supply a quotation to the Agent for the purposes of determining LIBOR or PIBOR (as the case may be) for a particular Interest Period. If any Reference Lender does not do so, the relevant arithmetic mean shall be determined on the basis of the quotations supplied by the remaining Reference Lenders. At such time as there are four Reference Lenders, if no, or only one, Reference Lender supplies a quotation, Clause 8.5 shall apply.

8.2       Payment of Interest
          -------------------

          The relevant Borrower will pay interest accrued on each Cash Advance to the Agent for the account of the Lenders in arrears on the last day of each Interest Period applicable to that Advance, provided that where such Interest Period is of a duration of longer than three months, accrued interest in respect of the relevant Advance shall be paid every three months during such Interest Period and on the last day of such Interest Period.

8.3       Selection of Interest Periods
          -----------------------------

8.3.1 Subject to Clause 3.5.5, the duration of each Interest Period will be a period of one, three or six months (or such other period as may be agreed between the Borrowers' Agent, acting on behalf of the relevant Borrower, and all of the Lenders) as notified by the Borrowers' Agent to the Agent not later than 10.00 a.m. three Business Days prior to the commencement of such Interest Period, provided that:-

          (a) the first Interest Period in relation to a Term Advance will commence on the Drawdown Date relating thereto and each subsequent Interest Period relating to such Term Advance (or part thereof) will commence on the expiry of the preceding Interest Period relating thereto;

          (b) if the Borrower's Agent fails to select an Interest Period, then, subject as provided in this Clause 8.3, the Borrower's Agent will be deemed to have selected an Interest Period of three months;

          (c) if all or part of a Term Advance is required to be repaid on a Repayment Date to ensure that the Borrower complies with its obligations under Clause 6.1.1 and if an Interest Period relative to that Advance would, but for the operation of this sub-clause (c), extend beyond such Repayment Date, then if necessary such Advance shall be split into two separate Advances (such additional Advance not to be counted for the purposes of sub-clause (d) below), one of which shall be in an amount equal to the amount required to be repaid and having an Interest Period commencing upon the expiry of the immediately preceding Interest Period and expiring on the relevant Repayment Date, the other Advance being for the balance of the amount of the original Advance; and

          (d) the Borrowers' Agent will not be entitled to select more than two concurrent Interest Period in relation to Term Advances.

8.3.2 If any Interest Period would, but for this Clause 8.3.2, end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the last preceding Business Day.

8.3.3 No Interest Period for any Advance shall expire after the Final Repayment Date.

8.3.4     The Agent will notify:-

          (a) the Lenders of each Interest Period applicable to each Advance promptly upon the same being determined; and

          (b) the Lenders and the Borrowers' Agent of the rate of interest applicable to such Interest Period as soon as it is determined under this Agreement.

8.4       Interest on Unpaid Sums
          -----------------------

8.4.1 If an Obligor fails to pay any sum under this Agreement or any other Finance Document on its due date (an "unpaid sum"), that Obligor will
                                                ----------
          pay default interest on such unpaid sum from its due date to the date of actual payment (after as well as before judgement) at a rate the "Default Rate") determined by the Agent to be 2 per cent per
               ------------
          annum above:-

          (a) if the unpaid sum is principal which has fallen due prior to the expiry of the relevant Interest Period, the rate applicable to such principal immediately prior to the date it so fell due (but only for the period from such due date to the end of the relevant Interest Period); or

          (b) in any other case (including principal falling within (a) above once the relevant Interest Period has expired), the rate which would be payable if the unpaid sum was an Advance made for a period equal to the period of non-payment divided into successive Interest Periods of such duration as shall be selected by the Agent (a "Default Interest Period").
                                         -----------------------

8.4.2 Default interest will be payable on demand by the Agent and will be compounded at the end of each Default Interest Period.

8.4.3 The Agent will promptly notify the Borrowers' Agent and the Lenders of each determination of the Default Rate and each selection of a Default Interest Period.

8.5       Market Disruption
          -----------------

8.5.1     If prior to the commencement of an Interest Period (an "Affected
                                                                  --------
          Interest Period"):-
          ---------------

          (a) the Agent, after consultation with the Lenders, determines that, by reason of circumstances affecting the London or Paris interbank market (as the case may be) or the financial markets generally, adequate and fair means do not or will not exist for ascertaining the interest rate applicable to the Affected Interest Period; or

          (b) Lenders whose Relevant Amounts exceed 51% of Relevant Amounts of all Lenders notify the Agent that LIBOR (in the case of any Advance not denominated in FF) or PIBOR (in the case of any Advance denominated in FF) would not accurately reflect the cost to such Lenders of making or maintaining their respective participations in the relevant Advance during the Affected Interest Period; or

          (c) the appropriate page of the Telerate Display Screen does not list any appropriate quotations and at such time as there are four Reference Lenders none or only one of the Reference Lenders has notified a rate to the Agent for the purposes of determining LIBOR or PIBOR (as the case may be) for the Affected Interest Period;

          the Agent shall give notice of such event to the Borrowers' Agent and the Lenders (a "Suspension Notice"). If such Suspension Notice shall
                          -----------------
          be given prior to the receipt by the Agent of a Drawdown Request, the Borrowers' right to borrow and issue a Drawdown Request in respect of Advances hereunder shall be suspended during the continuance of such circumstances.

8.5.2 If at the time of the Suspension Notice a Drawdown Request has been given pursuant to Clause 5.1.1, such Drawdown Request shall, unless the Borrowers' Agent and the Agent (after consultation with the Lenders) otherwise agree, be deemed to have been cancelled and the Advance concerned shall not be made.

8.5.3 Subject to Clause 8.5.4, during the 21 days following the giving of the Suspension Notice, the Agent, the Borrowers' Agent and the Lenders shall negotiate in good faith in order to arrive at a mutually acceptable substitute basis for calculating the alternative interest rate or (as the case may be) an alternative basis for the relevant Lender to fund or continue to fund the affected Advance during the Affected Interest Period on the basis that the net return to the Lenders or the relevant Lender shall be no less than had the event described in Clause 8.5.1 not occurred. If within such 21 day period such parties shall agree in writing upon a substitute basis, such substitute basis shall apply in accordance with its terms. If such parties fail to agree on a substitute basis within such 21 day period, the Agent (after consultation with the Lenders or, as the case may be, the Relevant Lender) shall certify to the Borrowers' Agent (such certificate to be conclusive in the absence of manifest error and binding on all concerned) the basis upon which interest in relation to the Affected Interest Period is to be fixed or (as the case may be) the basis upon which the relevant Lender will fund or continue to fund its participation in the Advance during the Affected Interest Period. Such basis (in relation to the said rate of interest) may include the substitution of the cost of funds to such Lenders from other sources and for different funding periods, plus the Margin (plus, in the case of Advances denominated in GBP or another currency subject to Mandatory Liquid Asset Costs, Mandatory Liquid Asset Costs), and may be retroactive to the beginning of the Affected Interest Period. Such interest shall be calculated at the rate specified in the Agent's certificate.

8.5.4 Notwithstanding the foregoing, the Borrowers' Agent may, at any time after the Agent shall have set a substitute funding procedure or interest rate or rates pursuant to Clause 8.5.3 and for so long as such funding procedure or interest rate or rates continue(s) to be applicable, give to the Agent not less than 5 Business Days' notice (which shall be irrevocable) of its intention to prepay the whole (but not part only) of the Advance affected, in which event the Borrowers shall pay:-

          (a) on the date specified in such notice to the Agent for the account of the Lenders the principal amount of the Advance affected together with interest accrued thereon at the applicable rate to the date of actual prepayment; and

          (b) to each Lender on demand such amount (if any) as such Lender may certify should be paid to it pursuant to Clause 27.1 (General Indemnity and Breakage Costs).


9.        PAYMENTS
          --------

9.1       Place and Time
          --------------

9.1.1 All payments to be made by any member of the Borrowing Group or by a Lender under the Finance Documents are to be made to the Agent in the relevant currency for value not later than 11.00 a.m. on the due date therefor to such account as the Agent specifies by written notice for this purpose, in immediately available and freely transferable funds for value on the due date.

9.1.2 Subject to Clause 9.1.3, each payment received by the Agent pursuant to Clause 9.1.1 for the account of another person will be made available by the Agent to that person for value on the same day by transfer to such bank account as that person has previously notified to the Agent by not less than 3 Business Days' prior notice.

9.1.3 Where a sum is to be paid under the Finance Documents for the account of another person, the Agent will not be obliged to make any such sum available to that person until it has been able to establish to its satisfaction that it has actually received such sum, but shall be free to do so and if it does so and it proves to be the case that it has not actually received the sum it paid out, then such person will on request ensure that the amount so made available is refunded to the Agent and such person shall be liable (1) to pay to the Agent interest on the amount in question at the rate determined by the Agent to be equal to the cost to the Agent of funding such amount for the period from payment out by the Agent until refund to the Agent thereof and (2) to indemnify the Agent against any additional cost or loss it may have suffered or incurred by reason of it having paid out such sum prior to it having received the same.

9.2       No Deductions
          -------------

          All payments made by the Borrowing Group under the Finance Documents (whether of principal, interest, acceptance commission, fees or otherwise) shall be paid in full without set-off or counterclaim and not subject to any condition.

9.3       Taxes
          -----

9.3.1 All payments by any member of the Borrowing Group under the Finance Documents are to be made in full without any deduction or withholding for or on account of any Taxes unless the deduction or withholding is required by law in which event the relevant Borrower will:-

          (a) ensure that the deduction or withholding does not exceed the minimum amount legally required;

          (b) pay to the relevant Taxation or other authorities within the period for payment permitted by the applicable law such amount as is required to be paid in consequence of the deduction (including, but without prejudice to the generality of the foregoing, the full amount of any deduction from any additional amount paid pursuant to Clause 9.3.2); and

          (c) indemnify each of the Finance Parties against any losses or costs incurred by it by reason of (i) any failure on the part of the Borrowers to make any deduction or withholding or (ii) any such additional amount not being paid on the due date for payment thereof.

9.3.2 If any deduction or withholding for or on account of Taxes or any other deduction from any payments made or to be made by the relevant Borrower, or by the Agent or Administrative Agent to any other Finance Party, under any of the Finance Documents is required by law, then the relevant Borrower shall pay to the Finance Party concerned an additional amount being the amount required to procure that the aggregate net amount received by that Finance Party will equal the full amount which would have been received by it had no such deduction or withholding or other deduction been made.

9.3.3 No additional amount will be payable to a Lender under Clause 9.3.2 in respect of Taxes to the extent that such additional amount becomes payable as a result only of a change in the Lending Office of the relevant Lender, unless (i) such change is requested by the Borrowers' Agent, or (ii) under the relevant Tax laws, regulations, treaties or rules in effect at the time of the change in Lending Office, such additional amount would not have been payable.

9.3.4 If a Borrower is obliged to pay an amount under Clause 9.3.1, the relevant Borrower may prepay in whole (but not in part) and without penalty (subject to Clause 27) all Advances made available to it by the affected Lender, on the Borrowers' Agent giving not less than three Business Days' prior written notice to the Agent and the affected Lender, provided that such notice is given within 30 days of the relevant Borrower becoming aware that it would be obliged to pay such amount. The liability of such Lender to make any further Advances or other extensions of credit available to the Borrowers shall automatically be cancelled on the giving of such notice.

9.3.5     (a)  If any of the Lenders determines, in its absolute discretion, that it has received, realised, utilised and retained a Tax benefit by reason of any deduction or withholding in respect of which a member of the Borrowing Group has made an increased payment or paid any indemnifying amount or compensating sum under this Clause 9.3, such Lender shall, provided that the Agent and each Lender has received all amounts which are then due and payable by the members of the Borrowing Group under any of the Finance Documents, promptly pay to the Borrowers' Agent on behalf of the relevant member of the Borrowing Group (to the extent that such Lender can do so without prejudicing the amount of such benefit or repayment and the right of such Lender to obtain any other benefit, relief or allowance which may be available to it) such amount, if any, as such Lender, in its absolute discretion shall determine will leave such Lender in no worse position than it would have been in if the deduction or withholding had not been required, provided that:-

               (i) each Lender shall have an absolute discretion as to the time at which and the order and manner in which it realises or utilises any Tax benefit and shall not be obliged to arrange its business or its Tax affairs in any particular way in order to be eligible for any credit or refund or similar benefit;

               (ii) no Lender shall be obliged to disclose any information regarding its business, Tax affairs or Tax computations; and

               (iii) if a Lender has made a payment to the Borrowers' Agent pursuant to this Clause 9.3.5 on account of any Tax benefit and it subsequently transpires that such Lender did not receive that Tax benefit, or received a lesser Tax benefit, the relevant member of the Borrowing Group shall, on demand, pay to such Lender such sum as the relevant Lender may determine as being necessary to restore its after-Tax position to that which it would have been had no adjustment under this Clause 9.3.5(a) been necessary.


          (b) No Lender shall be obliged to make any payment under this Clause
              9.3.5 if, by doing so, it would contravene the terms of any applicable law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law).

9.4       Payments on Business Days
          -------------------------

          Subject to Clauses 6.1.2 and 8.3.2, if any sum would otherwise become due for payment pursuant to any of the Finance Documents on a day which is not a Business Day, such sum shall become due on the next succeeding Business Day unless that day falls in the next calendar month, in which case the sum shall become due on the preceding Business Day and all sums payable under any of the Finance Documents calculated by reference to any period of time shall be recalculated on the basis of such extension in time (or reduction thereof).

9.5       Accounts
          --------

9.5.1     Each Lender shall maintain an account or accounts recording the amounts from time to time lent by, owing to and paid to such Lender pursuant to the Finance Documents, which shall, as between such Lender and the member of the Borrowing Group, be prima facie evidence
                                                           ----- -----
          of such amounts.

9.5.2 The Agent will maintain a memorandum account showing the principal amount of all Advances for the time being outstanding hereunder and all payments with respect thereto made by the Borrowers from time to time pursuant to this Agreement.

9.6       Currency
          --------

          (a) A repayment or prepayment of an Advance or any part of an Advance is payable in the currency in which the Advance is denominated on its due date.

          (b) Interest and fees in respect of a Cash Advance, or in respect of a Letter of Credit or Revolving Credit Guarantee, are payable in the currency in which the relevant amount of the relevant Cash Advance, Letter of Credit or Revolving Credit Guarantee in respect of which it is payable is denominated. Fees in respect of Commitments hereunder shall be payable in FF.

          (c) Amounts payable in respect of costs, expenses and Taxes and the like are payable in the currency in which they are incurred.

          (d) Any other amount payable under this Agreement is, except as otherwise provided in this Agreement, payable in FF.


10.       CHANGE IN CIRCUMSTANCES
          -----------------------

10.1      Increased Costs
          ---------------

10.1.1 If the effect of any implementation of, change in or introduction or making after the date of this Agreement of, any law, regulation, treaty or official directive or official request or guidance applicable to any Lender (an "Affected Lender") (whether or not
                                        ---------------
          having the force of law) or any change in the interpretation or application thereof or compliance by that Lender with the same (including without limitation those relating to Taxation, reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary controls) is to:-

          (a) impose an additional cost on the Affected Lender as a result of it having entered into any of the Finance Documents or making or maintaining its participation in any Advance or of it performing its obligations under the Finance Documents; or

          (b) reduce any amount received or receivable by the Affected Lender under the Finance Documents or reduce the effective return on its capital or any class thereof; or

          (c) result in the Affected Lender making any payment or foregoing any interest or other return on or calculated by reference to any amount received or receivable by the Affected Lender from any other party under any of the Finance Documents,

          (each such increased cost, reduction, payment, foregone interest or other return being hereafter referred to in this Clause 10.1 as an "increased cost"), then:-
           --------------

          (1) the Affected Lender will notify the Borrowers' Agent and the Agent of such event promptly upon its becoming aware of the same; and

          (2) upon demand from time to time by the Affected Lender, the relevant Borrowers will pay to the Affected Lender such amount as the Affected Lender shall determine to be necessary to compensate the Affected Lender on an after-tax basis for such increased cost (or the portion of such increased cost as is in the reasonable opinion of the Affected Lender attributable to its entering into the Finance Documents or of making or maintaining its participation in any Advance or of maintaining its Commitment).

10.1.2 The certificate of an Affected Lender specifying the amount of compensation payable under Clause 10.1.1 and containing reasonable detail as to how such amount was calculated will, in the absence of manifest error, be conclusive.

10.1.3 The Borrowers will not be obliged to compensate any Affected Lender pursuant to Clause 10.1.1 in respect of any increased cost:-

          (a) attributable to a change in the rate of Tax on the overall net income of the Affected Lender; or

          (b)  compensated for by the operation of Clause 9.3 (Taxes); or

          (c) incurred in consequence of the implementation in whole or in part of the International Convergence of Capital Measurements and Capital Standards dated July 1988 published by the Basle Committee on Banking Regulations and Supervisory Practices (the "Guidance"), except to the extent that a higher level of capital
                --------
               adequacy is imposed than that stipulated in the Guidance as at the date of this Agreement;

          (d)  included within the definition of Mandatory Liquid Asset Costs;
               or

          (e) until the calculation of such cost set forth in the certificate referred to in Clause 10.1.2 has been received by the Borrowers' Agent.

10.2      Illegality
          ----------

          If the effect of any implementation of, change in or introduction or making after the date of this Agreement of any law, regulation, treaty or official directive or official request or guidance applicable to any Lender (a "Restricted Lender") (whether or not
                                      ------------------
          having the force of law) in any jurisdiction applicable to that Restricted Lender is to prohibit such Lender or make it illegal for such Lender to make available or to maintain its participation in any Advance or maintain its Commitment, then the Restricted Lender will give written notice to that effect to the Agent and the Borrowers' Agent, specifying in reasonable detail the obligations the performance of which is prohibited and the relevant law, regulation, treaty, directive, request or guideline, whereupon:-

          (a) to the extent of such prohibition or illegality, the relevant Borrowers shall forthwith prepay the Restricted Lender's participation in all Cash Advances then outstanding together with all interest accrued thereon and all other amounts due to the Restricted Lender under this Agreement (including pursuant to Clause 26 (Indemnities)); and/or

          (b) to the extent of such prohibition or illegality, the Restricted Lender's undrawn Commitment (if any) shall be cancelled forthwith.

10.3      Mitigation
          ----------

          If circumstances arise in relation to a particular Lender which would, or may, result in:-

          (a) an obligation to pay an additional amount under Clause 9.3.2 (gross-up); or

          (b) a demand for compensation pursuant to Clause 10.1 (Increased Costs); or

          (c) an obligation to repay or the cancellation of an undrawn Commitment under Clause 10.2 (Illegality);

          then, without in any way limiting, reducing or otherwise qualifying the obligations of the Borrowers under any of the Clauses referred to above, such Lender will promptly after becoming aware thereof notify the Agent and the Borrowers' Agent thereof and, except as set out in the proviso in paragraph (z) below, in consultation with the Agent and the Borrowers' Agent, take such steps as may be reasonably open to it to mitigate the effects of such circumstances including (but without limitation):-

          (i)  changing its Lending Office for the purposes of this Agreement;
               or

          (ii) transferring its rights and obligations hereunder pursuant to Clause 25.2 or 25.3 to a bank or financial institution acceptable to the Borrowers' Agent and the Agent which is willing to participate in the Facilities in its place;

          provided that (y) the Lender concerned will not be obliged to take any action under sub-paragraph (i) above if to do so would or might (in its opinion) have an adverse effect upon its business, operations or financial condition or cause it to incur liabilities (including any material costs and expenses) or obligations (including Taxation) which (in its opinion) are material or would reduce its return in relation to its participation in the Facilities and (z) such Lender will not be obliged to take the action referred to in sub-paragraph (ii) above unless the Borrowers indemnify it by means of an indemnity in form and content satisfactory to such Lender against any liabilities or obligations reasonably incurred as a result of taking such action.


11.       FEES, EXPENSES AND STAMP DUTIES
          -------------------------------

11.1      Fees
          ----

11.1.1    The Borrowers will pay to the Agent the following fees:-

          (a) for the account of each Lender a commitment fee during the Availability Period for each respective Facility which will:-

               (i) be computed at the rate of 0.5% per annum and on the daily aggregate undrawn, uncancelled amount of the Total Commitments;

               (ii) accrue from day to day and be calculated on the basis of a 360 day year and the actual number of days elapsed; and

               (iii) be payable quarterly in arrear on the last day of each successive calendar quarter; and

          (b) for the account of each Lender a fee during the term of each Letter of Credit or Revolving Credit Guarantee which will:-

               (i) be computed at an annual rate equal to the Margin in effect from time to time and be charged by reference to the amount of the relevant Deemed Advance;

               (ii) accrue from day to day and be calculated on the basis of a 360 day year and the actual number of days elapsed; and

               (iii) be payable quarterly in arrear on the last day of each successive calendar quarter;

               and, for the account of the Issuing Lender, an additional fee equal to 1/8 of 1% per annum on the amount of the relevant Deemed Advance, computed and payable in the same manner as the other fees described in this sub-clause 11.1.1(b);

          (c) for its own account or as otherwise specified in the Fees Letter, such arrangement, agency and other fees at the times and otherwise in accordance with the terms of the Fees Letter.

11.1.2 All fees payable under the Finance Documents are exclusive of any VAT or other similar tax chargeable upon or in connection with such fees. If any VAT or other similar Tax is or becomes so chargeable, such Tax will be paid by the Borrowers at the same time as the relevant fee itself is paid.

11.2      Expenses
          --------

11.2.1 The Borrowers will on demand pay and reimburse to the Agent and Administrative Agent, on the basis of a full indemnity, all reasonable costs and expenses (including legal fees and other out-of-pocket expenses and any VAT or other similar Tax thereon) incurred by the Agent or Administrative Agent in connection with the negotiation, preparation, execution and completion of each of the Finance Documents, and all documents, matters and things referred to in the Finance Documents or incidental to any of the Finance Documents.

11.2.2 The Borrowers will on demand pay and reimburse to the Agent and the Administrative Agent, on the basis of a full indemnity, all reasonable costs and expenses (including reasonable legal fees and other out-of-pocket expenses and any VAT or other similar Tax thereon) incurred by the Agent or the Administrative Agent, respectively, in connection with:-

          (a) any variation, amendment, restatement, waiver, consent or suspension of rights (or any proposal for any of the same) relating to any of the Finance Documents (and documents, matters or things referred to therein); and

          (b) the investigation of any Event of Default or Potential Event of Default, provided that the relevant Finance Party had reasonable grounds to believe that such Event of Default or Potential Event of Default had occurred.

11.2.3 The Borrowers will on demand pay and reimburse to each Finance Party, on the basis of a full indemnity, all costs and expenses (including reasonable legal fees and other out-of-pocket expenses and any VAT or other similar Tax thereon) incurred by such Finance Party in connection with the preservation, enforcement or the attempted preservation or enforcement of any of such Finance Party's rights under any of the Finance Documents (and documents referred to therein).



11.3      Stamp Duties, etc
          -----------------

          The Borrowers will:-

11.3.1 pay, and on demand indemnify each Finance Party from and against any liability for, any stamp duty, documentary, registration and other duties and Taxes (if any) which are or may hereafter become payable in connection with the entry into, performance, execution or enforcement of any of the Finance Documents or to which any of the Finance Documents may otherwise be or become subject or give rise; and

11.3.2 on demand indemnify each of the Finance Parties from and against any losses or liabilities which they may incur as a result of any delay or omission by the Borrowers to pay any such duties or Taxes.


12.       REPRESENTATIONS AND WARRANTIES
          ------------------------------

12.1      Reliance and Effective Time
          ---------------------------

12.1.1 Each Obligor acknowledges that each Finance Party has or will have entered into this Agreement and the other Finance Documents to which it is a party and participated in the Advances in full reliance on representations in the terms set out in the following provisions of this Clause 12. Subject to Clause 12.1.2, each Borrower and Guarantor represents and warrants to each Finance Party in the terms set forth in Clauses 12.2 to 12.17 inclusive and 12.20 to 12.21 inclusive with reference to itself and each of its respective subsidiaries, and each of the Parent (on a non-recourse basis as provided in Clause 32 hereof) and Exide Holdings represents and warrants to each Finance Party in the terms set forth in Clauses 12.2 to 12.6, inclusive, 12.12, 12.18, 12.19 and 12.22 for itself only, and without giving effect to any references to subsidiaries set forth therein.

12.1.2 The representations and warranties in this Clause 12 will be deemed initially made on the first Drawdown Date and repeated on the date of delivery of each Drawdown Request and on each Drawdown Date and Interest Payment Date thereafter by reference to the facts and circumstances existing on each such day, except that:-

          (i) each reference to financial statements in Clause 12 shall be construed as a reference to the then latest available financial statements of the Borrowing Group;

          (ii) those representations and warranties which are expressly stated to relate to an earlier date or time shall be deemed repeated only by reference to the facts and circumstances existing at that earlier date or time;

          (iii) the representations and warranties set forth in Clauses 12.13 to 12.18 inclusive and 12.22 will not be deemed repeated after the first Drawdown Date;

          (iv) the representations and warranties of the Parent hereunder set forth in Clauses 12.2 to 12.7 (inclusive) shall also be deemed made on the date hereof; and

          (v) the representations and warranties hereunder made on the first Drawdown Date shall be deemed made immediately following the repayment of any Specified Existing Indebtedness on such date and consummation on such date of the transactions which the Stock Purchase Agreement contemplates shall occur on such date.

12.2      Incorporation
          -------------

          Except as specifically set forth in Schedule 12.2, it, unless it is a Non- Material Subsidiary, is duly incorporated or organised and validly existing with limited liability under the laws of the country or other jurisdiction of its incorporation, and has the power to own its assets and carry on its business as it is being conducted or is proposed to be conducted.

12.3      Power and Authority
          -------------------

          Except as specifically set forth in Schedule 12.3, its organisational documents incorporate provisions which respectively ensure, and all necessary corporate or other action has been taken to ensure, that:-

12.3.1 it is authorised to sign or execute (if appropriate, under seal or as a deed) and deliver each of the Finance Documents and Acquisition Agreements to which it is a party and perform the transactions contemplated thereby;

12.3.2 its obligations under each of the Finance Documents rank and will at all times rank in accordance with Clause 12.7; and

12.3.3 each of the Finance Documents to which it is a party is admissible in evidence in the courts of France and each other jurisdiction in which it is organised or in which any of its assets are located (subject only to payment of any stamp duty or similar requirement identified in a relevant legal opinion delivered to or for the benefit of the Finance Parties in connection with that Finance Document).

12.4      Enforceability
          --------------

          Its obligations under each of the Finance Documents to which it is a party constitute its legal, valid and binding obligations enforceable in accordance with their respective terms and are in full force and effect, except as limited by the Reservations.

12.5      Authorisations and Consents
          ---------------------------

          All consents, licences, approvals, authorisations and notifications (whether corporate, official or otherwise) required to be obtained or made by it in connection with the entry into, performance, validity and enforceability of each of the Finance Documents to which it is a party have been unconditionally obtained and are in full force and effect.

12.6      No Contravention
          ----------------

          Neither the signing (or other mode of execution) and delivery of any of the Finance Documents nor the performance of any of the transactions contemplated therein or of any of its obligations thereunder do now or will:-

12.6.1    conflict with its organisational documents; or

12.6.2 contravene or constitute a default under or otherwise result in a conflict with any material provision contained in any agreement, instrument, law, regulation, judgment, order, licence, permit or consent in effect on the Completion Date by which it or any of its assets is bound or affected; or

12.6.3 cause a breach of any limitation on it or the powers of its directors or other officers, whether imposed by or contained in its organisational documents or in any law, order or judgment in effect on the Completion Date to which it is subject or any agreement or instrument by which it or any of its assets is bound or affected.

12.7      Ranking
          -------

          Its Financial Indebtedness evidenced by the Finance Documents to which it is a party, to the extent not secured by any Security Interest, ranks and will continue to rank at all times at least pari passu with all of its unsecured unsubordinated liabilities,
          ---- -----
          subject only to such liabilities as are given priority by mandatory application of law.

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

12.8      No Defaults and Tax Liabilities
          -------------------------------

12.8.1 Unless notified to the Agent under Clause 13.3.1, no Event of Default or Potential Event of Default has occurred and is continuing except as specifically set forth in Schedule 12.8.1, and no event has occurred (which has not been remedied or waived) which constitutes a default under or in respect of any agreement, instrument, deed or document to which it is a party or by which it or any of its assets may be bound or affected being a default which will or can be reasonably expected to have a Material Adverse Effect, and no event has occurred (which has not been remedied or waived) which, with the giving of notice which may validly be given and/or the lapse of any grace period and/or giving of any certificate or statement which may validly be given and/or making of any determination which may validly be made and/or fulfilment of any other condition (which notice, grace period, certificate, statement, determination or condition is in any case specified or referred to in the relevant agreement, instrument, deed or document), will constitute any such default which will or can be reasonably expected to have a Material Adverse Effect.

12.8.2 Except as specifically set forth in Schedule 12.8.2, no claims are being or are reasonably likely to be asserted against it or any of its subsidiaries with respect to Taxes which would be reasonably likely to have a Material Adverse Effect.

12.9      Indebtedness and Security Interests
          -----------------------------------

          It has no Financial Indebtedness other than Permitted Indebtedness, and no Security Interest (or agreement to create the same) exists on or over its assets other than Permitted Security Interests.

12.10     Ownership of Assets, Licences and Agreements for Business Operations;
          ---------------------------------------------------------------------
          Intellectual Property
          ---------------------

12.10.1 Except as specifically set forth in Schedule 12.10.1, it has good title to or valid leasehold or other valid right to use all its material assets (other than Intellectual Property) to the extent required to conduct the Business or the part thereof which it conducts.

12.10.2 Except with respect to Environmental Licences (which are addressed by Section 12.17 hereof), all licences, consents and authorisations have been obtained which are necessary for the carrying on of its Business or the part thereof which it conducts and all such licences, consents and authorisations are in full force and effect, and there are no circumstances known to it which indicate that any of such licences, consents and authorisations is reasonably likely to be revoked or varied or amended in whole or in part, except to the extent that the absence, non-effectiveness, revocation, variation or amendment of any such license, consent or authorisation would not have, and would not be reasonably likely to have, a Material Adverse Effect.

12.10.3 Except in any case in this Clause 12.10.3 where the facts or circumstances causing the inaccuracy of a particular representation have not had and would not be reasonably likely to have a Material Adverse Effect, the Intellectual Property:-

          (i) is beneficially owned by a member of the Borrowing Group, is free from any licences to third parties and Security Interests and will not be adversely affected by the transactions contemplated by this Agreement;

          (ii) has not lapsed or been cancelled and all steps have been taken to protect and maintain the Relevant Intellectual Property including paying renewal fees where appropriate;

          (iii) does not infringe any intellectual property rights of any nature of any third party; and

          (iv) the Borrowing Group owns or has licensed to it all Intellectual Property rights required to conduct the Business.

12.11     Accounts
          --------

12.11.1 The consolidated financial statements of the Borrowing Group most recently delivered to the Agent pursuant to Clause 4.1.1 or 13.3.4, as the case may be:-

          (i) have been prepared in accordance with Approved Accounting Principles consistently applied, except to the extent specified therein;

          (ii) are reguliers et sinceres and give une image fidele of the consolidated financial condition of the Borrowing Group as at the date to which they were drawn up and set forth all material actual or contingent liabilities then existing required to be set forth therein in accordance with Approved Accounting Principles consistently applied;

          subject in the case of any unaudited interim financial statements, to changes resulting from audit and normal year-end adjustments.

12.12     Bankruptcy and Related Matters
          ------------------------------

12.12.1 It has not taken any action nor (so far as it is aware having made all due enquiry) have any steps been taken or legal proceedings been started against it for winding-up, dissolution or re-organisation, the enforcement of any Security Interest over its assets or for the appointment of a receiver, administrative receiver, or administrator, trustee or similar officer of it or of any or all of its assets or any other procedure under which it obtains protection from any of its creditors, or any analogous proceedings in any relevant jurisdiction.

12.12.2 As at the Completion Date and immediately prior to the Drawdown, it (unless it is a Non-Material Subsidiary) will be solvent within the definition of any law applicable to it which requires as a condition to the validity (and/or non-voidability) of financial obligations undertaken, or Security Interest granted, by it that it be solvent.

12.13     Accountants' Report
          -------------------

          In relation to the Accountants' Report:-

          (i) all factual information contained in the Accountants' Report was, at the date of the report, true and accurate in all material respects; and

          (ii) all assumptions and presumptions contained in the Accountants' Report (on the consolidated basis contemplated in the Accountants' Report) attributable to any member of the Borrowing Group were reasonable at the time they were made and in relation to the period in respect of which they were made.

12.14     Environmental Report
          --------------------

          In relation to the Environmental Report, to the best knowledge of the Parent and CEAC after due inquiry all factual information contained in the Environmental Report was, at the date of such report, true and accurate in all material respects and nothing has occurred since the date of such report which renders any factual statement therein misleading in any material respect.

12.15     No Material Adverse Effect
          --------------------------

          Except as specifically set forth in Schedule 12.15, no event or matter having or likely to have a Material Adverse Effect has occurred since 31st December 1993 to and including the Completion Date.

12.16     Litigation
          ----------

          Except as specifically set forth in Schedule 12.16, no litigation, arbitration or administrative proceeding to which it is party is current or pending or, so far as it is aware, threatened against it nor is there subsisting any unsatisfied judgement or award given against it by any court, board of arbitration or other body, which is reasonably likely to result in liability to any member of the Borrowing Group which has a Material Adverse Effect.

12.17     Environmental Warranties
          ------------------------

12.17.1 No Environmental Event has occurred at any time in relation to any site now or previously owned or occupied by any Borrower, Guarantor or any of their respective subsidiaries which is reasonably likely to have a Material Adverse Effect.

12.17.2 It has obtained and is, and has at all times been, in substantial compliance with all Environmental Licences necessary in connection with the ownership and operation of its facilities and business as currently owned and operated or if there is or has been any failure to so obtain or any non- compliance with such Environmental Licences such failure or non-compliance is not reasonably likely to have a Material Adverse Effect.

12.17.3 No circumstances exist which may reasonably be expected to prevent or interfere with any Borrower, Guarantor or any of their respective subsidiaries obtaining or being in substantial compliance with any Environmental Licences in the future so as to give rise to a Material Adverse Effect.

12.17.4 On the basis of its ongoing reviews which identify and evaluate liabilities and costs relating to Environmental Law, it has reasonably concluded that the application of any Environmental Law to it or any of its subsidiaries is not reasonably likely to have any Material Adverse Effect.

12.17.5 Its operations, and the operations of its subsidiaries, are, and at all times have been, in full compliance with all Environmental Law or if there is any non-compliance with Environmental Laws, such non-compliance is not reasonably likely to have a Material Adverse Effect. No circumstances exist which currently are known or ought reasonably to be known by it which may reasonably be expected to prevent or interfere with any Borrower, Guarantor or any of their respective subsidiaries being in full compliance with any Environmental Laws in the future so as to give rise to a Material Adverse Effect.

12.18     Group Structure
          ---------------

          The structure of the Borrowing Group upon Completion is as set out in
          Schedule 4, and on the Completion Date the Borrowers will have no other subsidiaries except as set forth therein. Schedule 4 includes details of all companies, partnerships, joint ventures and other entities in which any member of the Borrowing Group has an interest in excess of ten per cent (10%) of the aggregate of all voting shares or equivalent interests then in issue, and the percentage of such shares or equivalent interests held by the members of the Borrowing Group. The identity of each Non-Material Subsidiary on the date of this Agreement is separately listed on Schedule 4.

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

12.19     Acquisition Agreements
          ----------------------

          The Acquisition Agreements are as of the date of this Agreement, and will be as of the Completion Date, the only agreements, documents or instruments to which any Obligor is a party which govern any material term of the Acquisition, other than terms relating to the elimination of intercompany receivables which will take place as part of the procedures for the funding of the Acquisition.

12.20     Margin Stock
          ------------

          Neither it, nor any of its subsidiaries, is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.


12.21     Employee Benefit Plans
          ----------------------

          It has instituted all employee benefit plans legally necessary for the carrying on of the Business, those plans in place are in full force and effect and each such plan is fully funded to meet its expected obligations as they come due except for such failure to fund, the liability as to which is not reasonably likely to have a Material Adverse Effect.

12.22     Parent and Exide Holdings Warranties
          ------------------------------------

12.22.1 Each of the representations and warranties made by FIAT in the Acquisition Agreements are or were true and accurate at the date or dates required by the Acquisition Agreement, except to the extent the failure of any such representation or warranty to be true and accurate is not and is not reasonably likely to have a Material Adverse Effect (assuming for purposes of determining Material Adverse Effect that such representation or warranty was true immediately prior to its being made).

12.22.2 At the Completion, (i) Exide Holdings will be the legal and beneficial owner of all the Shares other than any thereof which are Directors Qualifying Shares, (ii) the Parent will be the legal and beneficial owner of all of the outstanding equity capital of Exide Holdings other than any thereof which are Directors Qualifying Shares, and
          (iii) the Parent will be the legal and beneficial owner (directly or indirectly through subsidiaries) of not less than 89% of the outstanding equity capital of Tudor.

12.22.3 Upon concluding the procedures for funding the Acquisition, which will be concluded simultaneously with the funding of the initial Advance hereunder, Exide Holdings will have no material assets and no material business other than the ownership of (a) the Shares and (b) substantially all of the outstanding equity capital of Exide France S.A., a societe anonyme organised under the laws of France with its registered office at 8 Rue Jean Goujon,

          Paris 75008, France, and will have no Financial Indebtedness or other material liabilities, other than such as have arisen in connection with the Acquisition.


 13.      UNDERTAKINGS
          ------------

13.1      Duration of Undertakings
          ------------------------

          Each Borrower undertakes to each of the Finance Parties in the terms of the provisions of Clauses 13.2 to 13.4 inclusive (except to the extent that any of such undertakings is stated to be made only by one or more specific members of the Borrowing Group, in which case such undertaking shall be construed as being made only by such member or members), and each of the Parent and Exide Holdings undertakes to each of the Finance Parties in the terms of the provisions of Clause 13.5, all such undertakings to continue until the liabilities and obligations under each of the Finance Documents have been finally discharged and no Finance Party has any obligation to lend hereunder, unless in any case the Agent (acting on the instructions of the Majority Lenders) agrees otherwise.

13.2      General Undertakings
          --------------------

13.2.1    Use of Proceeds
          ---------------

          It will use the proceeds of Advances only for the purposes specified in Clause 2.2 and, in the case of such proceeds advanced by it to any other person, will procure that such proceeds are used for such purposes.

13.2.2    Authorisations and Consents
          ---------------------------

          It will, and will procure that each of its subsidiaries will, obtain and promptly renew from time to time and maintain in full force and effect all such authorisations, approvals, consents, licences and exemptions, and promptly make and renew from time to time all such filings and registrations, as may be required under any applicable law or regulation (i) to enable it to perform its material obligations under each of the Finance Documents and (ii) for the validity and enforceability thereof, subject to the Reservations.

13.2.3    Change of Business
          ------------------

          It will not, and will procure that each of its subsidiaries will not, engage in any material business other than the Business or any business reasonably incidental thereto.

13.2.4    Maintenance of Status and Authorisations, Title to Assets
          ---------------------------------------------------------

          It will, and will procure that each of its subsidiaries will:-

          (a) do all such things as are necessary to maintain their respective legal existences, except that (i) two or more Tier I Obligors may consolidate or merge with one another, (ii) two or more Tier II Obligors may consolidate or merge with one another and (iii) two or more persons which are neither Tier I Obligors nor Tier II Obligors may consolidate or merge with one another, in each case in accordance with Clause 13.2.9;

          (b) ensure that it and each of them has the right and is duly qualified to conduct their respective business as conducted in all applicable jurisdictions, and obtain and maintain all licences, consents, authorisations, franchises, intellectual property and other rights necessary for the preservation and operation of such businesses in all material respects, except to the extent that the absence of any such right or qualification, or the non-existence or non-maintenance of such licences, consents, authorisations, franchises, property or rights, would not have, and would not be reasonably likely to have, a Material Adverse Effect; and

          (c) comply in all material respects with all laws, regulations, judgements, orders, licenses, permits or consents binding upon it, except where non-compliance would not have, and would not be reasonably likely to have, a Material Adverse Effect.

13.2.5    Arm's Length Transactions
          -------------------------

          It will not enter into, and will procure that each of its subsidiaries does not enter into, any arrangement or transaction other than on an arm's length basis.

13.2.6    Insurances
          ----------

          It will:-

          (a) maintain and will procure that each of its subsidiaries maintains in full force and effect adequate insurance (including, without limitation, employer's and public liability insurance and business interruption/loss of profits insurance) in relation to its and their respective assets and businesses against all such risks as are normally insured against by other companies (whose practice is not to self-insure except in connection with reasonable excesses) owning or possessing similar assets or carrying on similar businesses in an amount, to the extent reasonably possible, equal to the full replacement cost of such assets (after allowing for any decrease in value of such assets as a result of normal wear and tear in the case of plant and machinery and related assets), in respect of its or their respective businesses, except where its failure to do so will not have a Material Adverse Effect; and

          (b)  supply copies of all such policies if so requested by the Agent.

13.2.7    Taxes
          -----

          It will pay within any permitted period, and will procure that each of its subsidiaries pays within any permitted period, all material Taxes imposed upon it or any of them or any of its or their assets, income or profits or any transactions undertaken or entered into by it or any of them (other than such Taxes as are being contested in good faith by appropriate proceedings, pending determination of which payment may lawfully be withheld, in respect of which Taxes there shall be set aside adequate reserves in accordance with Approved Accounting Principles).

13.2.8    Disposals
          ---------

          It will not, and will procure that its subsidiaries will not (whether by a single transaction or a number of related or unrelated transactions and whether at the same time or over a period of time) sell, transfer or otherwise dispose of any of its assets (including shares of the capital stock of any other person, or if such person is not an incorporated entity, other ownership interests therein, and the coverage of this undertaking is to be deemed to include any transaction the effect of which would be to reduce the percentage of any class of shares or interests in any person held directly or indirectly by CEAC) or all or any part of its undertakings, assets or revenues or any interest therein, other than:-

          (a)  disposals of assets in the ordinary course of trading;

          (b) payment of cash in respect of a transaction not otherwise prohibited by this Agreement, and exchange of cash equivalents for cash;

          (c) the exchange or prompt replacement of assets for or with other assets required for its trading activities of similar or greater value than the assets disposed of or replaced, on arm's length commercial terms;

          (d) disposals of assets which are no longer required for the purposes of its business at a price not significantly less than the market value of those assets less, if the assets would otherwise be liquidated, the costs of the liquidation;

          (e) disposals, other than disposals of shares of or ownership interests in an Obligor, not falling within any other paragraph of this Clause 13.2.8 whose consideration does not exceed FF 25,000,000 in any one case and FF 135,000,000 when aggregated with all other such disposals made by the Borrowing Group following the Completion Date;

          (f) disposals required by any condition or limitation referred to in Clause 4.1.1(b), approved by the Agent (acting on the instructions of the Majority Lenders) to the extent required by Clause 4.1.1(b); and

          (g) sales by CEAC of receivables, the proceeds of which are utilised in accordance with Clause 7.3.1, provided that the face amount of
                                                --------
               receivables so sold, when combined with the face amount of receivables financed pursuant to paragraph (xiii) of the definition of "Permitted Indebtedness", shall not exceed 33 1/3% of the aggregate face amount of receivables of CEAC and its subsidiaries as of the date of (and immediately prior to) the relevant sale.

          Except as permitted by sub-clause (c) above, no disposal permitted hereunder will be made other than for a cash consideration payable on or before completion on terms that the purchaser thereof does not obtain title or possession to any asset the subject of such disposal prior to completion of such disposal and payment of the whole consideration therefor; provided that such consideration may take
                                  --------
          the form of promissory notes in an aggregate principal amount outstanding to the Borrowing Group at any one time of not more than FF 25,000,000.

13.2.9    Merger, Consolidation, Etc.
          ---------------------------

          It will not, and will procure that its subsidiaries do not, merge or consolidate with any other person (whether by winding-up, dissolution or other means) except that (i) two or more Tier I Obligors may consolidate or merge with one another, (ii) two or more Tier II Obligors may consolidate or merge with one another and (iii) two or more persons which are neither Tier I Obligors nor Tier II Obligors may consolidate or merge with one another, in each case provided the Agent shall have received legal opinions in respect of the relevant merger or consolidation in form and substance reasonably satisfactory to it, which legal opinions shall, in any event, confirm that none of the rights of any Finance Party or the material obligations and liabilities to any Finance Party of any of the companies in the Borrowing Group will, after such merger or consolidation, cease to be in full force and effect.

13.2.10   Negative Pledge
          ---------------

          It will not, and will procure that its subsidiaries will not, create or have outstanding any Security Interest on or over its respective assets, except for Permitted Security Interests.

13.2.11   Indebtedness
          ------------

          It will not, and will procure that its subsidiaries will not, incur any Financial Indebtedness other than Permitted Indebtedness.

13.2.12   Loans, Etc.
          -----------

          It will not, and will procure that its subsidiaries will not, make any loans or grant any credit to any person or make any other similar arrangement other than (i) loans to directors or employees which, together with all such loans made by other members of the Borrowing Group, do not exceed a maximum aggregate amount of FF 5,000,000 or the Equivalent Amount outstanding at any time for the entire Borrowing Group, (ii) trade credit granted in the ordinary course of its trading business, (iii) loans of proceeds of Cash Advances to the extent permitted by Clause 2.2, (iv) loans to all material terms of which the Agent (acting upon the instructions of the Majority Lenders) has consented, (v) loans to governmental agencies and instrumentalities required by the operation of applicable law, (vi) loans or credits granted by a Tier I Obligor to another Tier I Obligor, or by a Tier II Obligor to another Tier II Obligor, or by a person which is neither a Tier I Obligor nor a Tier II Obligor to a Tier I Obligor or to a Tier II Obligor or to a person which is neither a Tier I Obligor nor a Tier II Obligor, where in each case the terms of the loan or credit to the recipient thereof are no less favourable than those that would be agreed on an arm's length basis, and (vii) provided that no Event of Default or Potential Event of Default then exists or would result therefrom, loans (net of any repayments thereof) by CEAC to the Parent or any of its subsidiaries (other than CEAC and its subsidiaries) which, when aggregated with dividends paid in accordance with Clause 13.2.16, do not exceed 75% of the Net Income of CEAC for all Accounting Reference Periods ending after the Completion Date.

13.2.13   Acquisitions of Subsidiaries or Businesses
          ------------------------------------------

          It will not, and will procure that its subsidiaries will not, acquire any subsidiaries which are not its subsidiaries immediately after Completion or acquire any business after Completion or enter into any agreement under which it may be or become bound to acquire any subsidiary or business other than acquisition of any subsidiaries or businesses, the aggregate consideration (paid and payable by the persons in the Borrowing Group) for which in any calendar year may not exceed FF 25,000,000 or the Equivalent Amount in any one calendar year or FF

          50,000,000 or the Equivalent Amount for all such acquisitions following the Completion Date.

13.2.14   Payments to its Members and Affiliates
          --------------------------------------

          It will not, and will procure that its subsidiaries will not, make any payment to the Parent or any of the Parent's subsidiaries (other than members of the Borrowing Group) by way of management fee, royalty fee or otherwise except in respect of services actually provided on bona fide arm's length commercial terms and such fee may only be paid if no Event of Default has occurred and is continuing.

13.2.15   Acquisition and Supply Agreements
          ---------------------------------

          13.2.15.1 It will, and will procure that each of its subsidiaries will, at their own cost and expense take all reasonable steps to preserve and enforce available rights and remedies in respect of the Acquisition Agreements or any breach thereof, maintain in full force and effect and during their term comply with the terms of the respective Acquisition Agreements to which they are parties, in all material respects, and not agree to any waiver of any material term of or to any material amendment or variation of the terms of the Acquisition Agreements.

          13.2.15.2 It will, and will procure that each of its subsidiaries will, at their own cost and expense take all reasonable steps to preserve and enforce available rights and remedies in respect of the Supply Agreements or any breach thereof, maintain in full force and effect (subject to rights of termination exercisable by the other party or parties thereto not arising from the relevant Obligor's (or its subsidiaries') actions or omissions) and during their term comply with the terms of the Supply Agreements to which they are parties, in all material respects, and not agree to any waiver of any material term of or to any material amendment or variation of the terms of the Supply Agreements except to the extent that the failure to perform or observe any of the undertakings set forth in this Clause
                     13.2.15.2 is not reasonably likely to have a Material Adverse Effect.

13.2.16   Restriction on Payment of Dividends, Etc.
          -----------------------------------------

          CEAC will not, and Exide Holdings will not permit the shareholders of CEAC to, declare or pay, directly or indirectly, any dividends or make any other distribution, or other amounts whether in cash or otherwise, on any ordinary shares of CEAC, or any other shares of CEAC or directly or indirectly redeem, purchase, retire or otherwise acquire any thereof; provided that so long as no Event of Default or
                       --------
          Potential Event of Default then exists or would exist after giving effect thereto, CEAC may, and Exide Holdings may permit the shareholders of CEAC to, declare and pay dividends to CEAC's shareholders in an amount which, when aggregated with loans and credits outstanding pursuant to Clause 13.2.12(vii), do not exceed 75% of the Net Income of CEAC and its subsidiaries for all Accounting Reference Periods ending after the Completion Date.


13.2.17   Restriction on Redemption and Acquisition of Own Shares
          -------------------------------------------------------

          It will not, and will procure that the other Borrowers will not, directly or indirectly redeem, purchase, retire or otherwise acquire for consideration any shares, warrants or other equity or equity related securities issued by it or set apart any sum for any such purpose or otherwise reduce its capital without the consent of the Agent (acting on the instructions of the Majority Lenders).

13.2.18   Environmental Obligations
          -------------------------

          It will:-

          (a) and will procure that each of its subsidiaries will, comply in all material respects with (i) the terms and conditions of all Environmental Licences applicable to it or any of its subsidiaries, and (ii) all other applicable Environmental Law, and for these purposes will implement and procure that each subsidiary implements procedures to achieve compliance with any Environmental Law, in any such case except where any failure to comply, implement or procure does not and is not reasonably likely to have a Material Adverse Effect;

          (b) and will procure that each of its subsidiaries will, promptly upon receipt or discovery of the same, notify the Agent of any
               (i) Environmental Claim; and (ii) claim, notice or other communication served on it in respect of (x) any suspension, revocation or material modification of any Environmental Licence applicable to it or any of its subsidiaries which is material to the conduct by it or its subsidiaries (as appropriate) of its business (save where such suspension or revocation arises by reason of and is immediately followed by the issue of an Environmental Licence in substantially the same terms), or (y) any breach of any Environmental Law where any matter set forth in sub-clause (i) or (ii) of this Clause 13.2.18(b) has or is reasonably likely to have a Material Adverse Effect;

          (c) provide the Agent with such official certificates and other information as the Agent shall reasonably require from time to time to evidence its compliance and the compliance of each of its subsidiaries with Environmental Law except where, in the case of such other information, disclosure to the Agent would, in the reasonable written opinion of the Borrower's counsel or legal adviser delivered to the Agent (which counsel or legal adviser, to the extent it has not previously delivered an opinion referred to in Clause 4.1.1(e), shall be reasonably acceptable to the Agent), result in the loss of privilege from discovery of the required information by a member of the Borrowing Group or one of their respective subsidiaries in connection with litigation or other enforcement activity between such member and a third party relating to such compliance;

          (d) promptly upon becoming aware thereof, inform the Agent of any Environmental Contamination which has or is reasonably likely to have a Material Adverse Effect, and promptly upon receiving written notice of the entry of any property owned or occupied by it or any of its subsidiaries (or any property with respect to which it or any of its subsidiaries has liability or potential liability) on any register maintained by any government or like authority for those properties deemed contaminated with Dangerous Substances including, without limitation, a "black spots" list, inform the Agent of the entry where the entry has or is reasonably likely to have a Material Adverse Effect;

          (e) notify the Agent promptly upon publication or other written notice of any change to or addition to any applicable Environmental Law the effect of which change or addition is reasonably likely to have a Material Adverse Effect; and

          (f) procure that each of its subsidiaries will undertake a suitable site assessment of the Environmental status of any material real property (or any material interest therein) or any company in which it intends or they intend to acquire a majority interest (which assessments shall include, but not be limited to, a written environmental site assessment prepared by a reputable environmental consultant for real property or interests therein acquired or held by any company to be acquired), provided it is so permitted by the then owner of such real property, and will notify the Agent of the results of such assessment.

13.2.19   Intellectual Property
          ---------------------

          It will, and will procure that each of its subsidiaries will, to the extent reasonably practicable in carrying on their respective businesses:-

          (a) observe and comply with all material obligations and laws to which it in its capacity as registered proprietor, beneficial owner, user, licensor or licensee of the Relevant Intellectual Property or any part thereof is subject, except to the extent that the failure to observe and comply with such obligations and laws does not and is not reasonably likely to have a Material Adverse Effect;

          (b) do all acts as are reasonably practicable to maintain, protect and safeguard the Relevant Intellectual Property and not discontinue the use of any of the Relevant Intellectual Property nor allow it to be used in such a way that it is put at risk by becoming generic or by being identified as disreputable in any material way, except to the extent that the failure to do such acts does not and is not reasonably likely have a Material Adverse Effect;

          (c) duly register in such register(s) or with such authorities as may be available for the purpose and in such name(s) as may be required by the law and practice of the place of registration such of the Relevant Intellectual Property and all assignments, licences and mortgages thereof as may be capable of registration in such place(s), except to the extent that the failure to so register any thereof does not and is not reasonably likely to have a Material Adverse Effect;

          (d) pay all fees necessary to maintain, protect and safeguard the Relevant Intellectual Property and the registrations required to be made under Clause 13.2.19(c) before the latest time provided for payment thereof, except to the extent that the failure to make any such payments does not and is not reasonably likely to have a Material Adverse Effect;

          (e) take all such reasonable steps, including the commencement of legal proceedings, as may be necessary to safeguard and maintain the validity, reputation, integrity, registration or subsistence of the Relevant Intellectual Property, except to the extent that the failure to take such steps does not and is not reasonably likely to have a Material Adverse Effect;

          (f) not change the specification referred to in any registration of any Relevant Intellectual Property or permit any disclaimer, condition, restriction, memorandum or other thing to be entered on the registration of any of the trade marks comprised within the Relevant Intellectual Property the effect of which will be to materially adversely affect the value of such trade marks, except to the extent that such changes and entries do not and are not reasonably likely to have a Material Adverse Effect;

          (g) not assign, sever, dispose of or otherwise part with control of the Relevant Intellectual Property, create or permit to subsist any Security Interest therein or grant any licence to any person to use the same in any manner which will be to adversely affect the value of such Relevant Intellectual Property, except to such extent as does not and is not reasonably likely to have a Material Adverse Effect;

          (h) maintain a comprehensive, detailed and up-to-date centralised record of all Relevant Intellectual Property (including details of agents engaged in relation to registrations thereof); and

          (i) as and when reasonably requested by the Agent, promptly provide the Agent with a copy of the record described in Clause 13.2.19(h) and/or a written summary of all Relevant Intellectual Property created or acquired since the date of this Agreement or the date of the last notification, as the Agent may request.

13.2.20   Investments
          -----------

          It will not, and will procure that its subsidiaries will not, own any interest in any share, equity related investment or investment security other than Permitted Investments.

13.2.21   Constitutional Documents
          ------------------------

          It will not, and will procure that its subsidiaries will not, make any material amendments to its respective organisational documents.

13.2.22   Blockage of Payments, Etc.
          --------------------------

          It is not, and will procure that none of its subsidiaries is, a party to any contractual or similar arrangement pursuant to which any such subsidiary is prohibited from making any loan, payment of dividends, distributions of income or other amounts, or transferring any properties or assets, to the relevant Borrower, or any condition or requirement is imposed on any such payment or transfer except, in the case of prohibitions on transfers of properties or assets, customary provisions restricting subletting or assignment of any lease governing a leasehold interest of it or one of its subsidiaries.

13.2.23   No Subordination
          ----------------

          It will not, and will procure that its subsidiaries will not, permit any Financial Indebtedness or other obligation owed by it to another member of the Borrowing Group, or to it by another member of the Borrowing Group, to be contractually subordinated to any other obligations.

13.2.24   Absence of Negative Pledges
          ---------------------------

          It will not, and will procure that its subsidiaries will not, covenant for the benefit of any person other than the Lenders pursuant to the Finance Documents, to refrain from granting for the purpose of securing Financial Indebtedness, Security Interests on all or any portion of its or their assets or properties, except in respect of assets subject to Permitted Security Interests in favour solely of the holder of the relevant Security Interest.

13.2.25   Additional Guarantors
          ---------------------

          It will procure that each of its subsidiaries which either after the Completion Date becomes a Material Subsidiary (an "Existing Material
                                                             -----------------
          Subsidiary") or is a person to be acquired pursuant to Clause 13.2.13
          -----------
          which would be a Material Subsidiary after giving effect to such acquisition (an "Acquired Material Subsidiary") executes and
                           ----------------------------
          delivers, in the case of an Existing Material Subsidiary, within 90 days of availability to the Borrower's Agent of information demonstrating that such subsidiary has become a Material Subsidiary and, in the case of an Acquired Material Subsidiary, substantially contemporaneously with the consummation of its acquisition, to the Agent a Deed of Accession and the documents described in Clauses 4.1.1(a) and (e) relevant to it.

13.3      Information and Accounting Undertakings
          ---------------------------------------

13.3.1    Events of Default
          -----------------

          The Borrowers' Agent will notify the Agent of the occurrence of any Event of Default or Potential Event of Default immediately upon becoming aware of it and will from time to time on request deliver to the Agent a certificate confirming that no Event of Default or Potential Event of Default has occurred or setting out details of any Event of Default or Potential Event of Default and the action taken or proposed to be taken to remedy it.

13.3.2    Books of Account
          ----------------

          It will, and will procure that each of its respective subsidiaries will, keep proper books of account and will prepare management accounts in the usual form and will permit the Agent or any authorised representative of the Agent upon reasonable notice to visit them and inspect the same at the place where they are maintained and to interview such officers and employees of the Borrowing Group as the Agent may reasonably require, provided that such visits and interviews may not occur more frequently than once a year unless an Event of Default has occurred.

13.3.3    Appointment of Auditors
          -----------------------

          It will not and will procure that its subsidiaries will not, at any time appoint or continue to employ any auditors other than the Auditors or other auditors of international repute approved by the Agent.

13.3.4    Financial Statements and Operating Budget
          -----------------------------------------

          The Borrowers' Agent will deliver to the Agent in form and substance acceptable to the Agent for distribution to the Lenders sufficient copies for each of the Lenders of the following:-

          (a) as soon as available and in any event within 120 days after the end of each Accounting Reference Period, the consolidated financial statements of the Borrowing Group audited by the Auditors as at the end of and for that financial year;

          (b) as soon as available and in any event within 60 days after the end of each Accounting Quarter (commencing on or after the Completion Date), the unaudited consolidated financial statements of the Borrowing Group and consolidating financial statements of CEAC, setting out separately the accounts of each Borrower (and any other member of the Borrowing Group as reasonably requested by the Agent) and the relevant consolidating adjustments as at the end of, and for, the relevant Accounting Quarter;

          (c) as soon as available and in any event within 30 days after the end of each fiscal month of CEAC, the consolidated financial statements of CEAC and its subsidiaries as at the end of such month; and

          (d) not less than 30 days before the beginning of each successive Accounting Reference Period, the Operating Budget applicable to such Accounting Reference Period;

          the financial statements provided pursuant to Sub-clauses 13.3.4(a),
          (b) and (c) to include, without limitation, in respect of each Accounting Quarter or Accounting Reference Period, as the case may be, a statement of consolidated profit and loss, a consolidated balance sheet, a consolidated cash flow statement, together with a comparison of all such information with the information, if any such consolidated information is available, for the corresponding period in the preceding financial year of the Borrowing Group (or part thereof following the date hereof), and the financial statements provided pursuant to Sub-Clauses 13.3.4 (a), (b) and (c) to include a comparison with the relevant projections, estimates or forecasts in the relevant Operating Budget.

13.3.5    Financial Covenant and Other Compliance Certificates
          ----------------------------------------------------

          Each of the financial statements delivered under Sub-clauses 13.3.4(a) and (b) shall be accompanied by a certificate signed by the chief executive officer with responsibility for finance of CEAC and (in the case of financial statements delivered pursuant to Sub-clause 13.3.4(a)) approved by a corporate meeting of the Board of Directors of CEAC certifying whether or not the Borrowing Group is in compliance with each of the covenants contained in Clause 13.4.1 (such certificate to contain detailed calculations reasonably acceptable to the Agent demonstrating such determination), confirming that at the date of such financial statement no Event of Default or Potential Event of Default had occurred, or if one has occurred, a description thereof and the action taken or proposed to be taken to remedy it and, in the case of the annual financial statements, (i) listing each Material Subsidiary as at the date of such annual financial statements, and (ii) accompanied by a certificate from the Auditors (in such form and with such content as the Agent may reasonably require) demonstrating whether or not the Borrowers are in compliance with the covenants contained in Clause 13.4.1.

13.3.6    Accounting Reference Period/Accounting Quarter
          ----------------------------------------------

          No alteration may be made to its Accounting Reference Period or Accounting Quarters without the prior written consent of the Agent (which consent shall not be unreasonably withheld), other than a once-only change required to conform such Accounting Reference Period and Accounting Quarter to the financial year of the Parent. The Agent may require such changes in the financial covenants contained in this Agreement as will fairly reflect any such change.

13.3.7    Auditors' Investigations
          ------------------------

          The Borrowers' Agent will, if so required by the Agent acting on the instructions of the Majority Lenders (who believe reasonably and in good faith that either (i) any financial statements or calculations provided by the Borrowers' Agent are inaccurate or incomplete in any material respect or (ii) the financial performance of the Borrowing Group is reasonably likely to give rise (or has given rise) to a breach of one or more of the financial covenants in Clause 13.4), at the reasonable expense of the Borrowers, instruct the Auditors or other firm of accountants selected by the Agent to discuss the financial position of the Borrowing Group with the Borrowers and/or to carry out an investigation into the affairs of the Borrowing Group and/or the financial performance of the Group and/or the accounting and other reporting procedures and standards of the Borrowing Group. Such investigation may include an independent valuation of stock and receivables. The Auditors or other accountants shall be instructed to disclose to the Agent and the Lenders (and provide it and the Lenders with copies of) such information as the Agent may reasonably request regarding the financial condition and operations of the Borrowers and any other member of the Borrowing Group. The Borrowers shall not be obliged to pay for any such exercise more than once in any Accounting Reference Period unless a previous exercise demonstrated that the financial information provided by the Borrowers' Agent pursuant to this Agreement was materially incorrect, in which case the Borrowers shall be liable for the costs of a subsequent exercise such as are necessary to ensure that appropriate action has been taken to rectify the problems identified.

13.3.8    Other Information
          -----------------

          CEAC will promptly deliver to the Agent for distribution to the Lenders:-

          (a) details of any litigation, arbitration or administrative proceedings which, if resolved against a member of the Borrowing Group, could reasonably be expected to give rise to a Material Adverse Effect;

          (b) at the same time as sent to its public shareholders or its financial creditors, any other document or information sent to such shareholders or creditors;

          (c) such other information relating to its financial condition or operations (including sales and details in relation to its debtors), or those of any other member of the Borrowing Group, as the Agent (or any other Lender through the Agent) may from time to time reasonably request; and

          (d) details of any occurrence or circumstance which will affect the ability of any member of the Borrowing Group to perform any of its payment obligations under any of the Finance Documents.

13.3.9    Other Investigations
          --------------------

          It will, and will procure that its subsidiaries will, permit the Agent and such person or persons as the Agent shall nominate at all reasonable times during normal business hours and on not less than 24 hours' written notice to enter into and upon the principal premises from which the relevant Borrower's or subsidiary's business is being conducted to view the state and condition of such premises.



13.3.10   Approved Accounting Principles
          ------------------------------

          All audited financial statements or accounts of the Borrowing Group delivered or to be delivered to the Agent under this Agreement shall be prepared in accordance with Approved Accounting Principles. If as a result of a change in law or other change in generally accepted accounting principles such statements or accounts are required to be prepared on a different basis, or if any change in Approved Accounting Principles would result in any material change in the manner in which any item relevant to the covenants in Clause 13.4 (Financial Covenants) is accounted for or reported by the Borrowing Group:-

          (a)  the Borrowers' Agent shall promptly so advise the Agent;

          (b) on request of the Agent, the Borrowers' Agent and the Agent (on behalf of the Lenders) shall negotiate in good faith with a view to agreeing such amendments to Clause 13.4 and/or the definitions of any or all of the terms used therein as are necessary as a result of such change in law or in generally accepted accounting principles (or other change) to give the Lenders comparable protection to that contemplated at the date of this Agreement;

          (c) if amendments satisfactory to the Lenders are agreed by the Borrowers and the Agent in writing within 30 days of such notifications to the Agent, those amendments shall take effect in accordance with the terms of that agreement; and

          (d) if such amendments are not so agreed within 30 days, within 15 days after the end of that 30 day period, the Borrowers' Agent shall either:_

               (i) deliver to the Agent, in reasonable detail and in a form satisfactory to the Agent, details of all such adjustments as need to be made to the relevant financial statements in order to bring them into line with Approved Accounting Principles or, as the case may be, to eliminate the effect of the relevant change; or

               (ii) ensure that the relevant financial statements are prepared in accordance with the Approved Accounting Principles subject, as the case may be, to eliminating the effect of the relevant change.



13.3.11   Annual Meeting with Banks
          -------------------------

          At the request of the Agent, CEAC shall within 120 days after the close of each of its fiscal years hold a meeting at a time and place selected by CEAC and reasonably acceptable to the Agent, with all of the Lenders at which meeting shall be reviewed the financial results of the previous fiscal year, the financial condition of CEAC and its subsidiaries and the Operating Budget for the then current fiscal year of CEAC.

13.3.12   Environmental Report Updates
          ----------------------------

          CEAC shall within 60 days after the end of each Accounting Reference Period furnish the Agent and each Lender with an environmental audit report, satisfactory in form and scope to the Agent, from the environmental consultants who prepared the Environmental Report or other environmental consulting firms acceptable to the Agent, which updates, as of the end of each Accounting Reference Period, the Environmental Report.

13.4      Financial Covenants
          -------------------

13.4.1    It undertakes that:-

          (a)  Interest Cover
               --------------

          In respect of each period specified below the ratio of EBIT to Total Interest of the Borrowing Group (tested quarterly and calculated as set forth in Clause 13.4.2) shall not be less than the ratio specified below for that period:-

                 PERIOD                   MINIMUM
                                           RATIO
- -------------------------------------------------
Completion Date to 31st December 1995         2.5
- -------------------------------------------------
1st January 1996 to 31st December 1996        3.0
- -------------------------------------------------
1st January 1997 and thereafter               4.0
- -------------------------------------------------

          (b)  Net Worth
               ---------

               As at the end of each successive Accounting Quarter, the remainder of the Net Worth of the Borrowing Group, less loans and
                                                                  ----
               credits outstanding pursuant to Clause 13.2.12 (vii) and interest accrued and unpaid thereon (tested and calculated as set forth in Clause 13.4.2) shall not be less than the sum of (i) FF 1,600 million and (ii) 25% of the Net Income of CEAC and its subsidiaries for all Accounting Reference Periods beginning after the Completion Date, not taking into account any period during which such Net Income is negative.

          (c)  Gearing
               -------

               In respect of each period specified below, the ratio of (i) the remainder of Total Borrowings less cash and Permitted Investments
                                             ----
               described in Clauses (ii) to (vi) (inclusive) of the definition of "Permitted Investments", to (ii) Net Worth of the Borrowing Group (tested quarterly and calculated as set forth in Clause 13.4.2) shall not be greater than the ratio specified below for that period:-

                 PERIOD                   MAXIMUM
                                           RATIO
- -------------------------------------------------
Completion Date to 31st December 1996         .50
- -------------------------------------------------
1st January 1997 to 31st December 1998        .30
- -------------------------------------------------
1st January 1999  and thereafter              .25
- -------------------------------------------------


13.4.2    Calculation
          -----------

          (a)
               (i) On the last day of each Accounting Quarter ending on or after 31st March 1995 which falls prior to the last day of the first full Accounting Reference Period following Completion, the covenants contained in Clauses 13.4.1(a) and
                    (c) will be tested on the basis of the aggregate of the preceding complete Accounting Quarters, up to four such quarters.

               (ii) On the last day of the first full Accounting Reference
                    Period following Completion and on the last day of each subsequent Accounting Quarter, the covenants contained in Clauses 13.4.1(a) and (c) will be tested on a rolling aggregate basis for the immediately preceding four quarterly periods ending on the last day of the relevant Accounting Quarter.

          (b) The covenants contained in Clauses 13.4.1(a), (b) and (c) will be required to be tested and satisfied by reference to the quarterly management accounts in respect of the first three Accounting Quarters of each Accounting Reference Period, delivered to the Agent pursuant to Clauses 13.3.4(b), for the relevant period, and by reference to the audited accounts required to be delivered to the Agent pursuant to Clause 13.3.4(a) in respect of the fourth Accounting Quarter of each Accounting Reference Period; provided
                                                                       --------
               that if when the audited accounts become available they either demonstrate that the figures in any relevant quarterly management accounts utilised for any such calculation cannot have been substantially accurate or indicate a material discrepancy which is prejudicial to the Finance Parties between the aggregate figures for the management accounts for the four relevant Accounting Quarters and the aggregate audited figures, then the Agent shall require such adjustment to the calculations made or to be made as it reasonably considers appropriate to rectify such inaccuracy or discrepancy, and compliance with the covenants in Clause 13.4.1 will be determined by reference to such adjusted figures.

          (c) The components of each definition will be calculated in accordance with the Approved Accounting Principles. In the case of any component calculated by reference to management accounts such Approved Accounting Principles will be applied within the reasonable parameters which may be expected of management accounts not the subject of audit procedures.

13.5      Undertakings of the Parent and Exide Holdings
          ---------------------------------------------

13.5.1 Each of the Parent and Exide Holdings undertakes in the terms of the provisions of Clauses 13.2.2 (Authorisations and Consents), for itself only, and without giving effect to any references to subsidiaries set forth therein. Exide Holdings further undertakes in the terms of Clauses 13.2.16 (Restriction on payment of Dividends, Etc.) and Clause 13.2.4(a) (Maintenance of Status and Authorisations), in the case of Clause 13.2.4(a) for itself only, and without giving effect to any references to subsidiaries set forth therein.

13.5.2    (a)  Each of the Parent and Exide Holdings undertakes that, subject to
               Clause 13.5.2(c), it will after the date of Completion continue to be the legal and beneficial direct (in the case of Exide Holdings) or indirect (in the case of the Parent) owner of at least 99.7% of the issued and outstanding shares of each class or series of the capital stock of CEAC.

          (b) The Parent undertakes that, subject to Clause 13.5.2(c), it will after the date of Completion continue to be the legal and beneficial owner (directly or indirectly through subsidiaries) of at least:-

               (i) 100% of the issued and outstanding shares of each class or series of the capital stock of Exide Holdings and

               (ii) 89% of the issued and outstanding shares of each class or series of the capital stock of Tudor.

          (c) Each of the undertakings in sub-clauses (a) and (b) of this Clause 13.5.2 shall be deemed complied with to the extent that any non-compliance therewith is a result solely of (i) any shares becoming Directors Qualifying Shares, (ii) any exercise of Tudor Convertible Bonds (not legally or beneficially owned on the date hereof by the Parent or any of its subsidiaries) in accordance with their terms, or (iii) the pledging to any one or more financial institutions of the shares of the capital stock of Exide Holdings, CEAC or Tudor, or any direct or indirect parent thereof which is a subsidiary of the Parent, and/or the exercise by such institution or institutions of any rights or remedies in connection therewith.

13.5.3 Each of the Parent and Exide Holdings undertakes that it will promptly deliver to the Agent for distribution to the Lenders details of any event relating to the actual or potential bankruptcy or similar occurrence with respect of the Parent.

13.5.4 Each of the Parent and Exide Holdings undertakes that it will promptly contribute to CEAC as an additional capital contribution 43% of any moneys recovered by it from time to time in a claim for breach of contract or warranty in connection with the Acquisition, for application in accordance with Clauses 7.3.2 and 7.4.1, and such moneys shall not be deemed to be received in respect of assets required in the conduct of the Business for the purpose of Clause 7.3.2.

13.5.5 The Parent undertakes that it will not sell, transfer or otherwise dispose directly or indirectly of any of its shares in Exide Holdings except for shares that, immediately after such sale, transfer or other disposition, are Directors Qualifying Shares, and Exide Holdings undertakes that it will not sell, transfer or otherwise dispose directly or indirectly of any shares in CEAC except for shares that, immediately after such sale, transfer or other disposition, are Directors Qualifying Shares; provided that each of the undertakings in this Clause 13.5.5 shall be deemed complied with to the extent non-compliance therewith is a result solely of the pledging to one or more financial institutions of the shares of capital stock of Exide Holdings or CEAC, or any direct or indirect parent thereof which is a subsidiary of the Parent, and/or the exercise of any rights or remedies in connection therewith.


 14.      EVENTS OF DEFAULT
          -----------------

14.1      List of Events
          --------------

          Each of the events set out in this Clause 14.1 constitutes an Event of Default whether or not the occurrence of the event concerned is outside the control of the Borrowers or any other person.

14.1.1    Payment Default
          ---------------

          Any Obligor fails to pay on the due date any amount payable by it under any of the Finance Documents at the place at and in the currency in which it is expressed to be payable but, without prejudice to Clause 27.1, such non-payment shall not constitute an Event of Default if it is a non-payment in respect of interest or fees and the relevant payment is received by the Agent within three Business Days of the due date for payment thereof.

14.1.2    Breach of Other Obligations
          ---------------------------

          (a) Any Borrower fails to comply with any of its obligations in Clause 13.4 (Financial Covenants);

          (b) any Borrower fails to comply with any of its obligations in Clause 13 (other than Clause 13.4) or the Parent or Exide Holdings fails to comply with any covenant contained in Clause
               13.5 and, in any such case, if such
               failure is, in the reasonable opinion of the Agent, capable of remedy, it is not remedied within ten Business Days after the first of any Borrower becomes aware of such failure; or

          (c) any Obligor fails to comply with or perform any of its other obligations or undertakings under any of the Finance Documents and, if such failure is, in the reasonable opinion of the Agent, capable of remedy, it is not remedied within ten Business Days after the first of any Obligor becomes aware of such failure.

14.1.3    Misrepresentation
          -----------------

          Any representation, warranty or statement which is made by any Obligor in any of the Finance Documents or is contained in any certificate, statement or notice provided under or pursuant to any of the Finance Documents proves to be incorrect in any material respect when made (or deemed to be repeated) unless the circumstances giving rise to that default are, in the reasonable opinion of the Agent, remediable, and are remedied within ten Business Days of the first of any Obligor becoming aware of the same.

14.1.4    Invalidity, Unlawfulness, Etc.
          -----------------------------

          (a) Any material provision of any Finance Document is, or becomes, invalid or unenforceable for any reason (except by reason of the unavailability of specific performance or other equitable remedy) or shall be repudiated or the validity or enforceability of any provision of any Finance Document shall at any time be contested by any Obligor party thereto, or any Obligor shall deny the existence of any liability or obligation on its part thereunder.

          (b) At any time it is or becomes unlawful under the laws of any applicable jurisdiction for any Obligor to perform any of its material obligations under any Finance Document.

          (c) At any time any act, condition or thing required to be done, fulfilled or performed in order (i) to enable any Obligor lawfully to enter into, exercise its rights under and perform the material obligations expressed to be assumed by it in any of the Finance Documents, (ii) to ensure that the material obligations expressed to be assumed by any Obligor in any Finance Document are legal, valid and binding or (iii) to make each Finance Document admissible in evidence in France (other than the payment of any stamp

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

               tax described in the opinion delivered by Messrs. Gide Loyrette Nouel and accepted by the Agent pursuant to Clause 4.1.1(e)) and the jurisdiction or jurisdictions in which any Obligor is organised or incorporated (in each case, only to the extent the relevant Obligor is a party thereto), is not done, fulfilled or performed, and if the relevant matter is, in the reasonable opinion of the Agent, capable of remedy, it is not remedied within fourteen Business Days after the first of any Obligor becomes aware of such matter.

14.1.5    Insolvency
          ----------

          Any member of the Borrowing Group other than a Non-Material Subsidiary is declared insolvent or is unable, or admits in writing its inability, to pay its debts as they fall due or stops or threatens to stop payment of its debts generally or becomes insolvent within the terms of any applicable law.

14.1.6    Receivership and Administration
          -------------------------------

          (a) An application is made for the appointment of an administrator (as such term is used in the Insolvency Act 1986) or similar official in relation to any member of the Borrowing Group other than a Non-Material Subsidiary or a resolution is passed by the directors or shareholders of the Parent or any such member for such an application to be made.

          (b) A liquidator, trustee, administrative or other receiver, manager (being a person acting on behalf of all or any creditors) or similar officer is appointed in respect of (or takes possession of) any member of the Borrowing Group other than a Non-Material Subsidiary or in respect of (or takes possession of) all or any part of its assets.

          (c) Any distress, execution, attachment (other than an attachment or arrestment to found jurisdiction) or other process affects any asset of any member of the Borrowing Group (other than a Non-Material Subsidiary), except where such member is, in good faith, reasonably contesting such distress, execution, attachment or other process by proceedings diligently pursued and such distress, execution, attachment or other process is discharged or stayed within 14 days.

14.1.7    Compositions and Arrangements
          -----------------------------

          A moratorium in respect of all or any classes of debts of any member of the Borrowing Group other

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

          than a Non-Material Subsidiary or a composition or an arrangement with creditors generally of any such member or any other arrangement whereby its affairs are submitted to the control of its creditors is applied for, ordered or declared.

14.1.8    Winding-up or Similar
          ---------------------

          Any order is made or resolution passed or any legal proceedings are consented to by any member of the Borrowing Group other than a Non-Material Subsidiary or otherwise commenced for the suspension of payments generally or dissolution, termination of existence, liquidation, winding-up or bankruptcy of such member.

14.1.9    Protection from Creditors
          -------------------------

          Any order is made or resolution is passed or other action is taken by or with respect to any member of the Borrowing Group other than a Non-Material Subsidiary for protection from creditors of such member.

14.1.10   Similar Events Elsewhere
          ------------------------

          There occurs in relation to any member of the Borrowing Group (other than a Non-Material Subsidiary) or any of their respective assets, in any country or territory in which that member is organised or carries on business or to the jurisdiction of whose courts it or any of its assets are subject, any event which corresponds in that country or territory with any of those mentioned in Clauses 14.1.5 to 14.1.9 (inclusive) (including, without limitation, the filing of any petition or the commencement of any proceedings under any United States federal or state bankruptcy, insolvency, reorganisation or other similar law), or such member or its assets otherwise become subject, in any such country or territory, to any law relating to insolvency, bankruptcy or liquidation.

14.1.11   Cessation of Business
          ---------------------

          Any member of the Borrowing Group other than a Non-Material Subsidiary ceases, or threatens to cease, to carry on all or a substantial part of its business.

14.1.12   Compulsory Acquisition
          ----------------------

          All or any part of the property or assets of any member of the Borrowing Group other than a Non-Material Subsidiary is compulsorily acquired by, or by the order of, any central or local governmental authority and such acquisition results in a Material Adverse Effect.

14.1.13   Security Interests
          ------------------

          Any Security Interest securing obligations or liabilities in excess of FF 10,000,000 or the Equivalent Amount affecting the business, undertaking or any of the assets of any member of the Borrowing Group and securing indebtedness becomes enforceable (other than by the exercise of a lien arising solely by operation of law in the ordinary course of trading where the indebtedness in respect of which that lien is being exercised (i) has been due for less than seven days or (ii) is being contested in good faith by appropriate means) whether or not steps are taken to enforce the same.

14.1.14   Cross Default
          -------------

          14.1.14.1 Any other Financial Indebtedness in excess of FF 20,000,000 or the Equivalent Amount of any member of the Borrowing Group:-

               (a) is not paid when due or within any applicable grace period in any agreement relating to that Financial Indebtedness; or

               (b) becomes due and payable (or presently capable of being declared due and payable) before its normal maturity or is placed upon demand (or any commitment for any such indebtedness is cancelled or suspended) by reason of a default or event of default, however described, or by reason of any other contractual provision requiring prepayment.

          14.1.14.2 Any amount due under a WCP Facility becomes due and payable (or presently capable of being declared due and payable) before its normal maturity or is placed on demand (or any WCP Commitment for any WCP Facility is cancelled or suspended) by reason of a default, however described, relating thereto.

14.1.15   Auditors' Qualification
          -----------------------

          The Auditors qualify their report on the audited consolidated financial statements of CEAC in any way whatsoever.

14.1.16   Material Adverse Effect
          -----------------------

          An event or circumstance occurs which has, or is reasonably likely to have, a Material Adverse Effect.

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

14.1.17   Litigation
          ----------

          Except as specifically set forth in Schedule 14.1.7, any litigation, arbitration or administrative proceedings are current or pending at the date of this Agreement or are commenced after that date against any member of the Borrowing Group which has, or is reasonably likely to have, a Material Adverse Effect.

14.1.18   Environmental Defaults
          ----------------------

          (a) Any member of the Borrowing Group does not comply with any Environmental Law or Environmental Licences or becomes subject to any liability or potential liability in respect of Dangerous Substances and that non-compliance or liability or potential liability is reasonably likely to have a Material Adverse Effect;

          (b) If any entry on any register maintained by any government or like authority for those properties deemed contaminated with Dangerous Substances, including, without limitation, a "black spots" list, is made in respect of any property owned by any member of the Borrowing Group (or with respect to which property any member of the Borrowing Group has any liability or potential liability) and as a result of such registration there is a fall in the value of the property in question which is reasonably likely to have a Material Adverse Effect;

          (c) any change in applicable Environmental Law results in the imposition of any liability on any Finance Party in relation to any Environmental Event which liability is reasonably likely to have a Material Adverse Effect; or

          (d) any change in applicable law causes the rights of any person in relation to any Environmental Claim against any member of the Borrowing Group to rank ahead of the rights of any Finance Party against it in a manner which has a Material Adverse Effect.

14.2      Cancellation and Repayment
          --------------------------

          At any time after the occurrence and during the continuance of an Event of Default the Agent may and, if so instructed by the Majority Lenders, will by notice to the Borrowers' Agent:-

          (a) cancel any unborrowed amount of the Facilities (whereupon the commitment of each Lender in respect to each Facility shall be reduced to zero);

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

          (b) declare all Advances, accrued interest thereon and any other sum accrued under this Agreement and any of the other Finance Documents to be immediately due and payable, whereupon they shall become so due and payable; and/or

          (c) require the relevant Borrower immediately to procure that each Revolving Credit Guarantee and each Letter of Credit is cancelled with immediate effect, or pay to the relevant Issuing Lender an amount equal to the Letter of Credit Outstandings or Revolving Credit Guarantee Outstandings (as applicable) allocable thereto.


 15.      GUARANTEE
          ---------

15.1      Guarantee
- ----      ---------

          Each Guarantor irrevocably and unconditionally:-

          (a) as principal obligor, guarantees to each Finance Party prompt performance by each Borrower (any reference in this Guarantee to one or more Borrowers shall not be construed to include a reference by a Guarantor to itself in its capacity as a Borrower), of all their respective obligations under the Finance Documents;

          (b) undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, such Guarantor shall forthwith on demand by the Agent pay that amount as if such Guarantor instead of the relevant Borrower were expressed to be the principal obligor; and

          (c) indemnifies each Finance Party on demand against any loss or liability suffered by it under the Finance Documents as a result of any obligation guaranteed by such Guarantor being or becoming unenforceable, invalid or illegal.

15.2      Continuing Guarantee
          --------------------

          This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Borrowers under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

15.3      Reinstatement
          -------------

          (a) Where any discharge (whether in respect of the obligations of any Borrower or any security for those obligations or otherwise)

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

               is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of each Guarantor under this Clause 15 shall continue as if the discharge or arrangement had not occurred.

          (b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

15.4      Waiver of Defences
          ------------------

          The obligations of each Guarantor under this Clause 15 will not be affected by, and each Guarantor waives its rights (to the fullest extent permitted by law) in connection with, any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 15 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):-

          (a) any time or waiver granted to, or composition with, any Borrower or any other person;

          (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets (including any balance of any deposit or account or credit on the books of any Finance Party or other person in favour of any Borrower or any other person) of, any Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

          (c) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of any Borrower or any other person;

          (d) any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 15 shall include each variation or replacement;

          (e) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that such Guarantor's obligations under this Clause 15 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; or

          (f) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Borrower under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of each Guarantor's obligations under this Clause 15 be construed as if there were no such circumstance.


15.5      Immediate recourse
          ------------------

          Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from such Guarantor under this Clause 15.

15.6      Appropriations
          --------------

          Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:-

          (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

          (b) hold in a market rate interest-bearing suspense account any moneys received from each Guarantor or on account of such Guarantor's liability under this Clause 15, without liability to pay interest on those moneys.

15.7      Non-competition
          ---------------

          Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, each Guarantor shall not, after a claim has been made or by virtue of any payment or performance by it under this Clause 15:-

          (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of such Guarantor's liability under this Clause 15;

          (b) claim, rank, prove or vote as a creditor of any Borrower or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

          (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any Borrower, or exercise any right of set-off as against any Borrower.

          Each Guarantor shall hold in trust for and forthwith pay or transfer to the Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 15.7.

15.8      Additional Security, Relation to Other Obligations of Guarantors;
          -----------------------------------------------------------------

          This guarantee is in addition to and shall not in any way be prejudiced by any other security now or hereafter held by any Finance Party.


 16.      THE AGENT AND THE OTHER FINANCE PARTIES
          ---------------------------------------

16.1      Appointment and duties of the Agent, Arranger and Lead Managers
          ---------------------------------------------------------------

16.1.1 Each Lender hereby appoints (i) Bankers Trust Company as Agent, Arranger and a Lead Manager, to act as its agent, arranger and lead manager, respectively, and (ii) Bank of America National Trust and Savings Association, Bank of Montreal and Dresdner Bank Luxembourg S.A. to act with Bankers Trust Company as lead manager, under and in connection with the Finance Documents for the purpose of the Finance Documents and irrevocably authorises Bankers Trust Company for and on its behalf to exercise such rights, powers and discretions as are specifically delegated to it by the terms of the Finance Documents, together with all such rights, powers and discretions as are incidental thereto, and to give a good discharge for any moneys payable under the Finance Documents.

16.1.2 The Agent will act solely as agent for the Lenders in carrying out its functions as agent under the Finance Documents and will exercise the same care as it would in dealing with a credit for its own account.

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

16.1.3 The relationship between the Lenders and the Agent is that of principal and agent only. The Agent shall not have, nor be deemed to have, assumed any obligations to, or trust or fiduciary relationship with, the other Finance Parties or the Parent, Exide Holdings or any member of the Borrowing Group other than those for which specific provision is made by the Finance Documents.

16.1.4 References in this Clause 16 to "Agent" shall be deemed also to be references to the Agent in its capacities as Arranger and Lead Manager and (save where specific reference is made to the contrary).

16.2      Agent's Duties
          --------------

          The Agent shall:-

16.2.1 promptly send to each Lender details of each communication received by it from the Parent, the Borrowers' Agent or the members of the Borrowing Group under the Finance Documents, except that details of any communication relating to a particular Lender shall be sent to that Lender only;

16.2.2 promptly send to each Lender a copy of any legal opinion delivered under this Agreement or any of the other Finance Documents and of any document or information received by it pursuant to Clause 13.3 (Information and Accounting Undertakings) or (if requested) pursuant to Clause 4.1;

16.2.3 subject to those provisions of this Agreement which require the consent of all the Lenders, act in accordance with any instructions from the Majority Lenders or, if so instructed by the Majority Lenders, refrain from exercising a right, power or discretion vested in it under this Agreement or any of the Finance Documents;

16.2.4 have only those duties, obligations and responsibilities expressly specified in the Finance Documents; and

16.2.5 without prejudice to any other clause hereof (including without limitation Clauses 16.3.5, 16.4(c) and 16.6.3), promptly notify each Lender of the occurrence of any Event of Default or Potential Event of Default.

16.3      Agent's Rights
          --------------

          The Agent may:-

16.3.1 perform any of its duties, obligations and responsibilities under the Finance Documents by or through its personnel, delegates or agents (on the basis that the Agent may extend the benefit of any indemnity received by it hereunder to its personnel, delegates or agents);

16.3.2 refrain from exercising any right, power or discretion vested in it under the Finance Documents until it has received instructions from the Majority Lenders, or where relevant, all the Lenders;

16.3.3 unless it has received notice in writing to the contrary treat (a) the Lender which makes available any portion of an Advance as the person entitled to repayment of that portion and (b) the office set under a Lender's name in Schedule 1 (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) as its Lending Office;

16.3.4 refrain from doing anything which would or might in its opinion be contrary to any law, regulation, directive or judgement of any court of any jurisdiction or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such law, regulation, judgement or directive;

16.3.5 assume that no Event of Default or Potential Event of Default has occurred unless an officer of the Agent while active on the account of the Borrowers acquires actual knowledge to the contrary;

16.3.6 refrain from taking any step (or further step) to protect or enforce the rights of any Lender under this Agreement or any of the other Finance Documents until it has been indemnified and/or secured to its satisfaction against any and all costs, losses, expenses or liabilities (including legal fees) which it would or might sustain or incur as a result;

16.3.7 rely on any communication or document believed by it to be genuine and correct and to have been communicated or signed by the person to whom it purports to be communicated and signed;

16.3.8 rely as to any matter of fact which might reasonably be expected to be within the knowledge of the Borrowers on a statement by or on behalf of the Borrowers; and

16.3.9 obtain and pay for such legal or other expert advice or services as may seem necessary to it or desirable and rely on any such advice.


16.4      Exoneration of Agent, Arranger and Lead Managers
          ------------------------------------------------
          Neither the Agent nor the Arranger nor the Lead Managers nor any of their respective personnel or agents:-

          (a) shall be responsible for the adequacy, accuracy or completeness of any representation, warranty, statement or information in the Information Memorandum, any of the Finance Documents or any notice or other document delivered under the Finance Documents;

          (b) shall be responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of any of the Finance Docu ments;

          (c) shall be obliged to enquire as to the occurrence or continuation of an Event of Default or a Potential Event of Default;

          (d) shall be responsible for any failure of the Parent or any member of the Borrowing Group or any of the Lenders duly and punctually to observe and perform their respective obligations under the Finance Documents;

          (e) shall be responsible for the consequences of relying on the advice of any professional advisers selected by any of them in connection with the Finance Documents;

          (f) shall be liable for acting (or refraining from acting) in what it believes to be in the best interests of the Lenders in circumstances where it has been unable, or it is not practicable, to obtain the instructions of the Lenders or the Majority Lenders (as the case may be); or

          (g) shall be liable for anything done or not done by it under or in connection with the Finance Documents save in the case of its own negligence or wilful misconduct.

16.5      The Agent, the Arranger and the Lead Managers individually
          ----------------------------------------------------------

16.5.1 If it is a Lender, each of the Agent, the Arranger and the Lead Managers shall have the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as if it were not also acting as Agent, Arranger or Lead Managers.

16.5.2    Each of the Agent, the Arranger and the Lead Managers may:-

          (a) retain for its own benefit (and without liability to account) any fee or other sum receivable by it for its own account; and

          (b) accept deposits from, lend money to, provide any advisory, trust or other services to or engage in any kind of banking or other business with any party to this Agreement, or any subsidiary or affiliate of any party (and, in each case, may do so without liability to account).

16.6      Communications and Information
          ------------------------------

16.6.1 All communications to the Parent, the Borrowers' Agent and/or any member of the Borrowing Group are to be made by or through the Agent. Each Finance Party will notify the Agent of, and provide the Agent with a copy of, any communication between such Finance Party, the Parent, the Borrowers' Agent, any member of the Borrowing Group or any other of the Finance Parties on any matter concerning the Facilities or the Finance Documents.

16.6.2 The Agent will not be obliged to transmit to the other Finance Parties any information in any way relating to any of the parties to the Finance Documents which the Agent may have acquired otherwise than in connection with the Facilities or the Finance Documents.

16.6.3 In acting as Agent for the Lenders, the Agent's banking division shall be treated as a separate entity from any other of its divisions (or similar unit of the Agent in any subsequent re-organisation), subsidiaries or affiliates (the "Other Divisions") and, in the event
                                           ---------------
          that the Agent should act for the Parent, any of the
          Parent's subsidiaries, the Borrowers' Agent, any Borrower or any other members of the Borrowing Group in a corporate finance or other advisory capacity ("Advisory Capacity"), any information given by any
                              -----------------
          of them to one of the Other Divisions is to be treated as confidential and will not be available to the Finance Parties without the consent of the person for whom the Agent is acting in an Advisory Capacity, provided that:-

          (a) the consent of that person shall not be required in relation to any information which the Agent in its discretion determines relates to an Event of Default or a Potential Event of Default or in respect of which the Lenders have given a confidentiality undertaking in a form satisfactory to the Agent and the Borrowers' Agent or that person; and

          (b) if representatives or employees of the Agent receive information in relation to an Event of Default or a Potential Event of Default while acting in an Advisory Capacity they will not be obliged to disclose such information to representatives or employees of the Agent in their capacity as agent bank, arranger, lead manager or administrative agent hereunder or to any of the Lenders if to do so would breach any rule or regulation or fiduciary duty imposed upon such persons.

16.7      Non-Reliance on Agent, Arranger or Lead Managers
          -----------------------------------------------

          Each Lender confirms in favour of the Agent, Arranger and Lead Managers that it is (and will at all times continue to be) solely responsible for making its own independent investigation and appraisal of the business, operations, financial condition, creditworthiness, status and affairs of the Parent and the Borrowing Group and has not relied, and will not at any time rely on the Agent or the Arranger or the Lead Managers:-

16.7.1 to provide it with any information relating to the business, operations, financial condition, creditworthiness, status and affairs of the Parent or the Borrowing Group, whether coming into its possession before or after the making of any Advance, except as otherwise specifically provided herein; or

16.7.2 to check or enquire into the adequacy, accuracy or completeness of any information provided by the Parent or Borrowing Group under or in connection with this Agreement or any other Finance Document (whether or not such information has been or is at any time circulated to it by the Agent), including, without limitation, that contained in the Information Memorandum; or

16.7.3 to assess or keep under review the business, operations, financial condition, creditworthiness, status or affairs of any member of the Borrowing Group.

16.8      Indemnity to Agent, Arranger and Lead Managers
          ---------------------------------------------

16.8.1 Each Lender shall on demand fully indemnify the Agent, the Arranger and the Lead Managers and their respective officers, employees and affiliates (collectively the "Agency Indemnitees") in the proportion
                                        ------------------
          which its Relevant Amount bears to the Relevant
          Amounts of all the Lenders at the relevant time against any cost, expense or liability sustained or incurred by any of the Agency Indemnitees in their respective capacities as Agent, Arranger and Lead Managers as a consequence of or in connection with complying with any instructions from the Lenders or the Majority Lenders (as the case may be) or otherwise sustained or incurred in their respective capacities as Agent, Arranger and Lead Managers in connection with the Finance Documents or its respective duties, obligations and responsibilities under the Finance Documents, except to the extent that they are sustained or incurred principally as a result of the negligence or wilful misconduct of such Agency Indemnitee as finally determined by a court having jurisdiction (the determination not being subject to appeal) .

16.8.2 The provisions of Clause 16.8.1 are without prejudice to the obligations of the Borrowers to indemnify the Agency Indemnitees pursuant to Clause 27 and the Borrowers will reimburse each Lender on demand for any payment made by that Lender pursuant to Clause 16.8.1.

16.9      Termination and Resignation of Agency: Appointment of Successor
          ---------------------------------------------------------------

16.9.1 The Agent may resign its appointment at any time by giving notice to the Lenders and the Borrowers' Agent.

16.9.2    A successor Agent shall be selected:-

          (a) by the retiring Agent (following consultation with the Borrowers' Agent) nominating one of its Affiliates (as defined below) as successor Agent in its notice of resignation; or

          (b) if the retiring Agent makes no such nomination, by the Majority Lenders nominating one of the Lenders as successor Agent (following consultation with the Borrowers); or

          (c) if the Majority Lenders have failed to nominate a successor Agent within 30 days of the date of the retiring Agent's notice of resignation, by the retiring Agent nominating a financial institution of good standing to be the successor Agent.

          For this purpose "Affiliate" in relation to the Agent means one of its affiliates or holding companies (both as defined in the Companies Act
          1985) or another affiliate of any of such holding companies.

16.9.3 The resignation of the retiring Agent and the appointment of the successor Agent will only become effective upon the successor Agent accepting its appointment as Agent in writing at which time:-

          (a) the successor Agent will become bound by all the obligations of the Agent and become entitled to all the rights, privileges, powers, authorities and discretions of the Agent hereunder;

          (b) the agency of the retiring Agent will terminate but without prejudice to any liabilities which the retiring Agent may have incurred or the indemnities to which the retiring Agent may be entitled prior to the termination of its agency; and

          (c) the retiring Agent will be discharged from any further liability or obligation under or in connection with the Finance Documents (save that the outgoing Agent shall pay to the successor a pro rata proportion of the agency fee paid under Clause 11.1.1(c)).

16.9.4 The retiring Agent will co-operate with the successor Agent in order to ensure that its functions are transferred to the successor Agent without disruption to the service provided to the Borrowing Group and the Lenders and will promptly make available to the successor Agent such documents and records as have been maintained in connection with this Agreement in order that the successor Agent is able to discharge its functions.

16.9.5 The provisions of this Agreement will continue in effect for the benefit of any retiring Agent in respect of any actions taken or omitted to be taken by it or any event occurring before the termination of its agency.

16.10     Payments to Finance Parties
          ---------------------------

16.10.1 The Agent will account to the other Finance Parties for their due proportion of all sums received by the Agent or the Security Agent (as the case may be) for such Finance Parties, whether by way of repayment of principal or payment of interest, commitment commission, fees or otherwise.

16.10.2 Save as otherwise specifically agreed between the Agent and the other Finance Parties in the case of any arrangement fee, the Agent may retain for its own use and benefit, and shall not be liable to account to the other Finance Parties for all or any part of, any sums received by it by way of agency fee or any other fee or by way of reimbursement of expenses incurred by it.

16.11     Change of Office of Agent, Arranger or Lead Managers
          ---------------------------------------------------

          The Agent, the Arranger or the Lead Managers may at any time and from time to time in their respective sole discretion by written notice to the Borrowers' Agent and each of the other Finance Parties designate a different office from which their respective duties as Agent, Arranger or Lead Managers will thereafter be performed.


17.       EVIDENCE OF INDEBTEDNESS
          ------------------------

          In any proceedings relating to this Agreement, a statement as to any amount due to any Finance Party under this Agreement which is certified as being correct by an officer of the Agent and a statement as to any amount due to a Finance Party under this Agreement which is certified as being correct by an officer of that Finance Party shall in the absence of manifest error, unless otherwise provided in this Agreement, be prima facie evidence of the amount so due and that such amount is in fact due and payable.

18.       APPLICATION OF MONEYS
          ---------------------

          If any sum paid or recovered in respect of the liabilities of the members of the Borrowing Group under any of the Finance Documents is less than the amount then due, the Agent shall apply that sum in the following order:-

          (a) first to any unpaid fees and reimbursement of unpaid expenses of the Agent and the Security Agent;

          (b) secondly to any unpaid fees and reimbursement of unpaid expenses of the Lenders;

          (c)  thirdly to unpaid interest;

          (d)  fourthly to unpaid principal; and

          (e)  fifthly to other amounts due under the Finance Documents;

          in each case (other than (a), (b) and, to the extent of differences in amounts of interest owing to PIBOR-Eligible Lenders and other Lenders,
          (c)) pro rata to the outstanding amounts owing to the Finance Parties
               --- ----
          under the Finance Documents taking into account any applications under this Clause 18.



19.       PRO RATA PAYMENTS
          -----------------

19.1 If any amount owing by any member of the Borrowing Group under any Finance Document to a Lender (the "Recovering Lender") is discharged
                                             -----------------
          by payment, set-off, use of cash collateral or any other manner other than through the Agent in accordance with Clause 9.1.1 (such amount being referred to in this Clause 19.1 as the "Recovery"), then:-
                                                        --------

          (a) within two Business Days of receipt of the Recovery, the Recovering Lender shall pay to the Agent an amount equal (or equivalent) to such Recovery;

          (b) the Agent shall treat such payment as if it were part of the payment to be made by the Borrowers to the Lenders rateably in accordance with their respective Commitments; and

          (c) save for any receipt by the Recovering Lender as a result of the operation of paragraph (b) above, as between the members of the Borrowing Group and the Recovering Lender the Recovery shall be treated and deemed as not having been paid.

19.2 Each Lender shall notify the Agent promptly of any such Recovery by that Lender other than by payment through the Agent. If any Recovery subsequently has to be wholly or partly refunded by the Recovering Lender which paid an amount equal thereto to the Agent under Clause 19.1(a), each Lender to which any part of that amount was distributed shall, on request from the Recovering Lender, repay to the Recovering Lender such Lender's pro rata share of the amount which has to be refunded by the Recovering Lender.

19.3 Each Lender shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this Clause
          19. Notwithstanding the foregoing provisions of this Clause 19, no Recovering Lender shall be obliged to share with another person any Recovery which it receives pursuant to legal proceedings taken by it to recover any sums owing to it under the Finance Documents where such other person has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Lender are instituted by it without prior notice having been given to such other person through the Agent).

19.4 Failure by any Recovering Lender to comply with any of the provisions of this Clause 19 shall not release any other Recovering Lender from any of its obligations or liabilities under this Clause 19.

19.5 Each party to this Agreement agrees to take all steps required of it pursuant to Clause 19.1, and to use its reasonable endeavours to obtain any consents or authorisations which may at any relevant time be required, for any payment by it pursuant to this Clause 19.

19.6 The provisions of this Clause 19 shall not, and shall not be construed so as to, constitute a charge by a Lender over all or any part of a sum received or recovered by it in the circumstances mentioned in this Clause 19.

20.       SET-OFF
          -------

          Any Finance Party may without notice to any member of the Borrowing Group following the giving of notice by the Agent pursuant to Clause 14.2, combine, consolidate or merge all or any of the accounts of the members of the Borrowing Group with, and liabilities to, that Finance Party and may set off or transfer any sum standing to the credit of any such accounts in or towards the satisfaction of any of the liabilities of the members of the Borrowing Group to that Finance Party under the Finance Documents (whether or not such liabilities are then due for payment), and may do so notwithstanding that the balances on such accounts and the liabilities may not be expressed in the same currency and each Finance Party is hereby authorised to effect any necessary conversions at the Finance Party's own rate of exchange then prevailing.

21.       NOTICES
          -------

21.1 Save as specifically otherwise provided in this Agreement or agreed with the Agent any notice, demand or other communication to be served under this Agreement may be served upon any party hereto only by posting by first class (or air mail) post or by delivering the same in person or by courier or sending the same by facsimile transmission to the party to be served at its address or facsimile number given in the relevant Finance Document or at such other address or number as it may from time to time notify in writing to the other parties hereto. As regards the initial parties to this Agreement, their respective addresses and numbers are set out under their respective names in
          Schedule 1 or in the signature pages of this Agreement.

21.2 A notice or demand served by first class (or air mail) post shall be deemed duly served upon receipt, a notice or demand served in person or by courier shall be deemed duly served when delivered and a notice or demand sent by facsimile transmission shall be deemed to have been served at the time of transmission unless served on a non-Business Day or after 5.00 p.m. at the place in which the recipient is located in which case it will be deemed served at 9.00 a.m. at the place in which the recipient is located on the following Business Day.

21.3 In proving service of any notice or demand it will be sufficient to prove, in the case of a letter, that such letter was properly stamped or franked first class (or with appropriate air mail postage), addressed and placed in the post, in the case of a notice or demand served by courier that it was delivered by the courier company and, in the case of a facsimile transmission, that such facsimile was duly transmitted to a current facsimile number of the addressee at the address referred to above and the transmission report indicates that it was correctly sent and received.


22.       NO IMPLIED WAIVERS
          ------------------

22.1 No failure or delay by the Agent, the Arranger or any of the Lead Managers or any other Finance Party in exercising any right, power or privilege under any of the Finance Documents shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

22.2 The rights and remedies provided in the Finance Documents are cumulative and not exclusive of any rights and remedies provided by law and all such rights and remedies howsoever arising will, save where expressly provided to the contrary therein, be available to the Finance Parties severally and any Finance Party shall be entitled to commence proceedings in connection therewith in its own name.


23.       INVALIDITY OF ANY PROVISION
          ---------------------------

          If any of the provisions of this Agreement become invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.


24.       CONFIDENTIALITY
          ---------------

24.1 Each of the Finance Parties agrees with the Borrowers to hold confidential all information which they acquire under or in connection with the Finance Documents save to the extent they are required by law or regulation, or are requested by any regulator with jurisdiction over, or over any business of, the relevant Finance Party or any of its subsidiaries or affiliates, or where necessary in connection with litigation, to disclose the same or the same comes into the public domain (otherwise than as a result of a breach of this Clause 24).

24.2 Nothing in Clause 24.1 shall restrict any Finance Party from disclosing information in accordance with Clause 25.4 (Disclosure of Information).

24.3 Except to the extent required by law, all public announcements in relation to this Agreement shall be made through the Agent. The Agent will not make any written public announcement in relation to this Agreement without first having the text of the announcement approved by the Parent (such approval not to be unreasonably withheld or delayed).

25.       CHANGES TO PARTIES
          ------------------

25.1      Assignment by the Borrowers, Etc.
          ---------------------------------

          None of the Parent, Exide Holdings or the members of the Borrowing Group may assign or transfer all or part of their rights or obligations under this Agreement or any of the other Finance Documents.

25.2      Lenders
          -------

25.2.1    A Lender (a "Transferor") may at any time assign or otherwise transfer
                       ----------
          (together, "Transfer") all or any part of its rights or obligations
                      --------
          under the Finance Documents to any person (a "Transferee"), subject to
                                                        ----------
          the other terms of this Clause 25, provided that
                                             --------
          unless the Borrowers' Agent and the Agent otherwise agree, any Transfer by a Transferor (i) in relation to all Facilities other than a WCP Facility, must, to the extent it has rights and/or obligations in respect of one or more Facility, be in relation to both Facilities and any Transfer shall be for the same proportion of the Transferor's rights and obligations in each Facility, and (ii) in relation to a WCP Facility must be in respect of that entire WCP Facility and that Transferor's entire WCP Commitment thereunder .

25.2.2 A Transfer of obligation shall only be effective if made in accordance with Clause 25.3 (Substitution Provisions) or if the Transferee has, prior to the Transfer taking effect, confirmed in writing to the Agent (acting on behalf of all the other Lenders) and to the Borrowers that it undertakes to be bound by the terms of each of the Finance Documents binding upon it as a Lender in form and substance satisfactory to the Agent. On any such Transfer being made, the Transferor shall be relieved of its obligations to the extent that they are transferred to the Transferee.

25.3      Substitution Provisions
          -----------------------

25.3.1 A Transferor may transfer all or any of its rights and obligations under the Finance Documents to a Transferee by means of a novation effected by the Agent executing a Transfer Certificate duly completed and signed on behalf of both the Transferee and the Transferor.

25.3.2 On the later of (i) the date specified in the Transfer Certificate as being the date on or as from which the substitution under this Clause
          25.3 is to take effect and (ii) the date on which the Agent executes the Transfer Certificate, the following shall occur:-

          (a) to the extent that in the Transfer Certificate the Transferor seeks to transfer its rights and obligations under the Finance Documents, the Parent, Exide Holdings and the members of the Borrowing Group and the Transferor shall each be released from further obligations to each other under the Finance Documents (and the appropriate reduction shall be made to the Commitment of the Transferor) and their respective rights against each other shall be cancelled (such rights and obligations beings referred to in this Clause 25.3.2 as "Discharged Rights and Obligations");
                                            ---------------------------------

          (b) the Parent, Exide Holdings and the members of the Borrowing Group and the Transferee shall each assume obligations towards each other and acquire rights against each other which differ from the Discharged Rights and

               Obligations only insofar as the Parent and the members of the Borrowing Group and such Transferee have assumed and acquired the same in place of the Parent and the members of the Borrowing Group and the Transferor;

          (c) the Agent, the Arranger, the Lead Manager, the Managers, the Transferee and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the Transferee been an original party hereto as a Lender with the rights and obligations acquired or assumed by it as a result of the novation; and

          (d) on the date upon which such transfer takes effect, the Transferee shall pay to the Agent for its own account a transfer fee of GBP 500, except that no fee shall be payable in respect of a transfer in respect of which the Original Term Loan Lender or the Original Revolving Credit Lender is the Transferor and which occurs not later than six months after the Completion Date. For the avoidance of doubt, no member of the Borrowing Group shall be liable for the costs of preparation of any Transfer Certificate or for the fee referred to in this Clause 25.3.2(d).

25.3.3 Nothing in this Agreement or any other Finance Document shall oblige a Transferor or cause a Transferor to be liable:-

          (a) to accept a re-assignment or re-transfer from a Transferee of any of the rights or obligations assigned, transferred or novated pursuant to this Clause 25; or

          (b) to support any losses incurred by a Transferee by reason of the non-performance by the Parent or any member of the Borrowing Group of their obligations under any of the Finance Documents.

25.3.4 Each of the parties hereto (other than the Transferor and the Transferee) authorises the Agent to execute on its behalf any Transfer Certificate which has been duly completed in accordance with this Clause 25.3 and executed on behalf of each of the Transferor and the Transferee.

25.3.5 The Agent shall promptly notify the other parties hereto of the receipt and execution by it on their behalf of any Transfer Certificate and shall supply a copy of the Transfer Certificate to each of the Borrowers.

25.4      Disclosure of Information
          -------------------------

          Each Lender may disclose to a proposed assignee or transferee or any sub-participant, risk participant or other participant proposing to enter or having entered into a contract with such Lender whose identity has been approved by the Borrowers' Agent (such approval not to be unreasonably withheld or delayed) regarding the Finance Documents any information in the possession of such Lender relating to the Borrowing Group (and any member of it) as it sees fit subject to such person agreeing in writing to be bound by the confidentiality provisions set out in Clause 24.

25.5      The Agent and the Reference Lenders
          -----------------------------------

25.5.1 Changes to the Agent and the office through which the Agent acts may be effected pursuant to Clauses 16.9 and 16.11 respectively.

25.5.2 If a Reference Lender ceases to be one of the Lenders or, if a Reference Lender is not itself a Lender but an affiliate of a Lender or that Reference Lender was, but ceases to be, one of the Lenders, then:-

          (a) the Lender or, as the case may be, affiliate of the Lender concerned shall cease to be a Reference Lender; and

          (b) the Agent shall in consultation with the Borrowers' Agent appoint another Lender or an affiliate of another Lender to be a Reference Lender.


26.       LENDER DECISIONS
          ----------------

26.1 Subject to Clauses 26.2 and 26.3, any provision of this Agreement or any of the other Finance Documents may be amended, waived, varied or modified with the agreement of the Majority Lenders.

26.2 The following matters shall require the unanimous agreement of all of the Lenders:-

26.2.1    any increase in any Commitment of any Lender;

26.2.2 any extension of any scheduled date for payment of any sum due, owing or payable to any Lender;

26.2.3 any reduction in the amount of any payment of principal, interest, fees or commissions or other amounts payable hereunder by any party;

26.2.4 any amendment, variation or modification of this Clause 26, Clause 19 (Pro Rata Payments), Clause 20 (Set-off), Clause 25.1 (Assignment by the Borrowers, Etc.) or to the definition of Majority Lenders;

26.2.5 any matter which, by the terms of this Agreement as at the date hereof, is stated to be subject to the consent of all Lenders shall not be amended, varied or modified save with the consent of all the Lenders.


26.3 Any amendment, waiver, variation or modification of Clause 16 (The Agent and the other Finance Parties) may not be effected without the agreement of the Agent (giving effect to Clause 16.1.4).


27.       INDEMNITIES
          -----------

27.1      General Indemnity and Breakage Costs
          ------------------------------------

          The Borrowers will fully indemnify each of the Finance Parties, and their respective officers, employees, subsidiaries and affiliates (collectively the "Finance Indemnitees") from and against any expense,
                             -------------------
          loss, damage or liability (including without limitation any arising from any actual or alleged breach of any Environmental Laws) which any of the Finance Indemnitees may incur as a consequence of or in connection with (i) the Acquisition, (ii) the provision of the Facilities or the use of proceeds thereof, (iii) the execution, delivery or performance of any of the Finance Documents, other than, in the case of a Finance Indemnitee, any such expense, loss, damage or liability which is finally determined by a court having jurisdiction (the determination not being subject to appeal) to have resulted principally from the negligence or wilful misconduct of such Finance Indemnitee or which is otherwise reimbursed by a member of the Borrowing Group under the Finance Documents. The Borrowers will further fully indemnify each of the Finance Parties from and against any expense, loss, damage or liability which they may incur as a consequence of any failure to pay any sum due pursuant to the Finance Documents when due, or any failure to borrow when obliged to do so in accordance with this Agreement or repaying an Advance otherwise than on the last day of an Interest Period or otherwise in connection with a breach by the Parent or any member of the Borrowing Group of this Agreement or of any Finance Document, except where it is otherwise reimbursed by a member of the Borrowing Group under the Finance Documents. Without prejudice to its generality, the indemnity in the preceding sentence extends to any interest, fees or other sums whatsoever paid or payable on account of any funds borrowed in order to carry any amount which a member of the Borrowing Group fails to pay in breach of this Agreement and to any loss (including loss of profit), premium, penalty or expenses which may be incurred in liquidating or employing deposits from third parties acquired to make, maintain or fund outstanding Advances or any other amount due or to become due under this Agreement.

27.2      Currency Indemnity
          ------------------

          Without prejudice to Clause 27.1, if:-

27.2.1 any amount payable by any Obligor under or in connection with any Finance Document is received by any Finance Party in a currency (the "Payment Currency") other than that agreed in the relevant Finance Document (the "Agreed Currency"), whether as a result of any judgement or order or the enforcement thereof, the liquidation of that member or otherwise; and

27.2.2 the amount produced by converting the Payment Currency so received into the Agreed Currency is less than the relevant amount of the Agreed Currency;

          then the relevant Obligor shall, as an independent and joint and several obligation, indemnify the relevant Finance Party for the deficiency and any loss sustained as a result. Such conversion shall be made at such prevailing rate of exchange, on such date and in such market as is determined by the relevant Finance Party as being most appropriate for the conversion. The relevant Obligor shall in addition pay the costs of the conversion as an independent and joint and several obligation.

27.3      Waiver
          ------

          Each Obligor waives any right it may have in any jurisdiction to pay any amount under any Finance Document in a currency other than that in which it is expressed to be payable in the relevant Finance Document.


28.       CERTIFICATES CONCLUSIVE
          -----------------------

          A certificate, determination, notification or opinion of a Finance Party, the Majority Lenders or any Lender provided for in any Finance Document shall be conclusive save in the case of manifest error.


29.       GOVERNING LAW
          -------------

          This Agreement shall be governed by and construed in accordance with the laws of England.


30.       JURISDICTION
          ------------

30.1      Submission
          ----------

          For the benefit of each Finance Party, each Obligor agrees that the courts of France and of England have jurisdiction to settle any disputes in connection with any Finance Documents and accordingly submits to the jurisdiction of both the French courts and the English courts.

30.2      Service of Process
          ------------------

          Without prejudice to any other mode of service, each Obligor:-

          (a) irrevocably appoints (i) CEAC, 5-7 allee des Pierres Mavettes, 92636 Gennevilliers, France, as its agent for service of process relating to any proceedings before the French courts in connection with any Finance Document, and (ii) Euro Exide, Exide House, Atlantic Square, Station Road, Witham, Essex CM8 ZTL, England, as its agent for service of process relating to any proceedings before the English courts in connection with any Finance Document;

          (b) agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned; and

          (c) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for notices to it from time to time under Clause 21 (Notices).

30.3      Forum Convenience and Enforcement Abroad
          ----------------------------------------

          Each Obligor:-

          (a) waives objection to the French and English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

          (b) agrees that a judgement or order of a French court or English in connection with a Finance Document is (subject to rights of appeal before the French courts (in the case of the judgement of a French court) or English courts (in the case of the judgement of an English court)) conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

30.4      Non-Exclusivity
          ---------------

          Nothing in this Clause 30 limits the right of a Finance Party to bring proceedings against any Obligor in connection with any Finance Document:-

          (a)  in any other court of competent jurisdiction; or

          (b)  concurrently in more than one jurisdiction.

 31.      COUNTERPARTS
          ------------

          This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument .

 32.      LIMITATION OF LIABILITY OF THE PARENT AND EXIDE HOLDINGS
          --------------------------------------------------------

          Notwithstanding any other provision of this Agreement to the contrary, neither the Finance Parties nor any other person shall have any right of suit or other recourse a gainst the Parent, Exide Holdings or any of their respective assets arising from any representation, warranty, certification, undertaking or other agreement of the Parent or Exide Holdings set forth herein or made in connection herewith (including without limitation pursuant to Clauses 4.1.1 or 4.2), except for those set forth in Clause 13.5.4 and, by virtue of Clause 4.5.4, the agreement to indemnify arising from failure to borrow set forth in Clause 27.1 and the agreement to pay commitment fees set forth in Clause 11.1.1(a); provided that nothing in this Clause 32 shall
                            --------
          prevent the occurrence of a Potential Event of Default or an Event of Default or the exercise against or in respect of any member of the Borrowing Group of any right or remedy arising therefrom by virtue of the untruth or inaccuracy of any representation, warranty or certification, or the failure to observe or perform any undertaking or other agreement, of the Parent set forth in this Agreement or made in connection herewith; provided further that nothing in this
                               --------
          Agreement shall be deemed to terminate or otherwise limit the Parent's obligations under the letter agreements dated January 19, 1995 between it and Bankers Trust Company.

  EXIDE CORPORATION
  645 Penn Street
  P.O. Box 14205
  Reading Pennsylvania 19612-4205
  United States of America
  Attn: Corporate Treasurer

  By:  /s/ Alan E. Gauthier
       --------------------

  Its: Exec. V. President and Chief Financial Officer
       -----------------------------------------------



  BANKERS TRUST COMPANY, in its capacities as Arranger, a Lead Manager, a Lender and Agent

  By:  /s/ Benoit Deschamps
       -------------------------

  Its: Vice President
       ------------------------



  BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, in its capacities as a Lead Manager and a Lender.

  By:  /s/ Neil Alexander
       ------------------------

  Its: Vice President
       ------------------------



  DRESDNER BANK LUXEMBOURG S.A., in its capacities as a Lead Manager and a Lender.

  By:  /s/ Klaus Diederich
       -----------------------

  Its: Assistant Manager Loans
       ------------------------


  By:  /s/ Andreas Leimbach
       ------------------------

  Its: Vice President
       ------------------------



  BANK OF MONTREAL, in its capacities as a Lead Manager and a Lender.

  By:  /s/ Tony Ebdon
       ------------------------

  Its: Director
       ------------------------

                          SCHEDULE 1

Names and Addresses of Initial       Term Loan        Revolving
- ------------------------------       ---------        ---------
Finance Parties                      Commitment       Credit
- ---------------                      ----------       ------
                                                      Commitment
                                                      ----------


BANKERS TRUST COMPANY                FF 139,000,000   FF 139,000,000
1 Appold Street, Broadgate
London EC2A 2HE
England
Attention: Barry Jeffries/Philip
Pentney
Tel: + 44-171-982-2500
Fax: + 44-171-982-2271


BANK OF AMERICA NATIONAL             FF 92,000,000    FF 92,000,000
TRUST AND SAVINGS
ASSOCIATION
43-47 Avenue de la Grande Armee
75782 Paris Cedex 16
France
Attention: Charmaine Donnelly
Tel: + 33-1-45-02-68-00
Fax: + 33-1-45-01-77-89


BANK OF MONTREAL                     FF 92,000,000    FF 92,000,000
1 Walbrook, 2nd Floor
London EC4N 8ED
England
Attention: Tony Ebdon
Tel: + 44-171-236-1010
Fax: + 44-171-248-5090


                  For Administrative Matters:


                  11 Walbrook, 2nd Floor
                  London EC4N 8ED
                  England
                  Attention: David Binning
                  (Loan Administration)
                  Tel: + 44-171-236-1010
                  Fax: + 44-171-236-2821

                                     S1-1

Names and Addresses of Initial       Term Loan        Revolving
- ------------------------------       ---------        ---------
Finance Parties                      Commitment       Credit
- ---------------                      ----------       ------
                                                      Commitment
                                                      ----------



    With a copy to:
    BANK OF MONTREAL
    234 Sincoe Street, 3rd Floor
    Toronto, Canada
    Attention: Vera Decosta
    (Loan Administration)
    Tel: + 1-416-867-5185
    Fax: + 1-416-867-4116


DRESDNER BANK                        FF 92,000,000    FF 92,000,000
LUXEMBOURG S.A.
B.P. 355
26, rue du Marche-aux-Herbes
L-2097 Luxembourg
Attention: Mr Reuter
Tel: + 352-4760-315
Fax: + 352-4760-295

                                     S1-2

                                   SCHEDULE 2
                                   ----------

                               Repayment Schedule
                               ------------------



TERM LOAN FACILITY
- ------------------



Repayment Date                          Amount (FF)
- -------------------                     -----------
December 31, 1995                       25,000,000
June 30, 1996                           25,000,000
December 31, 1996                       35,000,000
June 30, 1997                           35,000,000
December 31, 1997                       47,500,000
June 30, 1998                           47,500,000
December 31, 1998                       50,000,000
June 30, 1999                           50,000,000
December 31, 1999                       50,000,000
April 30, 2000                          50,000,000

                                     S2-1

                                                                EXECUTION FORM -
                                                                  CONFORMED COPY

                FIRST AMENDMENT AND WAIVER DATED 16TH MAY, 1995

                                       TO

                 FACILITIES AGREEMENT DATED 28TH FEBRUARY, 1995



     THIS FIRST AMENDMENT (this "AMENDMENT") is made on 16th May, 1995 between
(1) Exide Corporation, a corporation organised under the laws of Delaware with its chief executive offices at 1400 North Woodward Avenue, Bloomfield Hills, Michigan 48304, United States of America (the "PARENT"); (2) the financial institutions listed on the signature pages hereof (the "LENDERS"), and (3) Bankers Trust Company ("BTCO"), as Agent under, and as defined in, the Facilities Agreement dated 28th February, 1995 between the Parent, Bank of America National Trust and Savings Association, Bank of Montreal and Dresdner Bank Luxembourg S.A. as Lead Managers and Bankers Trust Company as Arranger, a Lead Manager and Agent (the "FACILITIES AGREEMENT"). Capitalised terms used in this Amendment without definition shall have the same meanings herein as set forth in the Facilities Agreement.


                                R E C I T A L S


        WHEREAS, the parties hereto entered into the Facilities Agreement on February 28, 1995; and

        WHEREAS, the Facilities Agreement contemplates the accession of certain Borrowers and Guarantors thereto pursuant to one or more Deeds of Accession, which accession has not occurred as of the date of this Amendment; and

        WHEREAS, the Borrowers' Agent has requested the amendment of certain provisions of the Facilities Agreement and limited waiver of certain other such provisions in contemplation of such accession and Drawdown; and

        WHEREAS, the Borrowers's Agent has requested that a facility for the issuance of a guarantee be added to the Term Loan Facility.


        NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.    AMENDMENTS TO DEFINITIONS.
      -------------------------

1.1 Clause 1.1 of the Facilities Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

        "'ADDITIONAL DRAWING' has the meaning given to it in Clause 5.1.5;

        'ATSA' means Accumulateurs Tudor S.A., a company organised under the laws of the Kingdom of Belgium;

        'CGA' means Compagnia Generale Accumulatori SpA, a company organised under the laws of the Republic of Italy;

        'CMP NETHERLANDS' means CMP Batterijen B.V., a company organised under the laws of the Kingdom of The Netherlands;

        'CMP UK' means CMP Batteries Limited, a company organised under the laws of England;

        'DG BANK LOAN MATURING IN 1995' means a loan in the aggregate principal amount outstanding as at 28th February, 1995 of DM 3,238,000 with a final maturity of 30th June, 1995, made by Deutsche Genossenschaftsbank to Sonnenschein pursuant to a letter agreement dated 22nd September, 1987, provided that the aggregate principal amount of such loan shall
              --------
        not be increased after the date of this Agreement;

        'DG BANK LOAN MATURING IN 1997' means a loan in the aggregate principal amount outstanding as at 28th February, 1995 of DM 3,821,350 with a final maturity of 31st December, 1997, made by Deutsche Genossenschaftsbank to Sonnenschein pursuant to a letter agreement dated 9th September, 1991, provided that the aggregate principal amount
                             --------
        of such loan shall not be increased after the date of this Agreement;

        'DG BANK LOAN MATURING IN 2002' means a loan in the aggregate principal amount outstanding as at 28th February 1995 of DM 8,749,850 with a final maturity of 31st December, 2002, made by Deutsche Genossenschaftsbank to Sonnenschein pursuant to a letter agreement dated 22nd September, 1987, provided that the aggregate principal amount of such loan shall not be
        --------
        increased after the date of this Agreement;

        'DG BANK LOANS' means, together, the DG Bank Loan Maturing in 1995, the DG Bank Loan Maturing in 1997 and the DG Bank Loan Maturing in 2002;

        'DG/SNCI COMMITMENT AMOUNT' means the FF Equivalent Amount (calculated as of the Rate Fixing Day applicable to the Drawdown) of the aggregate principal amount of the SNCI Loans and DG Bank Loan Maturing in 1995 immediately prior to the date of Drawdown;

        'FAY' means Fabbrica Accumulatori York SpA, a company organised under the laws of the Republic of Italy;

        'FIAT FRANCE' means Fiat France S.A., a company organised under the laws of the Republic of France;

        'FIAT GEVA' means Fiat Geva, a company organised under the laws of the Republic of Italy;

        'FIAT WORKING CAPITAL INDEBTEDNESS' means:-

             (i) up to FF 32,000,000 or its Equivalent Amount borrowed by CEAC from Fiat France prior to Drawdown;

             (ii) up to FF 7,600,000 or its Equivalent Amount borrowed by CMP UK from Fiat France prior to Drawdown;

             (iii) up to FF 17,400,000 or its Equivalent Amount borrowed by Sonnenschein from Fiat France prior to Drawdown;

             (iv) up to FF 44,500,000 or its Equivalent Amount borrowed by SINAC from Fiat Geva prior to Drawdown ;

             (v) up to FF 30,100,000 or its Equivalent Amount borrowed by CGA from Fiat Geva prior to Drawdown ;

             (vi) up to FF 4,800,000 or its Equivalent Amount borrowed by FAY from Fiat Geva prior to Drawdown ;

             (vii) up to FF 9,100,000 or its Equivalent Amount borrowed by SAEM from Fiat Geva prior to Drawdown; and

             (viii) up to FF 2,800,000 or its Equivalent Amount borrowed by Fulmen Iberica from Fiat France prior to Drawdown;

        provided the Fiat Working Capital Indebtedness is borrowed by the
        --------
        relevant Borrower for the purpose of meeting the reasonably anticipated working capital needs of such Borrower and other members of the Borrowing Group and provided further that such Fiat Working
                            ----------------
        Capital Indebtedness is not incurred in connection with, or in contemplation of, the Acquisition.

        'FULMEN IBERICA' means Fulmen Iberica S.A., a company organised under the laws of the Kingdom of Spain;

        'NGL' means the lawful currency from time to time of the Kingdom of The Netherlands;

        'SAEM' means Societa Apparecchiature Eletriche Monza SpA, a company organised under the laws of the Republic of Italy;

        'SINAC' means Societa Industriale Accumulatori Srl, a company organised under the laws of the Republic of Italy;

        'SNCI LOANS' means, together, (i) a loan in the aggregate principal amount outstanding as at 28th February 1995 of BF 25,000,000 with a final maturity of 15th February, 1996, made by Societe Nationale de Credit a l'Industrie S.A. to

        ATSA pursuant to an agreement dated 21st January, 1985, and (ii) a loan in the aggregate principal amount outstanding as at 28th February 1995 of BF 66,667,000 with a final maturity of 10th December, 1996, made by Societe Nationale de Credit a l'Industrie S.A. to ATSA pursuant to an agreement dated 18th November, 1993; provided that the aggregate
                                             --------
        principal amount of such loans shall not be increased after the date of this Agreement;

        'TERM CREDIT GUARANTEE' means a guarantee denominated in ITL undertaken and issued by an Issuing Lender at the request of the Borrower's Agent and made on behalf of SINAC, and includes any replacement Term Credit Guarantee issued in accordance with Clause 5.2.4;

        'TERM CREDIT GUARANTEE OUTSTANDINGS' means the maximum liability of the Issuing Lender under the Term Credit Guarantee, such liability being calculated by the relevant Issuing Lender on the basis of its discharge in due course of its liabilities under the Term Credit Guarantee;"

1.2 The definition of "Available Currency" in Clause 1.1 of the Facilities Agreement is hereby amended by inserting ", NGL" immediately following the appearance of the term "ITL" therein.

1.3 The definition of "Borrowers" in Clause 1.1 of the Facilities Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

        "BORROWERS" means CEAC, ATSA, CMP UK, CMP Netherlands, SINAC, CGA, FAY, SAEM, Sonnenschein and Fulmen Iberica.

1.4 The definition of "CEAC" in Clause 1.1 of the Facilities Agreement is hereby amended by deleting the word "Mavettes" therein and substituting "Mayettes" therefor.

1.5 The definition of "Drawdown Date" in Clause 1.1 of the Facilities Agreement is hereby amended by inserting ", Term Credit Guarantee" immediately following the term "Revolving Credit Guarantee" therein.

1.6 The definition of "Finance Document" in Clause 1.1 of the Facilities Agreement is hereby amended by inserting ", each Term Credit Guarantee" immediately following the term "Revolving Credit Guarantee" therein.

1.7 The definition of "Issuing Lender" in Clause 1.1 of the Facilities Agreement is hereby amended by inserting ", a Term Credit Guarantee" immediately following the term "Revolving Credit Guarantee" therein.

1.8 The definition of "Net Income" in Clause 1.1 of the Facilities Agreement is hereby amended by adding the word "net" between the words "resultat" and
                                      ---                     --------
"consolide" in clause (i) thereof.
- ----------

1.9 The definition of "Net Worth" in Clause 1.1 of the Facilities Agreement is hereby amended by deleting the parenthetical "(capitaux propres)" therein and
                                                  ----------------
substituting "(capitaux propres du groupe)" therefor.
               --------------------------

1.10 The definition of "Participation" in Clause 1.1 of the Facilities Agreement is hereby amended by (i) deleting ", in the case of the Revolving Credit Facility" therefrom, and (ii) inserting ", the Term Credit Guarantee" immediately following the phrase "the Revolving Credit Guarantees" therein.

1.11 Clause (xii) of the definition of "Permitted Indebtedness" in Clause 1.1 of the Facilities Agreement is hereby amended by adding ", and term loan facilities backstopped by and in an aggregate principal amount not exceeding the aggregate amount of the Term Credit Guarantee" immediately before the ";" therein.

1.12 The definition of "Permitted Security Interest" in Clause 1.1 of the Facilities Agreement is hereby amended by (i) deleting the final "and" in clause
(viii) thereof, (ii) substituting "; and" for the final "." in clause (ix) thereof, and adding the following after clause (ix) thereof:-

         "(x) Security Interests (a) in the Sonnenschein plant at Weiden,
              Germany in favour of Deutsche Genossenschaftsbank securing the DG Bank Loans, (b) in certain assets of ATSA, securing the SNCI Loans; provided that the principal Financial Indebtedness secured by any such Security Interest shall not be increased after the date of this Agreement."

1.13 The definition of "Term Loan Facility" is hereby amended by deleting it in its entirety and substituting the following therefor:

        "'TERM LOAN FACILITY' means the multicurrency term credit facility not in excess of the Term Loan Commitment granted to the Borrowers hereunder (as the same may be reduced in accordance with the terms of this Agreement), which may be utilised by way of Term Advances and a Term Credit Guarantee."

1.14 The definition of "Tudor" in Clause 1.1 of the Facilities Agreement is hereby amended by adding the word "Tudor" immediately following the word "Acumulador" therein.


2.      AMENDMENTS GENERALLY.
        --------------------

2.1 Clause 2.2.1 of the Facilities Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

        "2.2.1  Term Loan Facility: The proceeds of any Advance under the
                ------------------
                Term Loan Facility shall be used by the relevant Borrower (i) to refinance its Specified Existing Indebtedness and, to the extent permitted herein, Specified Existing Indebtedness of other members of the Borrowing Group in an amount not to exceed the amount so refinanced (plus premiums, accrued interest, fees and expenses on such Specified Existing Indebtedness and any refinancings thereof), or (ii) for the issue of a Term Credit Guarantee to backstop term loan facilities to SINAC the proceeds of which are used to refinance SINAC's Specified Existing Indebtedness and, to the extent permitted herein, Specified Existing Indebtedness of other members of the Borrowing Group in an amount not to exceed the amount so refinanced (plus premiums, accrued interest, fees and expenses on such Specified Existing Indebtedness and any refinancings thereof)."

2.2 Clause 4.1.1(c) of the Facilities Agreement is hereby amended by deleting the reference to "and CEAC" contained therein.

2.3 Clause 4.1.1(g) of the Facilities Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

        "(g) evidence that Exide Holdings has received no less than USD 400,000,000 in net debt proceeds for use in connection with the Acquisition;"

2.4 Clause 4.2.1(a) of the Facilities Agreement is hereby amended by deleting the reference to "31st March 1994" contained therein and substituting "31st March 1995" therefor.

2.5 Clause 4.4 of the Facilities Agreement is hereby amended by inserting ", Term Credit Guarantee" immediately following each appearance of the term "Revolving Credit Guarantee" therein".

2.6 Clause 5.1.2(a) of the Facilities Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

        "(a) the Borrower, provided that the aggregate amount which (after giving effect to the Advance) is outstanding under the Term Loan Facility to (i) CEAC shall not exceed FF 151,000,000 or its Equivalent Amount, (ii) CMP UK shall not exceed FF 119,300,000 or its Equivalent Amount, (iii) Sonnenschein shall not exceed FF 39,100,000 or its Equivalent Amount, and (iv) SINAC shall not exceed FF 60,900,000 or its Equivalent Amount; provided further that no Advance under the Term Loan Facility may be requested for a Borrower other than CEAC, CMP UK, Sonnenschein or SINAC;"

2.7 Clause 5.1.5 of the Facilities Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

        "5.1.5  (a)  Advances under the Term Loan Facility may only be requested for the Completion Date.

                (b) Without prejudice to Clauses 5.1.3 or 5.1.2(c), no Advance under the Term Loan Facility may be requested to the extent that, after giving effect thereto, the aggregate principal amount of the outstanding Advances under the Term Loan Facility exceeds the aggregate Term Loan Commitments less
                                                                          ----
                     the FF Equivalent Amount (calculated as of the Rate Fixing Day applicable to the Drawdown) of the aggregate principal amount of the DG Bank Loan Maturing in 1997 and the DG Bank Loan Maturing in 2002.

                (c) Without prejudice to Clauses 5.1.3 or 5.1.2(c), no Advance under the Revolving Credit Facility may be requested to the extent that, after giving effect thereto, the aggregate principal amount of the outstanding Advances under the Revolving Credit Facility exceeds (such excess being referred to herein as the "Additional Drawing") the
                                                ------------------
                     aggregate Revolving Credit

                     Commitments less the DG/SNCI Commitment Amount, unless
                                 ----                                ------
                     the Borrowers' Agent has confirmed in writing to the Agent that either (x) the proceeds of such Additional Drawing are to be used to refinance the SNCI Loans and/or DG Bank Loan Maturing in 1995 (plus premiums, accrued interest, fees and expenses on such SNCI Loans and DG Bank Loan Maturing in 1995 and any refinancings thereof), and such proceeds are used for that purpose, or (y) the proceeds of an earlier Advance were used to refinance the SNCI Loans and/or DG Bank Loan Maturing in 1995 (plus premiums, accrued interest, fees and expenses on such SNCI Loans and/or DG Bank Loan Maturing in 1995) in an amount not less than such Additional Drawing.

                (d) The Lenders' Revolving Credit Commitments shall automatically be reduced immediately following Drawdown to equal the aggregate principal amount of the Revolving Credit Advances made at Drawdown, plus, if the DG Bank Loan
                                                       ----
                     Maturing in 1995 and SNCI Loans are not refinanced from proceeds of Advances made at Drawdown, the DG/SNCI Commitment Amount."

2.8 Clause 5.2 of the Facilities Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

        "5.2   Drawdown of Revolving Credit Guarantees or the Term Credit
               ----------------------------------------------------------
               Guarantee
               ----------

         5.2.1 Whenever a Borrower wishes an Issuing Lender to issue a Revolving Credit Guarantee or the Term Credit Guarantee, the Borrowers' Agent must deliver to the Agent a duly completed Drawdown Request in the form of Schedule 3 Part B not later than 10.00 a.m. three Business Days prior to the proposed Drawdown Date specifying:-

               (i) the Borrower, subject to the limits set forth in Clause 5.1.2(a) and Clause 5.1.7; provided that SINAC shall be the
                                                --------
                     Borrower for the Term Credit Guarantee;

               (ii) the proposed Drawdown Date (which shall be a Business Day during the Availability Period) for issue of the relevant Revolving Credit Guarantee or Term Credit Guarantee;

               (iii) the currency of the relevant Revolving Credit
                     Guarantee or Term Credit Guarantee and the
               maximum aggregate liability of the Issuing Lender under such Revolving Credit Guarantee or Term Credit Guarantee, subject to the limits set forth in Clause 5.1.2(c);

         (iv) the person to whom the relevant Revolving Credit Guarantee or Term Credit Guarantee is to be issued (which, in the case of a Revolving Credit Guarantee, must be a person providing, or which has agreed to provide, working capital facilities to the requesting Borrower, and in the case of a Term Credit Guarantee, must be a person providing, or which has agreed to provide, term loan facilities to the requesting Borrower) together, if required, with details of such person's address for delivery of the relevant Revolving Credit Guarantee or Term Credit Guarantee;

         (v) the expiry date of the relevant Revolving Credit Guarantee or Term Credit Guarantee, which date shall not be later than the Final Repayment Date; and

         (vi) the name of the proposed Issuing Lender, which may be any Lender, but if no other Lender has agreed in advance of delivery of the relevant Drawdown Request to issue the relevant Revolving Credit Guarantee or Term Credit Guarantee, the Issuing Lender shall be the Agent.

         5.2.2 The Borrowers' Agent shall deliver to the Agent, with each Drawdown Request pursuant to Clause 5.2.1, the form of the Revolving Credit Guarantee or Term Credit Guarantee which is the subject of the Drawdown Request.

         5.2.3 Provided it has received the notice referred to in Clause 5.5 and subject to Clause 5.1.7(b), the Issuing Lender shall deliver the relevant Revolving Credit Guarantee or Term Credit Guarantee, duly executed, to the Borrowers' Agent (or, if so directed by the Borrowers' Agent, to the beneficiary specified in the relevant Drawdown Notice) on the Drawdown Date.

         5.2.4 The Term Credit Guarantee may only be requested for the date of initial Drawdown; provided that the Issuing Lender may, with the
                                 --------
               consent of the Agent and Borrowers' Agent and, to the extent required by the terms of the Term Credit Guarantee, the beneficiary thereof, agree to issue one or more replacement Term Credit Guarantees in substitution for an existing Term Credit Guarantee, in each case (i) for SINAC as

                Borrower, and (ii) otherwise complying with the terms of this Agreement, provided that the maximum aggregate Term Credit Guarantee Outstandings shall not be increased by the issuance of any such replacement Term Credit Guarantee."

2.9 Clause 5.4.3 is hereby amended by deleting it in its entirety and substituting the following therefor:

        "5.4.3 The issue of a Revolving Credit Guarantee or a Letter of Credit will constitute a utilisation of the Revolving Credit Facility and accordingly the Revolving Credit Facility will be deemed to have been drawn down (and an Advance made) on the relevant Drawdown Date in an amount equal to the maximum aggregate principal amount guaranteed by the relevant Issuing Lender under the Revolving Credit Guarantee or the Letter of Credit (which amount may be less than the maximum aggregate liability of the Issuing Lender under the Revolving Credit Guarantee or the Letter of Credit by not more than three months and ten days' interest on such guaranteed principal amount) and on the basis that each Lender has participated in such drawing in an amount equal to its Participation Proportion. The issue of a Term Credit Guarantee will constitute a utilisation of the Term Loan Facility and accordingly the Term Loan Facility will be deemed to have been drawn down (and an Advance made) on the relevant Drawdown Date in an amount equal to the maximum aggregate principal amount guaranteed by the relevant Issuing Lender under the Term Credit Guarantee (which amount may be less than the maximum aggregate liability of the Issuing Lender under the Term Credit Guarantee by not more than three months and ten days' interest on such guaranteed principal amount) and on the basis that each Lender has participated in such drawing in an amount equal to its Participation Proportion."

2.10 Clause 5.5 of the Facilities Agreement is hereby amended by inserting ", Term Credit Guarantee" immediately following the term "Revolving Credit Guarantee" therein.

2.11 Clauses 5.7, 5.9 and 5.10 of the Facilities Agreement are hereby amended by inserting (i) ", a Term Credit Guarantee" immediately following each appearance of the phrase "a Revolving Credit Guarantee" therein, and (ii) ", Term Credit Guarantee" immediately following each appearance of the phrases "any Revolving Credit Guarantee", "any Revolving Credit Guarantees", "each Revolving Credit Guarantee" or "the Revolving Credit Guarantees" therein.

2.12 Clause 5.8 of the Facilities Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

        "5.8  Indemnities in favour of Issuing Lenders
              ----------------------------------------

              (a) Each of the Revolving Credit Lenders other than the relevant Issuing Lender (each being a "Revolving Indemnity Lender")
                                                 --------------------------
                   hereby irrevocably and unconditionally undertakes to indemnify each Issuing Lender (in the proportion which such Revolving Indemnity Lender's Net Revolving Credit Commitment bears to the Net Revolving Credit Commitments of all of the Lenders) on its first demand against all amounts due and payable from time to time from the Requesting Borrower to such Issuing Lender and which are unpaid as a result of the Requesting Borrower's failure to discharge its obligations and liabilities to such Issuing Lender under Clause 5.7 in respect of a Revolving Credit Guarantee or a Letter of Credit.

              (b) Each of the Term Loan Lenders other than the relevant Issuing Lender (each being a "Term Indemnity Lender"; the Term
                                         ---------------------
                   Indemnity Lenders together with the Revolving Indemnity Lenders being the "Indemnity Lenders") hereby
                                      -----------------
                   irrevocably and unconditionally undertakes to indemnify the Issuing Lender (in the proportion which such Term Indemnity Lender's Term Loan Commitment bears to the Term Loan Commitments of all of the Lenders) on its first demand against all amounts due and payable from time to time from the Requesting Borrower to such Issuing Lender and which are unpaid as a result of the Requesting Borrower's failure to discharge its obligations and liabilities to such Issuing Lender under Clause 5.7 in respect of a Term Credit Guarantee."

2.13 Clauses 5.11.1 and 5.11.3 of the Facilities Agreement are hereby amended by (i) inserting ", Term Credit Guarantee Outstandings" immediately following the term "Revolving Credit Guarantee Outstandings" therein, and (ii) inserting ", Term Credit Guarantee" immediately following each appearance of the terms "Revolving Credit Guarantees" or "Revolving Credit Guarantee" therein.

2.14 Clause 5.11.4 of the Facilities Agreement is hereby amended by (i) inserting "or Term Credit Guarantee" immediately following the phrase "or Revolving Credit Guarantee" therein, and
(ii) inserting "or Term Credit Guarantee Outstandings" immediately following the phrase "or Revolving Credit Guarantee Outstandings" therein.

2.15 Clause 7.2(c) of the Facilities Agreement is hereby amended by (i) inserting ", the Term Credit Guarantee" immediately following the phrase "each Revolving Credit Guarantee" therein, and (ii) inserting ", Term Credit Outstandings" immediately following the term "Letter of Credit Outstandings" therein.

2.16 Clauses 9.6(b) and 11.1.1(b) of the Facilities Agreement are hereby amended by inserting ", Term Credit Guarantee" immediately following the term "Letter of Credit" therein.

2.17 Clause 13.4.1(b) of the Facilities Agreement is hereby amended by deleting the phrase "the Net Worth of the Borrowing Group" therein and substituting "Net Worth" therefor; deleting the figure "FF 1,600 million" and substituting "FF 1,500 million" therefor; and deleting the words "the Net Income of CEAC and its subsidiaries" and substituting "Net Income" therefor.

2.18 Clause 13.4.1(c) of the Facilities Agreement is hereby amended by deleting the reference to ".30" in the table appearing therein and substituting ".35" therefor.

2.19 Clause 13.5 of the Facilities Agreement is hereby amended by adding the following sub-clause 13.5.6 thereto:

        "13.5.6 The Parent undertakes that it will contribute, including, without limitation, in the form of an exchange of debt between the Parent and Exide Holdings for equity interests in Exide Holdings, no less than USD 200,000,000 in equity to the capital of Exide Holdings within 20 days after Drawdown, and will furnish the Agent with evidence, in form and substance reasonably satisfactory to the Agent, of such contribution as soon as reasonably practicable thereafter, but in no event more than three Business Days after the 20th such day."

2.20 Clause 14.2(c) of the Facilities Agreement is hereby amended by (i) inserting ", the Term Credit Guarantee" immediately following the term "Revolving Credit Guarantee" therein, and (ii) inserting "or Term Credit Outstandings" immediately following the term "Revolving Credit Guarantee Outstandings" therein.

2.21 Clause 16.1.4 of the Facilities Agreement is hereby amended by adding the word "Lender" immediately before the parenthetical contained therein.

2.22 Clause 16.9.2 of the Facilities Agreement is hereby amended by deleting the last appearance of the word "affiliate" in such clause and substituting "Affiliate" therefor.

2.23 Clause 25.3 of the Facilities Agreement is hereby amended by adding the following at the end thereof:

        "25.3.6 The Transferee shall notify Loeff Claeys Verbeke, Postbus 75088, 1070 AB Amsterdam, The Netherlands (attn: Tineke Lambooy) upon the Transferee becoming a party to Agreement, provided that no failure to give such notice shall prejudice
                 --------
                 or otherwise affect in any way the effectiveness of the relevant Transfer Certificate, the rights or obligations of the Transferee hereunder or the rights or obligations of any other party hereto.

2.24 Clause 30.2 of the Facilities Agreement is hereby amended by deleting the word "Mavettes" therein and substituting "Mayettes" therefor.


3.      AMENDMENTS TO SCHEDULES.
        -----------------------

3.1 Schedule 1 to the Facilities Agreement is hereby amended by deleting the address for Bank of America National Trust and Savings Association therein and substituting the following therefor:

        "1 Alie Street
        London E1 8DE
        England
        Attention: Steve Johnson/Neil Alexander
        Tel: + 44-171-634-4893/4385
        Fax: + 44-171-634-4383

                 For Administrative Matter

                 1 Alie Street
                 London E1 8DE
                 England
                 Attention: Joy Baker
                 Tel: + 44-181-383-2503
                 Fax: + 44-181-383-2392
                 Telex: 888412 Answer Back: BAMER G"

3.2 Part B of Schedule 3 to the Facilities Agreement is hereby deleted in its entirety and the following substituted therefor:

                                    "PART B

                   Form of [Revolving][Term] Credit Guarantee
                   ------------------------------------------
                                Drawdown Request
                                ----------------

          [Form of [Revolving][Term] Credit Guarantee to be attached]


To:         [Insert details of Agent's administrations department]

Attention:  [           ]



FF 830,000,000 facilities agreement dated 28th February, 1995
- -------------------------------------------------------------

We refer to the above agreement between, inter alia, ourselves, the Arranger and Lead Manager, the Lenders described therein and yourselves as Agent (the "Facilities Agreement", which expression includes any amendments or supplements thereto or restatements thereof). Terms defined in the Facilities Agreement have the same meaning in this notice.

Pursuant to Clause 5.2 of the Facilities Agreement, we hereby give you notice of the following proposed drawing of a [Revolving][Term] Credit Guarantee under the [Revolving Credit][Term Loan] Facility:

(a)  Borrower:

(b)  Proposed Drawdown Date (a Business Day):

(c)  Currency:

(d)  Amount:

(e) Person to whom the [Revolving][Term] Credit Guarantee is to be issued, together with details of the address for its delivery:

(f)  Expiry date of the [Revolving][Term] Credit Guarantee:

(g)  Name of proposed Issuing Lender:

We confirm that no Event of Default or Potential Event of Default has occurred and is continuing unremedied or unwaived or will occur as a result of making this [Revolving][Term] Credit Guarantee and that each of the representations and warranties required to be made in accordance with Clause 13.1.2 of the Facilities Agreement are true and accurate on the date hereof.

[In the case of an extension of credit requested by or on behalf of Accumulatorenfabrik Sonnenschein GmbH, Sonnenschein Lithium GmbH or any other Borrower incorporated in Germany, we hereby certify that, after the making of such extension of credit, the aggregate amount which is utilised under the Facilities to or by the Drawdown Request Borrower will be a level of indebtedness which the Drawdown Request Borrower can reasonably be expected to repay without receiving any financial support (other than from its subsidiaries).]


Dated            19[  ]

[Borrowers' Agent] [Parent [if Drawdown Request for Drawdown]]

By:  .......................

Notes
- -----

(1) The expiry date of the Revolving Credit Guarantee or Term Credit Guarantee may not be later than the Final Repayment Date.

(2) Currencies other than BF, DEM, ESP, FF, GBP and ITL may not be requested unless the Agent has confirmed in writing to the Borrowers' Agent that such other currency is freely available to all the Lenders and is one in which dealings regularly occur in the London interbank market.

(3) These notes are included for convenience only and are to be ignored in construing the Facilities Agreement."

3.3    Schedule 5 to the Facilities Agreement is hereby amended by:-

          (a) deleting the references to "463,321" and "140,151" in the table labelled "Summary" (the "Summary") therein and substituting "346,533" and "256,939", respectively, therefor;

          (b) adding the following (i) immediately after the Summary and (ii) at the end of such Schedule 5:

          "In addition to the foregoing, Specified Existing Indebtedness shall include the Fiat Working Capital Indebtedness."; and

          (c) deleting from page 5 of such schedule each reference to a receivable financing (and the amount thereof) with Sifind as counterparty, and subtracting an amount in FF equal to the "Outstanding FRF/000" of such deletions from the column "A/R Finance" for Italy in the Summary to such schedule.

3.4 Schedule 8 to the Facilities Agreement is hereby amended by deleting the reference to "USD 750" in Clause 3 of the Form of Transfer Certificate represented thereby and substituting "GBP 500" for such reference.

3.5 Schedule 8 to the Facilities Agreement is hereby further amended by (i) deleting the final "and" in Clause 4(c) thereof, (ii) substituting "; and" for the final "." in Clause 4(d) thereof and (iii) adding the following after Clause 4(d) thereof:-

       "(e) confirms that it is responsible for compliance with the notification requirements, if any, to CEAC and the other Obligors organised under the laws of the Republic of France, pursuant to article 1690 of the French Civil Code in connection with the execution and delivery of this Certificate."

3.6 Schedule 9 to the Facilities Agreement is hereby amended by adding the following (i) immediately following the table on the Summary to such schedule and (ii) at the end of such Schedule 9:

       "In addition to the foregoing, the DG Bank Loans and SNCI Loans shall constitute Existing Indebtedness for all purposes of this Agreement."


4.     WAIVERS TO THE FACILITIES AGREEMENT

4.1 The requirements of Clauses 4.1.1(e) and 4.1.1(q) are hereby waived to the extent that they require delivery of the opinions and evidence referred to therein more than one Business Day prior to the initial Drawdown Date, provided
                                                                       --------
such opinions and evidence are delivered no later than one Business Day prior to the initial Drawdown Date.

4.2 The requirements of Clause 4.2.1(a) of the Facilities Agreement are hereby waived provided Drawdown takes place no later than 30th June, 1995.
              --------

4.3 The requirements of Clause 4.2.2 of the Facilities Agreement are hereby waived provided the Parent holds a telephonic meeting with the Lenders no
       --------
earlier than 15 and no later than 4 Business Days before Drawdown, at which meeting shall be reviewed, by officers of the Parent described in such clause, the matters described in such clause, and giving the Lenders a reasonable opportunity to ask reasonable questions of such officers relating to such matters, and to have such questions answered to the Majority Lenders' reasonable satisfaction; provided further that Drawdown takes place on or before 30th May,
              ----------------
1995.

4.4 The requirements of Clause 5.1.2(c) of the Facilities Agreement are hereby waived solely to the extent that such clause would prohibit the Borrowers from requesting a Cash Advance of DM 7,000,000 to Sonnenschein at Drawdown.

4.5 The requirements of Clause 5.2.1(iii) of the Facilities Agreement are hereby waived solely to the extent that such clause would prohibit the Borrowers from requesting the issuance of the following Revolving Credit Guarantees at
Drawdown:

          (i) Revolving Credit Guarantee up to the amount of ESP 380,000,000 in favour of Bankers Trust Company, Madrid branch, for the account of Fulmen Iberica;

         (ii) Revolving Credit Guarantee in the amount of ITL 6,411,980,000 in favour of Efibanca for the account of CGA; and

        (iii) Revolving Credit Guarantee in the amount of ITL 7,000,000,000 in favour of Bankers Trust International PLC, Milan branch, for the account of SINAC.

4.6 The requirements of Clauses 4.1.1(d), 4.5.1 and 13.2.25 of the Facilities Agreement are hereby waived solely to the extent they require CENTRA S.A., a company organised under the laws of Poland, to accede to the Facilities Agreement as a Guarantor, provided CENTRA accedes to the Agreement pursuant to a
                          --------
Deed of Accession no later than 31st July, 1995.

4.7 The requirements of Clauses 4.1.1(d), 4.5.1 and 13.2.25 of the Facilities Agreement are hereby waived solely to the extent they require Sonnenschein to accede to the Facilities Agreement as a Guarantor; provided Sonnenschein accedes
                                                   --------
as a Borrower to the Facilities Agreement pursuant to a Deed of Accession on or prior to Drawdown; provided further that Sonnenschein accedes as a Guarantor to
                   ----------------
the Facilities Agreement pursuant to a Deed of Accession within 30 days after the first date on which the percentage of the aggregate ownership of the issued and outstanding shares of capital stock of CEAC and its subsidiaries in Sonnenschein exceeds 75%.

4.8 The requirements of Clause 4.1.1(h) of the Facilities Agreement are hereby waived to the extent they must be satisfied two Business Days before Drawdown, provided they are satisfied no later than 12:00 noon, Paris time, one
          --------
Business Day before Drawdown.

5.     MISCELLANEOUS.
       -------------

5.1 This Amendment shall become effective on the date (the "FIRST AMENDMENT EFFECTIVE DATE") when each of the Parent, the Lenders and the Agent shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent.

5.2 On and after the First Amendment Effective Date, each reference in the Facilities Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Facilities Agreement, and each reference in the other Finance Documents to the "Facilities Agreement", "thereunder", "thereof" or words of like import referring to the Facilities Agreement shall mean and be a reference to the Facilities Agreement as amended by this Amendment.

5.3 This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Facilities Agreement, any provision of any other Finance Document or any right, power or remedy of the Agent or any Lender under the Facilities Agreement or any other Finance Document. Except as specifically amended or waived by this Amendment, the Facilities Agreement shall remain in full force and effect and is hereby ratified and confirmed.

5.4 Clause headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

5.5 This Amendment shall be governed by and construed in accordance with laws of England.

5.6 This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered on the date first written above.

                                        EXIDE CORPORATION



                                        By: /s/ Catherine B. Hnatin
                                            ------------------------

                                        Title:  Treasurer
                                               ---------------------

                                        BANKERS TRUST COMPANY,
                                        INDIVIDUALLY AND AS AGENT



                                        By: /s/ B. Deschamps
                                            ------------------------

                                        Title:  Vice President
                                               ---------------------

                                        BANK OF AMERICA NATIONAL
                                        TRUST AND SAVINGS
                                        ASSOCIATION, AS A LENDER



                                        By: /s/ Simon Hughes
                                            ------------------------

                                        Title:  Vice President
                                               ---------------------

                                        BANK OF MONTREAL, AS A LENDER



                                        By: /s/ A.L. Ebdon
                                            ------------------------

                                        Title:  Director
                                               ---------------------

                                        DRESDNER BANK LUXEMBOURG
                                        S.A., AS A LENDER



                                         By: /s/ J. Schlin
                                             ------------------------

                                         Title:  Senior Manager Loans
                                                 ---------------------


                                         By: /s/ K. Diederich
                                             ------------------------

                                         Title:  Ass't Manager Loans
                                                 --------------------